                                                                   Exhibit 10.91
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                     $195,000,000


                                   LEASE AGREEMENT



                                       BETWEEN



                              BNP LEASING CORPORATION,

                                      ("BNPLC")



                                         AND



                                 CHIRON CORPORATION,

                                      ("CHIRON")



                                    JUNE 28, 1996


      (BUILDINGS #4 AND #7A/CHIRON'S MASTER CAMPUS PLAN, EMERYVILLE, CALIFORNIA)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN PARAGRAPH 25 OF THIS LEASE, THIS LEASE AND THE PURCHASE AGREEMENT REFERENCED HEREIN ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN PARAGRAPH 25 OF THIS LEASE, BNPLC AND CHIRON EXPECT THAT CHIRON (AND NOT BNPLC) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY

ENTITLING CHIRON (AND NOT BNPLC) TO TAKE DEPRECIATION
DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.

                                  TABLE OF CONTENTS

                                                                            PAGE


1.  TERM....................................................................  2

2.  NO LEASE TERMINATION......................................................3
    (a)  STATUS OF LEASE......................................................3
    (b)  WAIVER BY CHIRON.....................................................3

3.  USE AND CONDITION OF THE PROPERTY.........................................3
    (a)  USE..................................................................3
    (b)  CONDITION OF THE PROPERTY............................................4
    (c)  CONSIDERATION FOR AND SCOPE OF WAIVER................................4

4.  RENT......................................................................4
    (a)  BASE RENT GENERALLY..................................................4
    (b)  CALCULATION OF BASE RENT.............................................5
    (c)  ADDITIONAL RENT......................................................6
    (d)  NO DEMAND OR SETOFF..................................................6
    (e)  UPFRONT FEE..........................................................6
    (f)  ADMINISTRATIVE FEES..................................................6
    (g)  COMMITMENT FEES......................................................6
    (h)  DEFAULT INTEREST AND ORDER OF APPLICATION............................6

5.  PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY.............6
    (a)  "NET" LEASE GENERALLY................................................6
    (b)  IMPOSITIONS..........................................................7
    (c)  OTHER FEES AND EXPENSES; GENERAL INDEMNIFICATION; INCREASED COSTS; AND
         CAPITAL ADEQUACY CHARGES.............................................7
    (d)  WITHHOLDING TAXES....................................................8

6.  CONSTRUCTION..............................................................9
    (a)  ADVANCES; OUTSTANDING CONSTRUCTION ALLOWANCE.........................9
    (b)  CONSTRUCTION PROJECTS...............................................10
         (i)       PRECONSTRUCTION APPROVALS.................................10
         (ii)      SCOPE CHANGES.............................................11
         (iii)     FAILURE BY BNPLC TO RESPOND TO A REQUEST FOR APPROVAL.....11
         (iv)      RESPONSIBILITY FOR CONSTRUCTION...........................12
         (v)       VALUE ADDED...............................................12
         (vi)      ESTOPPEL LETTERS REQUIRED.................................13
         (vii)     ADVANCES NOT A WAIVER.....................................13
    (c)  CONDITIONS TO CONSTRUCTION ADVANCES.................................13
         (i)       PRIOR NOTICE..............................................13
         (ii)      AMOUNT OF THE ADVANCES....................................13

         (iii)     OTHER RESTRICTIONS ON THE AMOUNT OF ADVANCES..............13
         (iv)      INSURANCE.................................................14
                   a)   TITLE INSURANCE......................................14
                   b)   BUILDER'S RISK INSURANCE.............................14
         (v)       PROGRESS OF CONSTRUCTION..................................14
         (vi)      EVIDENCE OF COSTS AND EXPENSES TO BE REIMBURSED...........14
         (vii)     NO SALE OF BNPLC'S INTEREST...............................14
         (viii)    NO EVENT OF DEFAULT.......................................14
         (ix)      CERTIFICATE OF NO DEFAULT AND OTHER MATTERS...............14
         (x)       PAYMENTS BY PARTICIPANTS..................................15
         (xi)      EXECUTION OF PARTICIPATION AGREEMENTS WITH
                   PARTICIPANTS..............................................16
    (d)  BREAKAGE COSTS FOR CONSTRUCTION ADVANCES REQUESTED BUT NOT
         TAKEN...............................................................16
    (e)  COMPLETION NOTICE...................................................16

7.  OTHER OBLIGATIONS OF AND LIMITED REPRESENTATIONS BY BNPLC................16
    (a)  KEEPING PROPRIETARY INFORMATION CONFIDENTIAL........................16
    (b)  COOPERATION OF BNPLC TO FACILITATE CONSTRUCTION AND DEVELOPMENT.....17
    (c)  ACTIONS PERMITTED BY CHIRON WITHOUT BNPLC'S CONSENT.................18
    (d)  COOPERATION OF BNPLC TO FACILITATE FINANCING OF OTHER
         IMPROVEMENTS........................................................19
    (e)  COOPERATION OF BNPLC TO FACILITATE EQUIPMENT LEASES AND PERSONAL
         PROPERTY FINANCING..................................................19
    (f)  LIMITED REPRESENTATIONS BY BNPLC....................................20
    (g)  RESPONDING TO REQUESTS FOR INFORMATION..............................20
    (h)  OTHER LIMITED REPRESENTATIONS BY BNPLC..............................21

8.  ADJUSTMENTS TO THE PROPERTY..............................................21
    (a)  OWNERSHIP OF THE IMPROVEMENTS AND PERSONALTY ACQUIRED WITH FUNDS
         PROVIDED BY BNPLC...................................................21

9.  ENVIRONMENTAL............................................................22
    (a)  GENERAL ENVIRONMENTAL COVENANTS BY CHIRON...........................22
    (b)  LONG TERM RISK MANAGEMENT PLAN......................................23
    (c)  WARRANTY REGARDING COMPLETION OF REMEDIAL WORK......................23
    (d)  RIGHT OF BNPLC TO DO REMEDIAL WORK NOT PERFORMED BY CHIRON..........23
    (e)  ENVIRONMENTAL INSPECTIONS AND REVIEWS...............................23
    (f)  COMMUNICATIONS REGARDING ENVIRONMENTAL MATTERS......................24

10. INSURANCE REQUIRED AND CONDEMNATION......................................25
    (a)  LIABILITY INSURANCE.................................................25
    (b)  PROPERTY INSURANCE..................................................25
    (c)  FAILURE TO OBTAIN INSURANCE.........................................26
    (d)  CONDEMNATION........................................................26

11. APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS.......................27

12. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON CONCERNING
    THE PROPERTY.............................................................29
    (a)  COMPLIANCE WITH COVENANTS AND LAWS..................................29
    (b)  CONDITION OF PROPERTY...............................................29
    (c)  OPERATION OF PROPERTY...............................................29

                                         (ii)

    (d)  DEBTS FOR CONSTRUCTION, MAINTENANCE, OPERATION OR DEVELOPMENT.......30
    (e)  REPAIR, MAINTENANCE, ALTERATIONS AND ADDITIONS......................30
    (f)  BOOKS AND RECORDS CONCERNING THE PROPERTY...........................31

13. ASSIGNMENT AND SUBLETTING BY CHIRON......................................31
    (a)  BNPLC'S CONSENT REQUIRED............................................31
    (b)  STANDARD FOR BNPLC'S CONSENT TO ASSIGNMENTS AND CERTAIN OTHER
         MATTERS.............................................................31
    (c)  CONSENT NOT A WAIVER................................................31

14. ASSIGNMENT BY BNPLC......................................................32
    (a)  BNPLC'S ASSIGNMENT GENERALLY........................................32
    (b)  RESTRICTIONS ON TRANSFERS...........................................32

15. BNPLC'S RIGHT OF ACCESS..................................................32

16. OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON................33
    (a)  FINANCIAL STATEMENTS; REQUIRED NOTICES; CERTIFICATES AS TO
         DEFAULT.............................................................33
    (b)  PAYMENT OF TAXES....................................................34
    (c)  NEGATIVE COVENANTS..................................................35
         (i)       MERGER AND CONSOLIDATION..................................35
         (ii)      CHANGE IN NATURE OF BUSINESS..............................35
         (iii)     SALES, ETC. OF ASSETS.....................................35
         (iv)      MULTIEMPLOYER ERISA PLANS.................................36
         (v)       PROHIBITED ERISA TRANSACTION..............................36
    (d)  OWNERSHIP OF THE LESSOR UNDER THE GROUND LEASE......................36
    (e)  FURTHER ASSURANCES..................................................37
    (f)  NO DISCRIMINATION...................................................37

17. EVENTS OF DEFAULT........................................................37
    (a)  DEFINITION OF EVENTS OF DEFAULT.....................................37
    (b)  ALTERNATIVE CURE OF CERTAIN DEFAULTS................................40
    (c)  REMEDIES............................................................40
    (d)  COLLECTIONS UNDER THE PURCHASE AGREEMENT............................42
    (e)  ENFORCEABILITY......................................................42
    (f)  REMEDIES CUMULATIVE.................................................42

18. DEFAULT BY BNPLC.........................................................42

19. QUIET ENJOYMENT..........................................................42

20. SURRENDER UPON TERMINATION...............................................43

21. HOLDING OVER BY CHIRON...................................................43

22. PURCHASE DOCUMENTS AND GROUND LEASE......................................43

23. WAIVER OF JURY TRIAL.....................................................43

24. MISCELLANEOUS............................................................44


                                        (iii)

    (a)  NOTICES.............................................................44
    (b)  SEVERABILITY........................................................46
    (c)  NO MERGER...........................................................46
    (d)  NO IMPLIED WAIVER...................................................46
    (e)  NO IMPLIED REPRESENTATIONS BY BNPLC.................................46
    (f)  ENTIRE AGREEMENT....................................................46
    (g)  BINDING EFFECT......................................................47
    (h)  TIME IS OF THE ESSENCE..............................................47
    (i)  GOVERNING LAW.......................................................47
    (j)  PARAGRAPH HEADINGS..................................................47
    (k)  OTHER TERMS AND REFERENCES..........................................47
    (l)  NOT A PARTNERSHIP, ETC..............................................47

25. INCOME TAX REPORTING.....................................................47

26. PROPRIETARY INFORMATION, CONFIDENTIALITY AND SECURITY....................49

                                EXHIBITS AND SCHEDULES

EXHIBIT A......................................................Legal Description

EXHIBIT B.............................................Permitted Encumbrance List

EXHIBIT C........................Description of the initial Construction Project

EXHIBIT D...........................................Contractor's Estoppel Letter

EXHIBIT E............................................Architect's Estoppel Letter

EXHIBIT F.....................................................Draw Request Forms

EXHIBIT G........................................Covenant Compliance Certificate

EXHIBIT H.............................................Libor Period Election Form

EXHIBIT I.....................................Landlord's Lien Subordination Form

EXHIBIT J......................Notice of Request Requiring an Expedited Response



SCHEDULE 1..........................................List of Current Participants

SCHEDULE 2.........................................List of Development Contracts

LIST OF DEFINED TERMS.........................................Shared Definitions


                                         (iv)

                                   LEASE AGREEMENT


    This LEASE AGREEMENT (this "LEASE"), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and CHIRON CORPORATION, a Delaware corporation ("CHIRON"), is dated June 28, 1996, but intended to be effective as of the Effective Date. ("EFFECTIVE DATE" and other capitalized terms used and not otherwise defined in this Lease are intended to have the meanings assigned to them in the LIST OF DEFINED TERMS attached to and made a part of this Lease.)


                                       RECITALS

    Pursuant to the Ground Lease, which as of the Effective Date covers the Land described in EXHIBIT A, BNPLC is acquiring a leasehold estate in the Land and any appurtenances thereto from Chiron contemporaneously with the execution of this Lease.

    In anticipation of BNPLC's acquisition of the leasehold estate under the Ground Lease and other property described below, BNPLC and Chiron have reached agreement as to the terms and conditions upon which BNPLC is willing to sublease the Land to Chiron and to lease to Chiron certain improvements to be constructed on the Land as hereinafter provided, and by this Lease BNPLC and Chiron desire to evidence such agreement.

                                   GRANTING CLAUSES

    In consideration of the rent to be paid and the covenants and agreements to be performed by Chiron, as hereinafter set forth, BNPLC does hereby LEASE, DEMISE and LET unto Chiron for the term hereinafter set forth the Land, together with:

         (1)  BNPLC's interest in any and all Improvements;

         (2) all easements and other rights appurtenant to BNPLC's leasehold estate in the Land under the Ground Lease or to the Improvements, whether now owned or hereafter acquired by BNPLC;

         (3) all right, title and interest of BNPLC, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.

BNPLC's leasehold estate under the Ground Lease in the Land covered thereby from time to time and all property described in clauses (1) through (3) above are hereinafter referred to collectively as the "REAL PROPERTY".

    To the extent, but only to the extent, that assignable rights or interests in, to or under the following have been or will be acquired by BNPLC under the Ground Lease or acquired by BNPLC pursuant to Paragraph 8 below, BNPLC also hereby grants and assigns to Chiron for the term of this Lease the right to use and enjoy (and, in the case of contract rights, to enforce) such rights or interests of BNPLC:

         (a) any goods, equipment, furnishings, furniture and other tangible personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing;

         (b)  the Permitted Encumbrances; and

         (c) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to the Real Property.

Such rights and interests of BNPLC, whether now existing or hereafter arising, are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "PROPERTY."

     Provided, however, the leasehold estate conveyed hereby and Chiron's rights hereunder are expressly made subject and subordinate to the terms and conditions of this Lease and the Ground Lease, to the matters listed in EXHIBIT B and all other Permitted Encumbrances and to any other claims or encumbrances not constituting Liens Removable by BNPLC.

                             GENERAL TERMS AND CONDITIONS

    The Property is leased by BNPLC to Chiron and is accepted and is to be used and possessed by Chiron upon and subject to the following terms and conditions:

    1. TERM. The term of this Lease (the "TERM") shall commence on and include the Effective Date, and end on the first Business Day of the fifty-second calendar month after the calendar month which includes the Base Rent Commencement Date, unless sooner terminated as expressly herein provided. If the Designated Sale Date occurs before the end of the scheduled Term, Chiron may terminate this Lease on or after the Designated Sale Date; provided, however, as a condition to any such termination by Chiron, Chiron must have done the following prior to the termination:

         (a) purchased or caused an Applicable Purchaser to purchase the Property pursuant to the Purchase Agreement and satisfied all of Chiron's other obligations under the Purchase Agreement;

         (b) paid to BNPLC all Base Rent, Commitment Fees and other Rent accrued on the Designated Sale Date; and

         (c) paid any Breakage Costs caused by BNPLC's sale of the Property pursuant to the Purchase Agreement.

    2.   NO LEASE TERMINATION.

         (a) STATUS OF LEASE. Except as expressly provided herein, this Lease shall not terminate, nor shall Chiron have any right to terminate this Lease, nor shall Chiron be entitled to any abatement of the Rent, nor shall the obligations of Chiron under this Lease be excused, for any reason whatsoever, including any of the following: (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Chiron's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Chiron or of anyone claiming through or under Chiron (provided, that if Chiron is wrongfully evicted by BNPLC or by any third party lawfully exercising its rights under a Lien Removable by BNPLC, then Chiron will have the remedies described in Paragraph 18 below), (v) any default on the part of BNPLC under this Lease or under any other agreement to which BNPLC and Chiron are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property, it being understood that BNPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof, (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws or (viii) any other cause whether similar or dissimilar to the foregoing. It is the intention of the parties hereto that the obligations of Chiron hereunder shall be separate and independent of the covenants and agreements of BNPLC, that the Base Rent and all other sums payable by Chiron hereunder shall continue to be payable in all events and that the obligations of Chiron hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease.

         (b) WAIVER BY CHIRON. Without limiting the foregoing, Chiron waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Chiron may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Rent.

    However, nothing in this Paragraph 2 shall be construed as a waiver by Chiron of any right Chiron may have at law or in equity to (i) recover monetary damages for any default under this Lease by BNPLC that BNPLC fails to cure within the period provided in Paragraph 18, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by BNPLC of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon BNPLC (including the confidentiality provisions set forth in subparagraph 7.(a) below), or (iii) a decree compelling performance by BNPLC of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon BNPLC.

    3.   USE AND CONDITION OF THE PROPERTY.

         (a) USE. Subject to the Permitted Encumbrances, the Development Contracts and the terms hereof, Chiron may use and occupy the Property during the Term, but only for the following purposes and other lawful purposes incidental thereto:

         (i) scientific research, development and small scale manufacturing related to businesses in which Chiron is engaged (including pharmaceutical/biotechnology businesses and the businesses of designing, manufacturing and selling instrumentation and medical and diagnostic devices), which may involve among other things the construction and use of laboratories, pilot plant facilities, vivaria and a central utilities plant (including the "CUP," as defined in EXHIBIT C);

         (ii) support functions for such research, development and manufacturing uses, including parking, food services, library, processing, distribution, warehousing and similar uses; and

         (iii)          administrative and office space.

         (b) CONDITION OF THE PROPERTY. Chiron accepts the Property in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Chiron also accepts the Property without any covenant, representation or warranty, express or implied, by BNPLC or its Affiliates regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in Paragraph 19. BNPLC shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Property or for any violations with respect thereto of Applicable Laws. Nor shall BNPLC be required to furnish to Chiron any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

         (c) CONSIDERATION FOR AND SCOPE OF WAIVER. The provisions of subparagraph 3.(b) above have been negotiated by BNPLC and Chiron after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of BNPLC or its Affiliates, express or implied, with respect to the Property that may arise pursuant to any law now or hereafter in effect or otherwise, except as expressly set forth herein. However, such exclusion of representations and warranties by BNPLC and its Affiliates is not intended to impair any representations or warranties made by other parties, including any architects, engineers or contractors engaged to work on Construction Projects, the benefit of which is to pass to Chiron during the Term because of the definition of Personal Property and Property above.

    4.   RENT.

         (a) BASE RENT GENERALLY. On the Base Rent Commencement Date and on each Base Rent Date through the end of the Term, Chiron shall pay BNPLC rent ("BASE RENT"). Each payment of Base Rent must be received by BNPLC no later that 9:00 a.m. (Pacific time) on the date it becomes due; if received after 9:00 a.m. (Pacific time) it will be considered for purposes of this Lease as received on the next following Business Day. Any Base Rent due on the Base Rent Commencement Date shall represent rent due for the first Base Rent Period beginning upon such date. Each subsequent payment of Base Rent shall represent rent allocable to the period ending on the date on which the payment is due and beginning on the preceding Base Rent Date. BNPLC shall notify Chiron of the amount of each payment of Base Rent (calculated as provided in subparagraph 4.(b)) at least three days before the date upon which it first becomes due. However, any failure by BNPLC to so notify Chiron shall not constitute a waiver of BNPLC's right to payment, but absent such notice Chiron shall not be in default for any underpayment resulting therefrom if Chiron, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three Business Days after being notified by BNPLC of the underpayment.

         (b) CALCULATION OF BASE RENT. Payments of Base Rent shall be calculated and become due as follows:

         (i) The Base Rent payable on the Base Rent Commencement Date shall equal the difference (if any) between (a) total Carrying Costs that would have been added to the Outstanding Construction Allowance on such date if the Construction Allowance available hereunder were not limited to the Maximum Construction Allowance, and (b) the Carrying Costs actually added on such date to the Outstanding Construction Allowance.

         (ii) For all Base Rent Periods subject to a LIBOR Period Election of one month or three months, all Base Rent shall be due on the Base Rent Date upon which the Base Rent Period ends. For each such Base Rent Period, the Base Rent shall equal:

              a) Stipulated Loss Value on the first day of such Base Rent Period (taking into account all Carrying Costs added to the Outstanding Construction Allowance on or prior to such first day), times

              b) the sum of (1) the Effective Rate with respect to such Base Rent Period, plus (2) the Spread on the date which is ten Business Days before such Base Rent first becomes due, times

              c)   the number of days in such Base Rent Period, divided by

              d)   three hundred sixty.

         (iii) For Base Rent Periods subject to a LIBOR Period Election of greater than three months, Base Rent shall be payable in more than one installment, with an installment becoming due on (1) each Base Rent Date that occurs during the Base Rent Period (other than the Base Rent Date upon which the Base Rent Period begins) and (2) the Base Rent Date upon which the Base Rent Period ends. The amount of each installment shall equal:

              a) Stipulated Loss Value on the first day of such Base Rent Period (taking into account all Carrying Costs added to the Outstanding Construction Allowance on or prior to such first day), times

              b) the sum of (1) the Effective Rate with respect to such Base Rent Period, plus (2) the Spread on the date which is ten Business Days before such installment first becomes due, times

              c) the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

              d)   three hundred sixty.

Notwithstanding the foregoing, if Chiron or any Applicable Purchaser purchases BNPLC's interest in the Property pursuant to the Purchase Agreement, any accrued unpaid Base Rent and all outstanding Additional Rent shall be due on the date of purchase in addition to the purchase price and other sums due BNPLC under the Purchase Agreement.

         (c) ADDITIONAL RENT. All amounts which Chiron is required to pay to or on behalf of BNPLC pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT", and together Base Rent and Additional Rent are herein sometimes called "RENT").

         (d) NO DEMAND OR SETOFF. Chiron shall pay all Rent without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

         (e) UPFRONT FEE. Upon execution and delivery of this Lease by BNPLC, Chiron shall pay BNPLC an upfront fee (the "UPFRONT FEE") as provided in the letter dated April 10, 1996 from BNPLC to Chiron (less the deposit already paid by Chiron pursuant to that letter which will be applied against the Upfront
Fee). The Upfront Fee shall represent Additional Rent for the first Construction Period.

         (f) ADMINISTRATIVE FEES. Upon execution and delivery of this Lease by BNPLC, and again on each anniversary of the date hereof prior to the Designated Sale Date, Chiron shall pay BNPLC an administrative fee (an "ADMINISTRATIVE FEE") as provided in the letter dated April 10, 1996 from BNPLC to Chiron. Each payment of an Administrative Fee shall represent Additional Rent for the first Construction Period or Base Rent Period during which it first becomes due.

         (g) COMMITMENT FEES. For each Construction Period Chiron shall pay BNPLC a fee (a "COMMITMENT FEE") equal to (1) six basis points (6/100 of 1%), times (2) the difference at the end of the first day of such Construction Period between (A) the Maximum Construction Allowance and (B) the sum (computed without deduction for any Qualified Payments) of all Construction Advances made by or on behalf of BNPLC and all Carrying Costs added to and made a part of the Construction Allowance, times (3) the number of days in such Construction Period, divided by (4) three hundred sixty. Chiron shall pay Commitment Fees in arrears on the first Business Day of January, April, July and October of each calendar year, beginning with October 1, 1996 and continuing regularly throughout the Term so long as Commitment Fees have accrued and remain unpaid because of a difference described in the preceding clause (2) at the end of the first day of any Construction Period. However, if any Commitment Fees shall have accrued and remain unpaid on the Designated Sale Date, such accrued unpaid Commitment Fees shall be due on the Designated Sale Date.

         (h) DEFAULT INTEREST AND ORDER OF APPLICATION. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. BNPLC shall be entitled to apply any amounts paid by or on behalf of Chiron against any Rent then past due in the order the same became due or in such other order as BNPLC may elect.

    5.   PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY.

         (a) "NET" LEASE GENERALLY. It is the intention of BNPLC and Chiron that the Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees and other payments herein specified shall be absolutely net to BNPLC and that Chiron shall pay all costs, expenses and obligations of every kind relating to the Property or this Lease which may arise or become due, including: (i) any taxes payable by virtue of BNPLC's receipt of amounts paid to or on behalf of BNPLC in accordance with this Paragraph 5; (ii) any amount for which BNPLC is or becomes liable with respect to the Ground Lease, the Permitted Encumbrances or the Development Contracts; and

(iii) any costs incurred by BNPLC (including Attorneys' Fees) because of BNPLC's acquisition or ownership of any interest in the Property or because of this Lease or the transactions contemplated herein.

    However, the preceding sentence shall not be construed to make Chiron liable for (1) damages, costs, expenses or obligations suffered by BNPLC because of (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct, (2) Excluded Taxes, (3) withholding taxes permitted by subparagraph 5.(d) or (4) general overhead or internal administrative expenses of BNPLC or any other Interested Party, except to the extent allowed by subparagraph 5.(c)(ii) because of changes described in that subparagraph after the Effective Date.

         (b) IMPOSITIONS. Chiron shall pay or cause to be paid prior to delinquency all ad valorem taxes assessed against the Property and other Impositions. If requested by BNPLC from time to time, Chiron shall furnish BNPLC with receipts showing payment of all Impositions at least ten days prior to the applicable default date therefor.

    Notwithstanding the foregoing, Chiron may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted Imposition, and pending such contest Chiron shall not be deemed in default hereunder if (1) Chiron diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (2) Chiron promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the contested Impositions must be paid by Chiron prior to the date (i) any criminal action is overtly threatened or instituted against BNPLC or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned or leased by BNPLC (including the Property) may be seized or sold or any other action is taken or overtly threatened against BNPLC or against any property owned or leased by BNPLC because of the nonpayment thereof.

         (c) OTHER FEES AND EXPENSES; GENERAL INDEMNIFICATION; INCREASED COSTS; AND CAPITAL ADEQUACY CHARGES.

         (i) Except for any costs paid by BNPLC with the proceeds of the Initial Funding Advance as part of the Transaction Expenses, Chiron shall pay (and indemnify BNPLC and other Interested Parties and defend and hold them harmless from and against) all Losses imposed on or asserted against or incurred by BNPLC or other Interested Parties at any time and from time to time by reason of, in connection with or arising out of (A) their ownership or alleged ownership of any interest in the Property or the Rents, (B) the use and operation of the Property, (C) the negotiation or administration of this Lease, the Purchase Documents, the Ground Lease or the Existing Participation Agreements, (D) the making of Funding Advances,
    (E) any Construction Project, (F) the breach by Chiron of this Lease or any other document executed by Chiron in connection herewith, or (G) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses will include all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by BNPLC with respect to the Property. Such costs and expenses will also include Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by Chiron with requests for Construction Advances. Such costs and expenses will not, however, include, and Chiron shall not be required to pay (i) Losses incurred or suffered by Participants in connection with their negotiation or execution of

    Participation Agreements with BNPLC or in connection with any due diligence they may undertake before entering into such Participation Agreements, (ii) an allocation of general overhead or internal administrative expenses of BNPLC or any other Interested Party, except to the extent allowed by subparagraph 5.(c)(ii) because of a Banking Rules Change after the Effective Date, (iii) Excluded Taxes, or (iv) Losses incurred or suffered by any Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party.

         (ii) If, after the Effective Date, there shall be any increase in the cost to BNPLC's Parent or any Participant agreeing to make or making, funding or maintaining advances to BNPLC in connection with the Property because of any Banking Rules Change, then Chiron shall from time to time, pay to BNPLC for the account of BNPLC's Parent or such Participant, as the case may be, additional amounts sufficient to compensate BNPLC's Parent or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to BNPLC and Chiron by BNPLC's Parent or the Participant, shall be conclusive and binding upon Chiron, absent clear and demonstrable error.

         (iii) BNPLC's Parent or any Participant may demand additional payments ("CAPITAL ADEQUACY CHARGES") if BNPLC's Parent or the Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to BNPLC to permit BNPLC to maintain BNPLC's investment in the Property or to make Construction Advances. To the extent that BNPLC's Parent or the Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such investment or advances, Chiron shall pay to BNPLC for the account of BNPLC's Parent or the Participant, as the case may be, the amount so demanded.

         (iv) Any amount to be paid by Chiron under this subparagraph 5.(c) shall be due within ten days after a demand for such payment is made upon Chiron. Chiron's indemnities and obligations under this subparagraph 5.(c) shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration. FURTHER, THE INDEMNITIES SET OUT IN THIS SUBPARAGRAPH 5.(c) SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE NEGLIGENCE OF BNPLC OR ANOTHER INTERESTED PARTY AND EVEN IF BNPLC OR ANOTHER INTERESTED PARTY IS STRICTLY LIABLE FOR THE LOSSES AGAINST WHICH THE INDEMNITIES ARE PROVIDED; however, such indemnities shall not protect any Interested Party (including BNPLC) against Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party.

         (d) WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Paragraph 5, but subject to the provisions of this subparagraph 5.(d), to the extent required by law Chiron may deduct United States of America and California withholding taxes imposed as a way of collecting or in lieu of Excluded Taxes on payments of Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees, any interest payable pursuant to subparagraph 4.(h) or any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(iii) (collectively, "INCOME PAYMENTS") from Income Payments, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof. Such withholding, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof, will be permitted if, but only if:

         (i) in the case of withholding for Excluded Taxes imposed by the United States of America, the Person entitled to receive Income Payments (whether BNPLC, as the original landlord named herein, or an assignee of the original landlord's rights hereunder, a "PAYEE") is not exempt from withholding by reason of having been organized under the laws of the United States of America or any State thereof, and such Person shall not have provided Chiron with three counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor forms, as the case may be) claiming for Payee an exemption from federal withholding on all Income Payments;

         (ii) in the case of withholding for Excluded Taxes imposed by the State of California, the Payee is not exempt from withholding by reason of having been qualified to do business in California, and such Person shall not have provided Chiron with three counterparts of the forms (if any) prescribed by the California taxing authorities claiming for Payee an exemption from California withholding on all Income Payments;

         (iii) at least thirty days prior to any withholding from or reduction of Income Payments, Chiron shall have notified the Payee that Chiron believes the withholding is required and permitted by this subparagraph; and

         (iv) the withholding taxes on the Income Payments would have been assessed even if the applicable taxing authorities had characterized the transactions evidenced by this Lease and the Purchase Agreement as a mere financing arrangement.

Any Payee exempt from withholding for Excluded Taxes imposed by the United States of America by reason of having been organized under the laws of the United States of America or any State thereof shall provide to Chiron statements conforming to the requirements of Treasury Regulation 1.1441-5(b) or any successor thereto (which statements may be made on a Form W-9). If Chiron shall ever be required to pay Excluded Taxes that BNPLC has failed to pay when due because of Chiron's failure to withhold from payments made under this Lease, BNPLC shall reimburse Chiron for such Excluded Taxes and for any penalties or interest thereon charged to Chiron. Nothing in this subparagraph 5.(d) shall excuse Chiron from its obligation under subparagraph 5.(c)(ii) to compensate BNPLC for increased costs attributable to any change in law relating to withholding taxes after the Effective Date.

    6.   CONSTRUCTION.

         (a)  ADVANCES; OUTSTANDING CONSTRUCTION ALLOWANCE.

         (i) Subject to the conditions set forth below, BNPLC shall make advances ("CONSTRUCTION ADVANCES") on Advance Dates from time to time as requested by Chiron to reimburse Chiron for the cost of Construction Projects incurred on behalf of BNPLC and for Administrative Fees and Commitment Fees. As used herein, references to the "OUTSTANDING CONSTRUCTION ALLOWANCE" mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by BNPLC on or prior to the date in question, plus (B) all Carrying Costs added on or prior to the date in question, less (C) any funds received and applied as Qualified Payments on or prior to the date in question; provided, that BNPLC will not be under any obligation to readvance any portion of the Construction Allowance repaid by Qualified Payments. Notwithstanding the foregoing, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined under this Lease as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall equal the Outstanding Construction Allowance on the immediately preceding Advance Date computed in accordance with the preceding sentence, plus Carrying Costs (if any) accruing on and after such preceding Advance Date to but not including the date in question.

         (ii) Charges accruing at rate equal to the sum of the Effective Rate and the Spread (herein collectively called "CARRYING COSTS") for each Construction Period will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of each such Construction Period (i.e., on the Advance Date upon which such Construction Period ends). The amount of Carrying Costs for each such Construction Period shall equal:

              a) Stipulated Loss Value on the first day of such Construction Period (taking into account any Carrying Costs added to the Outstanding Construction Allowance on or prior to such first day), times

              b) the sum of (1) the Effective Rate with respect to such Construction Period, plus (2) the Spread on the date which is ten Business Days before the last day of such Construction Period, times

              c)   the number of days in such Construction Period, divided by

              d)   three hundred sixty;

    provided, however, that because the Construction Allowance available under this Lease is limited to the Maximum Construction Allowance, Carrying Costs added to the Outstanding Construction Allowance on the Base Rent Commencement Date shall not exceed the amount that can be added without causing the Outstanding Construction Allowance to exceed the Maximum Construction Allowance.

         (b)  CONSTRUCTION PROJECTS.

         (i) PRECONSTRUCTION APPROVALS. Prior to the execution of this Lease, Chiron submitted and obtained BNPLC's approval of plans or renderings for, and descriptions of, the initial Construction Project which Chiron expects to construct with the Construction Allowance. Chiron shall submit and obtain BNPLC's written approval of plans or renderings for any subsequent Construction Project prior to commencement of the subsequent Construction Project. BNPLC may disapprove of such plans or other items if, but only if, BNPLC believes in good faith that the Construction Project proposed by Chiron will (1) fail to satisfy the requirements set forth in subparagraph 6.(b)(v), (2) change the general character of the Property from that needed to accommodate the uses permitted by subparagraph 3.(a) or
    (3) cause Chiron or the Property to violate some other express provision of this Lease; but no approval given by BNPLC in connection with any Construction Project, prior to or after the Effective Date, shall constitute a waiver of subparagraph 6.(b)(v) or of any other provision of this Lease. Any items hereafter submitted by Chiron to satisfy this subparagraph shall be sufficiently detailed to allow BNPLC to make a reasonable determination of whether the applicable Construction Project will satisfy subparagraph 6.(b)(v), but need not include all detailed construction specifications and drawings of the work to be included in the Construction Project. All Construction Projects commenced by Chiron, including the initial Construction Project which is described in EXHIBIT C, and all construction contracts and other agreements executed or adopted by Chiron in connection therewith, must be not materially inconsistent with the plans or other items heretofore or hereafter submitted to and approved by BNPLC as described above in this subparagraph, except to the extent otherwise provided by any Scope Changes approved as described below.

         (ii) SCOPE CHANGES. Before making a Scope Change to any Construction Project, Chiron shall provide to BNPLC a reasonably detailed written description of the Scope Change, a revised construction budget (only if such Scope Change will result in an increase in a the anticipated cost of the applicable Project, such that Construction Advances required for such project could exceed any limit to which Chiron had previously agreed pursuant to subparagraph 6.(b)(v)) and a copy of any changes to the drawings, plans and specifications for the Improvements required in connection therewith, all of which must be approved in writing by BNPLC (or by any construction representative appointed by BNPLC from time to time) before the Scope Change is implemented. BNPLC may disapprove of any Scope Change if, but only if, BNPLC believes in good faith that the Construction Project proposed by Chiron, as modified by the Scope Change, will (1) fail to satisfy the requirements set forth in subparagraph 6.(b)(v), (2) change the general character of the Property from that needed to accommodate the uses permitted by subparagraph 3.(a) or (3) cause Chiron or the Property to violate some other express provision of this Lease; but BNPLC's approval shall not constitute a waiver of subparagraph 6.(b)(v) or of any other provision of this Lease.

         (iii) FAILURE BY BNPLC TO RESPOND TO A REQUEST FOR APPROVAL. If Chiron submits any request for BNPLC's approval of a Construction Project or a Scope Change pursuant to the preceding subparagraphs more than six months before any Demand Deadline then in effect under the Guaranty or more than six months prior to the scheduled end of the Term, yet BNPLC fails to respond to such request within ten days after BNPLC's receipt of the request, then Chiron may proceed as if BNPLC had approved the applicable Construction Project or Scope Change; provided, however:

              a) Chiron may not proceed if any Event of Default has occurred and is continuing.

              b) Chiron must notify BNPLC that Chiron will proceed with the Construction Project or Scope Change, notwithstanding BNPLC's failure to respond, and in the notice Chiron must certify that in Chiron's good faith judgement BNPLC cannot, in accordance with the criteria specified in subparagraph 6.(b)(i) or subparagraph 6.(b)(ii), as the case may be, decline to give its approval.

              c) If Chiron does proceed without BNPLC's express approval, BNPLC may at any time within six months prior to the Demand Deadline or within six months prior to the scheduled end of the Term obtain an appraisal of the Property in form and scope reasonably satisfactory to BNPLC from an independent appraiser satisfactory to BNPLC, and if the appraisal indicates that the Construction Project for which Chiron requested the approval will not satisfy the requirements of subparagraph 6.(b)(v) (taking into account BNPLC's estimate of additional Construction Advances, if any, that will be required to complete such Construction Project and of additional Carrying Costs, if any, that will accrue before such completion), then (1) BNPLC may decline to make further Construction Advances for such Construction Project, and (2) Chiron must upon demand pay to BNPLC as a Qualified Payment any amount needed to reduce the sum of (A) Stipulated Loss Value, plus (B) Carrying Costs (if any) projected by BNPLC to accrue prior to completion of the applicable Construction Project, to no more than two hundred fifty percent (250%) of the market value of the Property indicated by such appraisal.

         (iv) RESPONSIBILITY FOR CONSTRUCTION. Chiron shall have sole responsibility for contracting for and administering all Construction Projects, it being understood that although title to all Improvements will pass directly to BNPLC (as more particularly provided in subparagraph 8.(a)), BNPLC's obligation with respect to Construction Projects shall be limited to the making of advances under and subject to the conditions set forth in this Paragraph 6. No contractor or other third party shall be entitled to require

    BNPLC to make advances as a third party beneficiary of this Lease or otherwise. Notwithstanding delays beyond Chiron's control, and even if the Construction Allowance is not sufficient to pay for completion of any Construction Project, Chiron warrants that on the Designated Sale Date it shall have (1) caused the initial Construction Project and any subsequent Construction Projects which are commenced prior to such date to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of
    (x) this Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) obtained with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts. Such warranty shall not, however, survive any sale by BNPLC pursuant to the Purchase Agreement at which Chiron or an Applicable Purchaser pays to BNPLC a net purchase price that (when taken together with any Supplemental Payment made by Chiron pursuant to Paragraph 1(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equals or exceeds Stipulated Loss Value. Further, except for building foundations, driveways, parking lots, sidewalks and other improvements which would not suffer damage by being submerged under flood waters, all Improvements constructed by Chiron must be above the elevation that the U.S. Army Corp of Engineers or any other governmental authority estimates as the highest elevation that 100 year flood waters could be expected to reach in the vicinity of the Real Property.

         (v)  VALUE ADDED.   Each Construction Project, upon completion and
    taken as a whole, must enhance the value of the Property such that the market value of BNPLC's interest in the Property shall be no less than forty percent (40%) of Stipulated Loss Value when the Construction Project is complete; HOWEVER:

              (1) this subparagraph 6.(b)(v) will not preclude Chiron from obtaining Construction Advances for soft costs (such as architectural fees, consultant fees, Attorneys' Fees, design costs, permitting costs and other amounts paid to any governmental authority), demolition costs, environmental remediation costs or other costs that do not, individually, add value to the Property but that are incurred in connection with a Construction Project which will in the aggregate satisfy this subparagraph 6.(b)(v);

              (2) to address any concerns BNPLC may express about Chiron's ability to satisfy this subparagraph 6.(b)(v) for a Construction Project, Chiron may by a notice to BNPLC stipulate a maximum amount of Construction Advances that BNPLC will be required to make for such Construction Project, in which case BNPLC shall not be required to make Construction Advances for such project in excess of the amount so stipulated; and

              (3) if BNPLC invokes this subparagraph 6.(b)(v) as justification for disapproving of a Construction Project (or Scope Change), then Chiron may satisfy this subparagraph 6.(b)(v) by (A) stipulating a maximum amount of Construction Advances that BNPLC will be required to make for the applicable Construction Project as provided in the preceding clause, and (B) establishing (by an appraisal in form and scope reasonably satisfactory to BNPLC from an independent appraiser satisfactory to BNPLC) that the value of the Property will be no less than forty percent (40%) of Stipulated Loss Value upon completion of the Construction Project and after BNPLC provides Construction Advances equal to the maximum so stipulated.

         (vi) ESTOPPEL LETTERS REQUIRED. Upon the execution of each general construction contract for the initial Construction Project and any material subsequent Construction Projects, Chiron shall cause the contractor thereunder to execute and deliver to BNPLC an estoppel letter substantially in the form of EXHIBIT D attached hereto. Chiron shall also cause the architect and engineer under any material architectural or engineering contract for a Construction Project to execute and deliver to BNPLC an estoppel letter substantially in the form of EXHIBIT E attached hereto.

         (vii) ADVANCES NOT A WAIVER. No funding of Construction Advances and no failure of BNPLC to object to any Construction Project proposed or constructed by Chiron shall constitute a waiver by BNPLC of the requirements contained in this subparagraph 6.(b).

         (c) CONDITIONS TO CONSTRUCTION ADVANCES. BNPLC's obligation to make Construction Advances from time to time under this Paragraph 6 shall be subject to the following terms and conditions, all of which are intended for the sole benefit of BNPLC:

         (i) PRIOR NOTICE. Chiron must make a request in substantially the form attached to this Lease as EXHIBIT F for any Construction Advance at least five Business Days prior to the Advance Date upon which the advance is to be paid. BNPLC shall consider in good faith any changes to the Construction Advance request forms attached hereto that Chiron may reasonably request for a particular Construction Project, provided the requested changes do not impair BNPLC's rights or create or increase any liability BNPLC may have in connection with the applicable Construction Project.

         (ii) AMOUNT OF THE ADVANCES. No Construction Advance shall exceed the lesser of:

              a) the Maximum Construction Allowance, less the then Outstanding Construction Allowance (computed after adding any Carrying Costs accrued for the month ending on the Advance Date upon which such Construction Advance is to be made); or

              b) (1) the actual costs and expenses previously incurred or paid by Chiron (in addition to expenses already included in Transaction Expenses) for the preparation, negotiation and execution of this Lease, the Purchase Documents, the Ground Lease or Participation Agreements, for Construction Projects (including soft costs), or as Administrative Fees or Commitment Fees, less (2) the sum of all prior Construction Advances made under this Paragraph 6 to Chiron as reimbursement for such costs and expenses; or

         (iii) OTHER RESTRICTIONS ON THE AMOUNT OF ADVANCES. No Construction Advance shall be required that would cause the cost of completing any Construction Project previously commenced, as estimated by BNPLC in good faith, to exceed the difference computed by subtracting
    (1) the Carrying Costs then projected by BNPLC to be added to the Construction Allowance, from (2) the Construction Allowance remaining to be advanced. Nor shall any Construction Advance (other than the final Construction Advance) be requested for an amount less than $500,000.

         (iv) INSURANCE. Chiron shall have obtained and provided certificates (or, in the case of clause a) below, title policies or binders) reasonably satisfactory to BNPLC evidencing insurance covering the Property as follows (in addition to the liability insurance required under subparagraph 10.(a)):

                   a) TITLE INSURANCE. An owner's title insurance policy (or binder committing the applicable title insurer to issue an owner's title insurance policy, without the payment of further premiums) in the amount of $140,000,000, in form and substance reasonably satisfactory to BNPLC, written by one or more title insurance companies reasonably satisfactory to BNPLC and insuring BNPLC's leasehold estate under the Ground Lease and its fee interest in Improvements to be constructed on the Land; and

                   b) BUILDER'S RISK INSURANCE. Builder's Completed Value Risk and such other hazard insurance as is reasonably required to protect BNPLC's and Chiron's interests in the Improvements under construction against risks of physical loss, such insurance to be maintained by Chiron at all times until completion of the initial Construction Project or any subsequent Construction Projects in accordance with the standards and requirements for such insurance that Chiron would observe with respect to the construction of any substantial improvements on land owned by it or its Affiliates.

         (v) PROGRESS OF CONSTRUCTION. Each Construction Project which has commenced but not yet been completed shall be progressing in a good and workmanlike manner and substantially in accordance with Applicable Laws, with Permitted Encumbrances, with Development Contracts and with the requirements of this Lease, and Chiron shall have corrected or be diligently pursuing the correction of any significant defect in the construction thereof of which Chiron has received notice.

         (vi) EVIDENCE OF COSTS AND EXPENSES TO BE REIMBURSED. To the extent contemplated by the Construction Advance request forms attached as EXHIBIT F, or otherwise reasonably required by BNPLC at the time a Construction Advance is to be made, Chiron shall have submitted invoices, requests for payment from contractors and other evidence that all costs and expenses for which Chiron requests reimbursement constitute actual costs and expenses incurred by Chiron for a Construction Project.

         (vii) NO SALE OF BNPLC'S INTEREST. No sale of BNPLC's interest in the Property shall have occurred pursuant to the Purchase Agreement.

         (viii) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing under this Lease.

         (ix) CERTIFICATE OF NO DEFAULT AND OTHER MATTERS. Chiron shall have provided to BNPLC, with the notice requesting the Construction Advance described in clause (i) above, a current certificate of an officer of Chiron in the form included in EXHIBIT F and shall have provided a copy of such certificate to the Participants. Without limiting the foregoing, BNPLC may decline to advance any amount when Chiron is unable to truthfully certify, as contemplated in EXHIBIT F, that no liens are being asserted against any part of or interest in the Property that in the aggregate secure or allegedly secure more than $3,000,000 of claims by Potential Lien Claimants, regardless of whether any such liens have caused an Event of Default to occur hereunder or are being contested by Chiron as permitted by subparagraph 12.(d). (As used in this subparagraph a lien will be considered as "being asserted" if a claim of lien relating thereto shall have been recorded and not discharged by payment or settlement.)

         (x) PAYMENTS BY PARTICIPANTS. None of the Participants or their successors under their Participation Agreements with BNPLC shall have failed to advance to BNPLC their pro rata shares of the Construction Advance being requested. However, any such failure shall excuse BNPLC's obligation to provide the Construction Advance requested only to the extent of the funds that the applicable Participant or Participants should have advanced (but did not advance) to BNPLC, and in the event of any such failure:

              a) BNPLC will immediately notify Chiron if any Participant refuses or fails to advance its pro rata share of any Construction Advance, but BNPLC will not in any event be liable to Chiron for BNPLC's failure to do so.

              b) BNPLC will, to the extent possible, postpone reductions of Construction Advances because of the failure by any one or more Participants ("NONFUNDING PARTICIPANTS") to make required advances under their Participation Agreements with BNPLC (a "PARTICIPANT DEFAULT") by adjusting (and readjusting from time to time, as required) the funding "Percentages" of other Participants, and by requesting the other Participants to make advances to BNPLC on the basis of such adjusted Percentages, in each case as provided in the Participation Agreements between the Participants and BNPLC; however, so long as a Participant Default continues, no Construction Advance shall be required that would cause the Outstanding Construction Allowance to exceed (a) the Maximum Construction Allowance available under this Lease, less (b) all amounts that should have been, but because of a continuing Participant Default have not been, advanced by any one or more of the Participants to BNPLC under their Participation Agreements with BNPLC with respect to Construction Advances.

              c) Further, after a Participant Default, and so long as no Event of Default has occurred and is continuing, BNPLC shall do the following as reasonably requested by Chiron, provided that nothing in this provision shall require BNPLC to take any action that would violate Applicable Laws, that would constitute a breach of BNPLC's obligations under the Participation Agreements with the Participants, or that would require BNPLC to waive any rights or remedies it has under this Lease, the Purchase Agreement or BNPLC's other agreements with Chiron concerning the Property:

                   (1) BNPLC shall promptly make a written demand upon the Nonfunding Participants for the cure of the Participant Default.

                   (2) BNPLC shall, to the extent BNPLC has the right to do so under BNPLC's Participation Agreements with the Participants, decline to allow the Nonfunding Participants to exercise voting, consent or notification rights under the Participation Agreements.

                   (3) BNPLC shall not unreasonably withhold its approval for the substitution of any new participant proposed by Chiron for Nonfunding Participants, if (A) the proposed substitution does not require BNPLC to waive rights against the Nonfunding Participants, (B) the new participant will agree (by executing a Participation Agreement that is consistent with and substantially similar to the Participation Agreements that BNPLC has entered into with the Participants and that is otherwise in form reasonably satisfactory to BNPLC and Chiron) to provide funds to replace the payments that would otherwise be required of the Nonfunding Participants with respect to future Construction Advances, (C) the new participant (or Chiron) provides the funds (if any) needed to terminate the Nonfunding Participants' rights to receive payments of "Net Cash Flow" (as defined in the Participation Agreements between with BNPLC and the Participants) that BNPLC will be required to pay the new participant under the terms of the substitution reasonably proposed by Chiron, (D) the new participant (or Chiron) provides and agrees in writing to provide funds needed to reimburse BNPLC for any and all Losses incurred by BNPLC in connection with or because of the substitution of the new participant for the Nonfunding Participants, including the cost of preparing, negotiating and executing a new Participation Agreement between BNPLC and the new participant and including any cost of defending and paying any claim asserted by Nonfunding Participants because of the substitution (but not including any liability of BNPLC to the Nonfunding Participants for damages caused by BNPLC's bad faith or gross negligence in the performance of BNPLC's obligations to the Nonfunding Participants), (E) the obligations of BNPLC to the new participant per dollar of the new participant's "investment" (it being understood that such investment will be computed in a manner consistent with the examples set forth in Exhibit A of the Participation Agreements between BNPLC and the Participants, but net of reimbursements to BNPLC under clause (D) preceding) shall not exceed the obligations per dollar of investment by the Nonfunding Participants that BNPLC would have had to the Nonfunding Participants if there had been no Participant Default, and (F) the new participant shall be a reputable financial institution having a net worth of no less than seven and one half percent (7.5%) of total assets and total assets of no less than $10,000,000,000.00 (all according to then recent audited financial statements).

         (xi) EXECUTION OF PARTICIPATION AGREEMENTS WITH PARTICIPANTS. All of the Persons listed in SCHEDULE 1 shall have entered into Participation Agreements with BNPLC which shall cause them to qualify as Participants hereunder. Any such Participation Agreement executed after this Lease is executed shall be subject to Chiron's prior approval, and BNPLC shall promptly furnish Chiron with a copy of any such agreement.

         (d) BREAKAGE COSTS FOR CONSTRUCTION ADVANCES REQUESTED BUT NOT TAKEN. If Chiron requests but thereafter declines to accept any Construction Advance, or if Chiron requests a Construction Advance that it is not permitted to take because of its failure to satisfy any of the conditions specified in subparagraph 6.(c), Chiron shall pay upon demand any resulting Breakage Costs.

         (e) COMPLETION NOTICE. Chiron shall provide a Completion Notice to BNPLC promptly after construction of the initial Construction Project is substantially complete.

    7.   OTHER OBLIGATIONS OF AND LIMITED REPRESENTATIONS BY BNPLC.

         (a) KEEPING PROPRIETARY INFORMATION CONFIDENTIAL. BNPLC agrees to use reasonable precautions to keep confidential any "proprietary information" (as defined in Paragraph 26) that BNPLC may receive from Chiron or otherwise discover with respect to Chiron or Chiron's business pursuant to this Lease or any investigation by BNPLC hereunder, except for disclosures: (i) specifically and previously authorized in writing by Chiron; (ii) to any assignee of BNPLC as to any interest in the Property so long as such assignee has agreed in writing to use its reasonable efforts to keep such information confidential in accordance with the terms of this subparagraph; (iii) to legal counsel, accountants, auditors, environmental consultants and other professional advisors to BNPLC so long as BNPLC shall inform such persons in writing (if practicable) of the confidential nature of such information and shall direct them to treat such information confidentially; (iv) to regulatory officials having jurisdiction over BNPLC or BNPLC's Parent (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (v) as required by legal process (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (vi) of information which has previously become publicly available through the actions or inactions of a person other than BNPLC not, to BNPLC's knowledge, in breach of an obligation of confidentiality to Chiron; and (vii) to any Participant so long as the Participant has not repudiated the confidentiality provision concerning Chiron's proprietary information set forth in the Participation Agreement between BNPLC and such Participant.

         (b) COOPERATION OF BNPLC TO FACILITATE CONSTRUCTION AND DEVELOPMENT. During the Term BNPLC shall take any action reasonably requested by Chiron to facilitate the construction permitted by this Lease or the development contemplated in the Development Contracts; provided, however, that:

         (i) This subparagraph 7.(b) shall not impose upon BNPLC the obligation to take any action that can be taken by Chiron, Chiron's Affiliates or anyone else other than BNPLC as the lessee under the Ground Lease or as the owner of the Improvements or any other interests in the Property.

         (ii) BNPLC shall not be required by this subparagraph 7.(b) to make any payment to another Person unless BNPLC shall first have received funds from Chiron, in excess of any other amounts due from Chiron hereunder, sufficient to make the payment.

         (iii) BNPLC shall have no obligations whatsoever under this subparagraph at any time when an Event of Default shall have occurred and be continuing.

         (iv) Chiron must request any action to be taken by BNPLC pursuant to this subparagraph, and such request must be specific and in writing, if required by BNPLC at the time the request is made.

         (v) No action may be required of BNPLC pursuant to this subparagraph 7.(b) that could constitute a violation of any Applicable Laws or compromise or constitute a waiver of BNPLC's rights under other provisions of this Lease or under the Ground Lease or the Purchase Documents or that for any other reason is reasonably objectionable to BNPLC.

    The actions BNPLC shall take pursuant to this subparagraph 7.(b) if reasonably requested by Chiron will include, subject to the conditions listed in the proviso above, joining in or consenting to any (I) grant of easements, licenses, rights of way, and other rights in the nature of easements encumbering the Real Property, (II) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Real Property or any portion thereof, (III) dedication or transfer of portions of the Land not improved with a building, for road, highway or other public purposes, (IV) agreements (other than with Affiliates of Chiron) for the use and maintenance of common areas, for reciprocal rights of parking, for ingress and egress and for amendments to any Permitted Encumbrances or Development Contracts (including amendments to the Development Contracts that Chiron may reasonably request to facilitate construction or development on land owned by it or its Affiliates other than the Land), (V) instruments necessary or desirable for the exercise or enforcement of rights under the Permitted Encumbrances, the Development Contracts or any contract, permit, license, franchise or other right included within the term "Property", (VI) permit applications or other documents reasonably required to accommodate the construction or alteration of Improvements otherwise permitted by this Lease, (VII) confirmations of Chiron's rights under any particular provisions of this Lease which Chiron may wish to provide to a third party, or (IX) execution or filing of a tract or parcel map subdividing the Real Property into lots or parcels or reconfiguring existing parcels. However, the determination of whether any such action is reasonably requested or reasonably objectionable to BNPLC may depend in whole or in part upon the extent to which the requested action shall result in a lien to secure payment or performance obligations against BNPLC's interest in the Property, shall cause a decrease in the value of the Property to less than forty percent (40%) of Stipulated Loss Value after any Qualified Payments that may result from such action are taken into account, or shall impose upon BNPLC any present or future obligations greater than the obligations BNPLC is willing to accept in reliance on the indemnifications provided by Chiron hereunder.

    Upon request by Chiron, BNPLC shall also provide a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent and other amounts payable by Chiron hereunder have been paid and stating whether BNPLC is aware of any default by Chiron that may exist hereunder; it being intended that any such statement by BNPLC may be relied upon by anyone with whom Chiron may intend to enter into an agreement for construction of the Improvements or other significant agreements concerning the Property.

    Any Losses incurred by BNPLC because of any action taken pursuant to this subparagraph 7.(b) shall be covered by the indemnification set forth in subparagraph 5.(c). Further, for purposes of such indemnification, any action taken by BNPLC will be deemed to have been made at the request of Chiron if made pursuant to any request of counsel to or any officer of Chiron (or with their knowledge, and without their objection) in connection with the execution or administration of this Lease or the Ground Lease.

    To avoid construction delays or for other reasonable cause, Chiron may ask BNPLC for an expedited response to any request for action made by Chiron pursuant to this subparagraph 7.(b) by delivering such request with a notice substantially in the form attached hereto as EXHIBIT J. BNPLC shall endeavor in good faith to respond promptly to any such notice after the receipt of any such notice by any officer of BNPLC.

         (c) ACTIONS PERMITTED BY CHIRON WITHOUT BNPLC'S CONSENT. No refusal by BNPLC to execute or join in the execution of any agreement, application or other document requested by Chiron pursuant to the preceding subparagraph 7.(b) shall preclude Chiron from itself executing such agreement, application or other document; provided, that in doing so Chiron is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's interest in the Property. Further, subject to the other terms and conditions of this Lease and to the terms and conditions of the Ground Lease, Chiron shall be entitled to do any of the following in Chiron's own name and to the exclusion of BNPLC during the Term without any notice to or consent of BNPLC so long as no Event of Default has occurred and is outstanding and so long as Chiron is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's interest in the
Property:

         (i) to perform obligations arising under and to exercise and enforce the rights of Chiron or the owner of the Real Property under the Development Contracts and Permitted Encumbrances;

         (ii) to perform obligations arising under and to exercise and enforce the rights of Chiron or the owner of the Real Property with respect to any other contracts or documents (such as plans and specifications) included within the Personal Property; and

         (iii) to recover and retain any monetary damages or other benefit inuring to Chiron or the owner of the Real Property through the enforcement of any rights, contracts or other documents included within the Personal Property (including the Development Contracts and Permitted Encumbrances); provided, that to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property, the rights of BNPLC and Chiron hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property.

         (d) COOPERATION OF BNPLC TO FACILITATE FINANCING OF OTHER IMPROVEMENTS. To provide for the construction financing or refinancing of any substantial improvements contemplated in the Development Contracts other than the Improvements ("OTHER CONSTRUCTION") on land owned by Chiron or its Affiliates other than the Land ("OTHER LAND"), Chiron or its Affiliates may from time to time obtain financing from, or enter into leasing arrangements with, other Persons who are not Affiliates of Chiron ("OTHER LENDERS"). Such financing or leasing arrangements may provide rights in favor of an Other Lender to cause a foreclosure, or an action comparable to foreclosure under leasing arrangements, at or through which the Other Lender or another Person may acquire Other Land. (Any Other Lender or other Person acquiring Other Land at or through such a foreclosure or comparable action, and each of its successors and assigns with respect to Other Land so acquired, is referred to below as a "FORECLOSURE PURCHASER".) So long as no Event of Default shall have occurred and be continuing, BNPLC shall consider in good faith any request by Chiron that BNPLC execute an estoppel letter or triparty agreement reasonably requested by an Other Lender to clarify the respective rights of BNPLC, as set forth in the Ground Lease and herein, and of the Other Lender, as set forth in loan or leasing documents which will govern the Other Lender's obligation to provide funds for Other Construction. Subject only to the next sentence, however, BNPLC does not agree to execute any estoppel letter or triparty agreement that could constitute a violation of any Applicable Laws or compromise or constitute a waiver of BNPLC's rights under other provisions of this Lease or under the Ground Lease or the Purchase Documents or that for any other reason is objectionable to BNPLC in its sole and absolute discretion. During the Term when no Event of Default has occurred and is continuing, BNPLC shall not refuse to agree, pursuant to an agreement with an Other Lender that will survive the termination or expiration of this Lease, to excuse a Foreclosure Purchaser from obligations:

         (i) to give consents or approvals described in the first sentence of subparagraph 8(b) of the Ground Lease or to join in modifications described in that sentence in any case where the effect of the consents, approvals or modifications would be to materially and adversely affect the value of Other Land acquired by the Foreclosure Purchaser or the value of improvements on such Other Land; or

         (ii) imposed by subparagraph 8(c) of the Ground Lease to compensate BNPLC for Losses caused by a breach or termination of any Development Contract other than a breach or termination committed or affirmatively authorized by the Foreclosure Purchaser.

Any agreement by BNPLC to so excuse a Foreclosure Purchaser shall provide that nothing therein contained shall in any way excuse Chiron or Chiron's Affiliates (even if Chiron or any of its Affiliates might constitute a Foreclosure Purchaser) from the obligations imposed by subparagraphs 8(b) or 8(c) of the Ground Lease.

         (e)  COOPERATION OF BNPLC TO FACILITATE EQUIPMENT LEASES AND PERSONAL
PROPERTY FINANCING.   So long as no Event of Default has occurred and is
continuing, BNPLC shall from time to time as requested by Chiron deliver a Landlord's Lien Subordination in substantially the form attached as EXHIBIT I to any vendor or other Person that will provide financing to Chiron for, or that will lease to Chiron, equipment or other tangible personal property for use on the Property; provided, however, that Chiron shall not request and BNPLC shall not be required to provide any Landlord's Lien Subordination covering equipment or other property included within the "Property" as described in subparagraph 8.(a). Although equipment or other tangible personal property may be "bolted down" or otherwise firmly affixed to Improvements, it shall not by reason thereof become part of the Improvements if it can be removed without causing structural or other material damage to the Improvements and without rendering HVAC or other major building systems inoperative and if it does not otherwise constitute "Property" as provided subparagraph 8.(a).

         (f) LIMITED REPRESENTATIONS BY BNPLC. BNPLC is not expected or required to represent or warrant that this Lease or the Purchase Documents will qualify for any particular accounting treatment under GAAP. However, to permit Chiron to determine for itself the appropriate accounting for this Lease and the Purchase Documents, BNPLC does represent to Chiron the following as of the Effective Date:

         (i) BNPLC is one hundred percent (100%) owned, directly or indirectly, by BNPLC's Parent, Banque Nationale de Paris.

         (ii) BNPLC leases properties of substantial value to more than seven tenants.

         (iii) All parties to whom BNPLC has any material obligations known to BNPLC are (and are expected to be) Affiliates of Banque Nationale de Paris, Participants or participants with BNPLC in other leasing deals or loans made by BNPLC, or other tenants or borrowers in such other leasing deals or loans.

         (iv) BNPLC has substantial assets in addition to the Property, assets which BNPLC believes to have a value far in excess of the value of the Property.

         (v) BNPLC expects to obtain from Banque Nationale de Paris or other Affiliates of BNPLC Funding Advances of $75,000,000 (including a share of Carrying Costs and other amounts to be capitalized as part of the Outstanding Construction Allowance, and assuming that Chiron uses the Maximum Construction Allowance under this Lease), and to the extent that Banque Nationale de Paris or such other Affiliates themselves borrow or accept bank deposits to obtain the funds needed to provide such Funding Advances, the obligation to repay such funds shall not be limited, by agreement or corporate structure, to payments collected from Chiron or otherwise recovered from the Property.

BNPLC does not presently anticipate any change after the Effective Date in any of the facts listed above in this subparagraph.

         (g) RESPONDING TO REQUESTS FOR INFORMATION. Chiron shall have the right to ask BNPLC questions from time to time concerning BNPLC's financial condition, concerning changes in facts covered by the representations in the preceding subparagraph and concerning BNPLC's ability to perform under this Lease or the Purchase Agreement, to which questions BNPLC shall promptly respond. (Such response, however, may be limited to a statement that BNPLC will not provide requested information.) BNPLC shall notify Chiron if, at any time during the Term, BNPLC ceases to be 100% owned, directly or indirectly, by Banque Nationale de Paris.

         (h)  OTHER LIMITED REPRESENTATIONS BY BNPLC.  BNPLC represents that:

         (i) NO DEFAULT OR VIOLATION. The execution, delivery and performance by BNPLC of this Lease, the Purchase Agreement and the Ground Lease do not and will not constitute a breach or default under any material contract or agreement to which BNPLC is a party or by which BNPLC is bound and do not, to the knowledge of BNPLC, violate or contravene any law, order, decree, rule or regulation to which BNPLC is subject. (As used in this subparagraph 7.(h), "BNPLC'S KNOWLEDGE" means the present actual knowledge of Lloyd Cox, the current officer of BNPLC having responsibility for the negotiation of this Lease, with due investigation and after consultation with BNPLC's Parent's representative, Katherine Wolfe.)

         (ii) NO SUITS. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to BNPLC's knowledge, threatened that are reasonably likely to affect BNPLC's interest in the Property or the validity, enforceability or priority of this Lease, the Purchase Agreement or the Ground Lease, and BNPLC is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of BNPLC or its interest in the Property.

         (iii) ENFORCEABILITY. The execution, delivery and performance of this Lease, the Purchase Agreement and the Ground Lease by BNPLC are duly authorized, are not in contravention of or conflict with any term or provision of BNPLC's articles of incorporation or bylaws and do not, to BNPLC's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease, the Purchase Agreement and the Ground Lease are valid, binding and legally enforceable obligations of BNPLC except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, BNPLC makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.

         (iv) ORGANIZATION. BNPLC is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. BNPLC has or will obtain on a timely basis, at Chiron's expense pursuant to the other provisions of this Lease, all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Property and to perform its obligations under this Lease.

         (v) NOT A FOREIGN PERSON. BNPLC is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., BNPLC is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

    8.   ADJUSTMENTS TO THE PROPERTY.

         (a) OWNERSHIP OF THE IMPROVEMENTS AND PERSONALTY ACQUIRED WITH FUNDS PROVIDED BY BNPLC. Subject in each case to Chiron's rights under the other provisions of this Lease, all Improvements and all furnishings, furniture, chattels, general intangibles, permits, licenses, franchises, certificates and other personal property of whatever nature shall have been acquired on behalf of BNPLC by Chiron, shall be owned by BNPLC and shall constitute "Property" covered by this Lease, to the extent heretofore or hereafter acquired, in whole or in part, with any portion of the Initial Funding Advance provided to Chiron or with any Construction Advances or other funds for which Chiron has received or hereafter receives reimbursement from the Initial Funding Advance or Construction Advances, as shall all renewals or replacements of or substitutions for the Improvements or any such other Property. Chiron shall not authorize or permit the transfer of title to the Improvements or to any other such Property to pass through Chiron or Chiron's Affiliates before it is transferred to BNPLC from contractors, suppliers, vendors or other third Persons. Nothing herein shall constitute authorization of Chiron by BNPLC to bind BNPLC to any construction contract or other agreement with a third Person, but any construction contract or other agreement executed by Chiron for the acquisition or construction of Improvements or other components of the Property may provide for the transfer of title as required by the preceding sentence. Upon request of BNPLC, Chiron shall deliver to BNPLC an inventory describing all significant items of Personal Property (and, in the case of tangible personal property, showing the make, model, serial number and location thereof) other than Improvements, with a certification by Chiron that such inventory is true and complete and that all items specified in the inventory are covered by this Lease free and clear of any Lien other than the Permitted Encumbrances or Liens Removable by BNPLC.

    (b) CHANGES IN THE LAND COVERED BY THE GROUND LEASE. Upon any amendment of the definition of the "Land" covered by the Ground Lease, the "Land" as defined in and covered by this Lease will also be so amended. Chiron shall not, prior to any addition of Parcel 7A to the Land as contemplated in subparagraph 4(a) of the Ground Lease, use any Construction Advances for construction of any improvements on Parcel 7A. If for any reason Parcel 7A is not added to the Land before the Designated Sale Date, Chiron warrants that on the Designated Sale Date it shall have caused the completion of the central utilities plant (or substitute facilities which will serve the Improvements no less adequately) on the Land that is included as part of the Property (rather than on Parcel 7A) in a manner that causes the Improvements taken as whole to satisfy subparagraph 6.(b)(v).

    9.   ENVIRONMENTAL.

         (a) GENERAL ENVIRONMENTAL COVENANTS BY CHIRON. Without limiting Chiron's obligations under the Ground Lease with respect to Hazardous Substances and Environmental Losses, Chiron covenants that:

              (i) Chiron shall promptly perform and diligently and continuously pursue the Remedial Work.

              (ii) Chiron shall retain an Environmental Consultant or Industrial Hygienist, as appropriate, to evaluate any significant new information generated during Chiron's implementation of the Remedial Work and to discuss with Chiron whether such new information indicates the need for any additional measures that Chiron should take to protect the health and safety of persons (including, without limitation, employees, contractors and subcontractors and their employees) or to protect the environment. Chiron shall implement any such additional measures to the extent required by Environmental Laws or otherwise reasonably required and to the extent not inconsistent with the other provisions of this Lease.

              (iii) Chiron shall not conduct or permit others to conduct Hazardous Substance Activities on the Property, except Permitted Hazardous Substance Use and the Remedial Work.

              (iv) Chiron shall not discharge or permit the discharge of anything (including Permitted Hazardous Substances) that would require any permit under applicable Environmental Laws, other than (1) storm water runoff, (2) fume hood emissions, (3) waste water discharges through a publicly owned treatment works, (4) discharges that are a necessary part of the Remedial Work, and (5) other similar discharges consistent with the definition herein of Permitted Hazardous Substance Use which do not significantly increase the risk of Environmental Losses to BNPLC, in each case in strict compliance with Environmental Laws.



         (b) LONG TERM RISK MANAGEMENT PLAN. Working with an Environmental Consultant or Industrial Hygienist, as appropriate, Chiron will develop a long-term risk management plan for the Property, including capping of the Land, any procedures to be followed by future workers engaged in subsurface excavation activities, procedures for removal of floating hydrocarbon product to the extent feasible, and a groundwater monitoring program; shall obtain approval of RCWQBCB and ACDEH of such plan; and shall comply diligently with the requirements of such approved plan.

         (c)  WARRANTY REGARDING COMPLETION OF REMEDIAL WORK.   Without
limiting the foregoing, Chiron warrants that, before any Designated Sale Date upon which, for any reason, Chiron or an Affiliate of Chiron or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by Chiron pursuant to Paragraph 1(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value, Chiron shall have completed all Remedial Work to the satisfaction of BNPLC or shall have obtained a no further action letter from the RWQCB, a Remedial Action Certification Form (certifying that no further removal/remedial action is necessary) from DTSC, a certificate of completion for a lead agency pursuant to Section 25264(b) of the California Health & Safety Code, or similar certificate of closure certifying that no further action at the Property is required, from all governmental authorities asserting jurisdiction over the Property, which letters or certificates shall be delivered promptly to BNPLC.

         (d) RIGHT OF BNPLC TO DO REMEDIAL WORK NOT PERFORMED BY CHIRON. If Chiron's failure to cure any breach of the covenants set forth in subparagraph 9.(a) continues beyond the Environmental Cure Period (as defined below), or if Chiron breaches the warranty set forth in subparagraph 9.(c), BNPLC may, in addition to any other remedies available to it, after notifying Chiron of the remediation efforts BNPLC believes are needed, conduct all or any part of the Remedial Work. To the extent that the removal of Hazardous Substances (or other action taken by BNPLC pursuant to the preceding sentence) is required or believed by BNPLC in good faith to be required by Applicable Law or by any demand, regulation or guideline of any governmental authority (whether or not having the force of law), the cost of such removal (or other action) shall be a demand obligation owing by Chiron to BNPLC. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of: (1) three hundred and sixty days after Chiron is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Chiron pursues with diligence pursuant to and in accordance with all Approved Plans, and (2) the date any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) or any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of the breach which must be cured within such period.

         (e) ENVIRONMENTAL INSPECTIONS AND REVIEWS. BNPLC reserves the right to retain an Environmental Consultant or Industrial Hygienist to review any report prepared by Chiron or to conduct BNPLC's own investigation to confirm whether Chiron is complying with the requirements of this Paragraph 9. Chiron grants to BNPLC and to BNPLC's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Property to inspect the Property and to perform such tests as BNPLC deems necessary or appropriate to review or investigate Hazardous Substances in, on, under or about the Property or any discharge or suspected discharge of Hazardous Substances into groundwater or surface water from the Property.
Chiron shall promptly reimburse BNPLC for the fees of its Environmental Consultants and Industrial Hygienists and the costs of any such inspections and tests; provided, however, BNPLC's right to reimbursement for the fees of any consultant engaged as provided in this subparagraph or for the costs of any inspections or test undertaken as provided in this subparagraph shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) BNPLC shall have retained the consultant to establish the condition of the Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) BNPLC shall have retained the consultant to satisfy any regulatory requirements applicable to BNPLC or its Affiliates; or (4) BNPLC shall have retained the consultant because BNPLC has been notified of a violation of Environmental Laws concerning the Property or BNPLC otherwise reasonably believes that Chiron has not complied with the requirements of this Paragraph 9.

         (f)  COMMUNICATIONS REGARDING ENVIRONMENTAL MATTERS.

              (i)  Chiron shall immediately advise BNPLC and Participants of
    (1) any discovery of any event or circumstance which would render any of the representations of Chiron in the Ground Lease concerning environmental matters materially inaccurate or misleading if made at the time of such discovery and assuming that Chiron was aware of all relevant facts, (2) any material change in the Remedial Work required or undertaken by Chiron or its Affiliates in response to any (A) discovery of any Hazardous Substances on, under or about the Property other than Permitted Hazardous Substances and the Hazardous Substances identified in the existing Approved Plans or
    (B) any claim for damages resulting from Hazardous Substance Activities,
    (3) Chiron's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property which is not disclosed in the existing Approved Plans and which would or could reasonably be expected to cause the Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or
    (4) any investigation or inquiry of any failure or alleged failure by Chiron to comply with Environmental Laws affecting the Property by any governmental authority responsible for enforcing Environmental Laws. In such event, Chiron shall deliver to BNPLC within thirty days after BNPLC's request (or such longer period as may be reasonably required), a preliminary written environmental plan setting forth a general description of the action that Chiron proposes to take with respect thereto, if any, to bring the Property into compliance with Environmental Laws or to correct any breach by Chiron of this Paragraph 9, including any proposed Remedial Work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as BNPLC may reasonably request.

              (ii) Chiron shall provide BNPLC and Participants with copies of all material written communications with federal, state and local governments, or agencies relating to the matters listed in the preceding clause (i). Chiron shall also provide BNPLC and Participants with copies of any correspondence from third Persons which threaten litigation over any significant failure or alleged significant failure of Chiron to maintain or operate the Property in accordance with Environmental Laws.

              (iii) Prior to Chiron's submission of a Material Environmental Communication to any governmental or regulatory agency or third party, Chiron shall, to extent practicable, deliver to BNPLC and Participants a draft of the proposed submission (together with the proposed date of submission), and in good faith assess and consider any comments of BNPLC regarding the same. Promptly after BNPLC's request, Chiron shall meet with BNPLC to discuss the submission, shall provide any additional information reasonably requested by BNPLC and shall provide a written explanation to BNPLC addressing the issues raised by comments (if any) of BNPLC regarding the submission, including a reasoned analysis supporting any decision by Chiron not to modify the submission in accordance with comments of BNPLC.

    10.  INSURANCE REQUIRED AND CONDEMNATION.

         (a) LIABILITY INSURANCE. Throughout the Term Chiron shall maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property, in standard form and with an insurance company or companies reasonably acceptable to BNPLC (and so long as the Guaranty specifies a Demand Deadline, then after the Demand Deadline BNPLC may reasonably require that such insurance be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A- or better and a reported financial information rating of VI or better), such insurance to afford immediate protection, to the limit of not less than $20,000,000 combined single limit for bodily and personal injury, death and property damage in respect of any one accident or occurrence, with not more than $5,000,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease, but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds BNPLC and all Participants of which Chiron has been notified (including all of the Participants listed in SCHEDULE 1). Chiron shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by BNPLC and shall at all times deliver and maintain with BNPLC written confirmation (in form reasonably satisfactory to BNPLC) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least thirty days notice to BNPLC. Not less than thirty days prior to the expiration date of each policy of insurance required of Chiron pursuant to this subparagraph, Chiron shall deliver to BNPLC a certificate evidencing a paid renewal policy or policies.

         (b) PROPERTY INSURANCE. Throughout the Term Chiron will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Property insured under an "all-risk" property insurance policy (not excluding from coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Property is in a flood zone, flood) in the amount no less than eighty percent (80%) of the replacement value (exclusive of land, foundation, footings, excavations and grading) with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Subject to the reasonable approval of BNPLC, Chiron will be responsible for determining the amount of property insurance to be maintained from time to time, but Chiron must maintain such coverage on an agreed value basis to eliminate the effects of coinsurance. Such insurance must be issued by an insurance company or companies reasonably acceptable to BNPLC, and so long as the Guaranty specifies a Demand Deadline, then after the Demand Deadline BNPLC may reasonably require that the insurance or reinsurance companies providing such insurance be rated by the A.M. Best Company of Oldwick, New Jersey as having (1) a policyholder's rating of A- or better, (2) a reported financial information rating of no less than VI, and (3) in the case of each such company, a reported financial information rating which indicates an adjusted policyholders' surplus equal to or greater than the underwriting exposure that such company has under the insurance or reinsurance it is providing for the Property. Any deductible applicable to such insurance shall not exceed $5,000,000. Such insurance shall cover not only the value of Chiron's interest in the Improvements, but also the interest of BNPLC, and such insurance shall include provisions that BNPLC must be notified at least thirty days prior to any cancellation or reduction of insurance coverage. The policies under which Chiron maintains such insurance may be "blanket" policies covering not only the Property but other properties occupied or owned by Chiron; however, all policies must provide that proceeds paid thereunder with respect to the Property will be payable to BNPLC and Chiron as their interests may appear, it being understood between BNPLC and Chiron that such proceeds shall be paid to BNPLC as Escrowed Proceeds and will be applied in accordance with Paragraph 11 of this Lease. In the event any of the Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may, but shall not be obligated to, make proof of loss if not made promptly by Chiron after notice from BNPLC, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 11, and (iii) BNPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no Event of Default shall have occurred and be continuing, BNPLC must obtain Chiron's consent to any such settlement, which consent will not be unreasonably withheld). If any casualty shall result in damage to or loss or destruction of the Property, Chiron shall give immediate notice thereof to BNPLC and Paragraph 11 shall apply.

    Notwithstanding the foregoing, however, if any insurance claim for damage to the Property is for less than $5,000,000 and no Event of Default shall have occurred and be continuing, Chiron shall have the right to settle, adjust or compromise the claim as Chiron deems appropriate; and Chiron may directly receive and hold the proceeds of such claim so long as no Event of Default shall have occurred and be continuing and so long as Chiron applies such proceeds as required by subparagraph 11.(b).

         (c) FAILURE TO OBTAIN INSURANCE. If Chiron fails to obtain any insurance or to provide confirmation of any such insurance as required by this Lease, BNPLC shall be entitled (but not required) to obtain the insurance that Chiron has failed to obtain or for which Chiron has not provided the required confirmation and, without limiting BNPLC's other remedies under the circumstances, BNPLC may require Chiron to reimburse BNPLC for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by BNPLC until the date of reimbursement by Chiron.

         (d) CONDEMNATION. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Property or any portion thereof, each party shall notify the other (provided, however, BNPLC shall have no liability for its failure to provide such notice) of the pendency of such proceedings. Chiron shall, at its expense, diligently prosecute any such proceedings and shall consult with BNPLC, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to BNPLC as Escrowed Proceeds for application as provided in Paragraph 11. BNPLC is hereby authorized, in the name of Chiron, at any time when an Event of Default shall have occurred and be continuing, or otherwise with Chiron's prior consent (which consent will not be unreasonably withheld), to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Property. BNPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

    Notwithstanding the foregoing provisions of this subparagraph, if condemnation proceeds totaling not more than $5,000,000 are to be recovered as a result of a taking of less than all or substantially all of the Property, Chiron may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Chiron applies such proceeds as required by subparagraph 11.(b).

    11.  APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS.

         (a) Subject to BNPLC's rights under this Paragraph 11, and so long as no Event of Default shall have occurred and be continuing, Chiron shall be entitled to use all property insurance and condemnation proceeds payable with respect to the Property during the Term for the restoration and repair of the Property or any remaining portion thereof. Except as provided in the last sentence of subparagraph 10.(b) and the last sentence of subparagraph 10.(d), all insurance and condemnation proceeds received with respect to the Property (including proceeds payable under any insurance policy covering the Property which is maintained by Chiron) shall be paid to BNPLC and then applied as follows:

              (i) First, such proceeds shall be used to reimburse BNPLC for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.

              (ii) Second, the remainder of such proceeds (the "REMAINING PROCEEDS") shall be held by BNPLC as Escrowed Proceeds and used to reimburse Chiron for the actual cost of the repair, restoration or replacement of the Property. However, any Remaining Proceeds not needed for such purpose shall be applied by BNPLC as Qualified Payments, as provided in subparagraph 11.(c), after Chiron notifies BNPLC that they are not needed for repairs, restoration or replacement.

         (b) Any Remaining Proceeds held by BNPLC as Escrowed Proceeds shall be deposited by BNPLC in an interest bearing account as provided in the definition of Escrowed Proceeds in the attached LIST OF DEFINED TERMS and shall be paid to Chiron or to third parties as Chiron may direct as the applicable repair, restoration or replacement progresses and upon compliance by Chiron with such terms, conditions and requirements as may be reasonably imposed by BNPLC, but in no event shall BNPLC be required to pay any Escrowed Proceeds to Chiron in excess of the actual cost to Chiron of the applicable repair, restoration or replacement, as evidenced by invoices or other documentation reasonably satisfactory to BNPLC, it being understood that BNPLC may retain and apply any such excess as a Qualified Payment. In any event, Chiron will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out in the attached LIST OF DEFINED TERMS. Further, notwithstanding the inadequacy of the Remaining Proceeds held by BNPLC as Escrowed Proceeds, if any, or anything herein to the contrary, Chiron must, after any taking of less than all or substantially all of the Property by condemnation and after any damage to the Property by fire or other casualty, either:

              (1) promptly restore or improve the Property or the remainder thereof to a value no less than forty percent (40%) of Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a reasonably safe and sightly condition; or

              (2) promptly restore the Property to a reasonably safe and sightly condition and pay to BNPLC for application as a Qualified Payment the amount (if any), as determined by BNPLC, needed to reduce Stipulated Loss Value (computed after the application of such amount and any available Remaining

    Proceeds as Qualified Payments) to no more than two hundred fifty percent (250%) of the then-current market value of the Property or remainder thereof.

         (c) If an Event of Default shall have occurred and be continuing, then notwithstanding the foregoing, BNPLC shall be entitled to receive and collect all insurance or condemnation proceeds payable with respect to the Property, and:

              (i) BNPLC shall apply the Remaining Proceeds received by BNPLC as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with such Qualified Payment) within ten Business Days after BNPLC receives a notice from Chiron unconditionally directing BNPLC to so apply the same; and

              (ii) in the absence of such a notice from Chiron to BNPLC, BNPLC shall be entitled to either, at the discretion of BNPLC, (A) hold all Remaining Proceeds as Escrowed Proceeds until paid to Chiron as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Property when Chiron has completed such repair, restoration or replacement, or (B) apply such proceeds as Qualified Payments when and to the extent deemed appropriate by BNPLC.

When no Event of Default shall have occurred and be continuing, BNPLC shall apply any Remaining Proceeds paid to it or other amounts which are to be applied as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with a Qualified Payment) within five Business Days after BNPLC receives a notice from Chiron unconditionally directing BNPLC to so apply the same. In any event, BNPLC may deduct Breakage Costs incurred in connection with a Qualified Payment from the Remaining Proceeds or other amounts available to BNPLC for application as the Qualified Payment, and Chiron will reimburse BNPLC upon request for any such Breakage Costs that BNPLC incurs but does not deduct.

         (d) In the event of any taking of all or substantially all of the Property, BNPLC shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then BNPLC shall be entitled to recover the excess from Chiron upon demand as an additional Qualified Payment, whereupon this Lease shall terminate. Any taking of so much of the Property as, in BNPLC's good faith judgment, makes it impracticable to restore or improve the remainder thereof as required by part (1) of subparagraph 11.(b) shall be considered a taking of substantially all the Property for purposes of this Paragraph 11.

         (e) Without limiting Chiron's obligations to make repairs under other provisions of this Lease, BNPLC and Chiron each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Property or to the personal property situated from time to time in or on the Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph 11.(e) shall be effective insofar, BUT ONLY INSOFAR, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this subparagraph. Chiron shall cause the insurance policies required of Chiron by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this subparagraph. If such endorsements are not available at commercially reasonable rates, the waivers set forth in this subparagraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Property to be impaired.

    12. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON CONCERNING THE PROPERTY. Chiron represents, warrants and covenants as follows:

         (a) COMPLIANCE WITH COVENANTS AND LAWS. The use of the Property permitted by this Lease complies, or will comply after Chiron obtains available permits as the tenant under this Lease, in all material respects with all Applicable Laws. Chiron has obtained or will promptly obtain all utility, building, health and operating permits as may be required by any governmental authority or municipality having jurisdiction over the Property for the use of the Property for the purposes permitted by the Lease.

         (b) CONDITION OF PROPERTY. When the initial Construction Project has been completed in accordance with the requirements of this Lease, adequate provision will have been made for the Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities. All streets, alleys and easements necessary to serve the Property have been completed and are serviceable or will be so when the initial Construction Project is complete. The Property will be, when the initial Construction Project is complete, in a condition satisfactory for its use and occupancy. Chiron is not aware of any latent or patent material defects or deficiencies in the Property that, either individually or in the aggregate, could materially and adversely affect the use or occupancy of the Property as permitted by this Lease or could reasonably be anticipated to endanger life or limb.

         (c) OPERATION OF PROPERTY. Chiron shall operate the Property in a good and workmanlike manner and in a manner that causes it to comply in all material respects with Applicable Laws. (For purposes of this Lease, "material" noncompliance with Applicable Law will include any noncompliance, the correction of which has been requested by a governmental authority, or because of which a threat of action against the Property or BNPLC has been asserted by a governmental authority.) Chiron shall not use or occupy or allow the use or occupancy of the Property in any manner which violates any Applicable Law in any material respect or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following could, individually or in the aggregate, reduce the value of the Property and leave the Property with a value of less than forty percent (40%) of Stipulated Loss Value, Chiron shall not: (i) initiate or permit any zoning reclassification of the Property; (ii) seek any variance under existing zoning ordinances applicable to the Property; (iii) use or permit the use of the Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Property; or (v) consent to the annexation of the Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Property shall occur that BNPLC determines will reduce the then-current market value of the Property, and if after such reduction the then-current market value of the Property shall be less than forty percent (40%) of Stipulated Loss Value in the reasonable judgment of BNPLC, then Chiron shall before the Designated Sale Date pay BNPLC an amount equal to such excess for application as a Qualified Payment. Chiron shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. If Chiron receives a notice or claim from any federal, state or other governmental authority that the Property is not in compliance with any Applicable Law in any material respect, or that any action may be taken against BNPLC because the Property does not comply with any Applicable Law, Chiron shall promptly furnish a copy of such notice or claim to BNPLC.

    Notwithstanding the foregoing, Chiron may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Property, and pending such contest Chiron shall not be deemed in default hereunder because of a violation of such Applicable Law, if Chiron diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and if Chiron promptly causes the Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected by Chiron and any claims asserted against BNPLC or the Property because of such violation must be paid by Chiron, all prior to the date that (i) any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of such violation or (ii) any action is taken or overtly threatened by any governmental authority against BNPLC or any property owned by BNPLC (including the Property) because of such violation.

         (d) DEBTS FOR CONSTRUCTION, MAINTENANCE, OPERATION OR DEVELOPMENT. Chiron shall cause all debts and liabilities incurred in the construction, maintenance, operation or development of the Property, including all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property, to be promptly paid; provided, nothing in this subparagraph will be construed to make Chiron liable for Liens Removable by BNPLC or Excluded Taxes.

    Notwithstanding the foregoing, Chiron may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Chiron shall not be deemed in default under this subparagraph (or subparagraphs 12(b) or (c) of the Ground Lease) because of the contested lien if (1) within thirty days after being asked to do so by BNPLC, Chiron bonds over to BNPLC's reasonable satisfaction any contested liens against the Property alleged to secure an amount in excess of $5,000,000 (individually or in the aggregate), (2) Chiron diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (3) Chiron promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs must be paid by Chiron prior to the date (i) any criminal action is overtly threatened or instituted against BNPLC or its directors, officers or employees because of the nonpayment thereof, (ii) any writ or order is issued under which the Property or any other property in which BNPLC has an interest may be seized or sold or any other action is taken or overtly threatened against BNPLC or any property in which BNPLC has an interest because of the nonpayment thereof, or (iii) any Designated Sale Date upon which, for any reason, Chiron or an Affiliate of Chiron or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by Chiron pursuant to Paragraph 1(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value.

         (e) REPAIR, MAINTENANCE, ALTERATIONS AND ADDITIONS. Chiron shall keep the Property in good order, operating condition and appearance, causing all necessary repairs, renewals and replacements to be promptly made, and will not allow any of the Property to be materially misused, abused or wasted. To the extent that any of the following could, individually or in the aggregate, reduce the value of the Property and leave the Property with a value of less than forty percent (40%) of Stipulated Loss Value, Chiron shall not: (i) fail to promptly replace any worn-out fixtures or material items of tangible Personal Property covered by this Lease with fixtures or other tangible Personal Property comparable to the replaced fixtures or Personal Property when new, (ii) remove from the Property any fixtures or tangible Personal Property of significant value covered by this Lease except such as are replaced by Chiron by articles of equal suitability and value, free and clear of any Lien other than Permitted Encumbrances or Liens Removable by BNPLC, or (iii) make any significant alterations to any Improvements after they are completed. Without limiting the foregoing, Chiron will notify BNPLC before making any alterations to the Improvements which could materially and adversely reduce the market value of or which change the general character of the Property or which impair in any significant manner the useful life or utility of any Improvements.

Nothing in this subparagraph is intended to limit Chiron's rights and obligations under other provisions of this Lease with respect to the construction of the initial or any subsequent Construction Project permitted by other provisions of this Lease.

         (f) BOOKS AND RECORDS CONCERNING THE PROPERTY. Chiron shall keep books and records that are accurate and complete in all material respects for the Property and will permit all such books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by BNPLC, any of the Participants and the duly accredited representatives of BNPLC or any Participant at all times during reasonable business hours.

    13.  ASSIGNMENT AND SUBLETTING BY CHIRON.

         (a) BNPLC'S CONSENT REQUIRED. Without the prior consent of BNPLC, Chiron shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Chiron hereunder and shall not sublet all or any part of the Property, by operation of law or otherwise; provided, that, so long as no Event of Default has occurred and is continuing, Chiron shall be entitled without the consent of BNPLC to sublet all or any portion of the Property if:

              (i) any sublease by Chiron is made expressly subject and subordinate to the terms hereof;

              (ii) no sublease has a term longer than the remainder of the then effective term of this Lease;

              (iii) the use permitted by such sublease is expressly limited to uses consistent with subparagraph 3.(a) or other uses approved in advance by BNPLC as uses that will not present any extraordinary risk of uninsured environmental or other liability; and

              (iv) no more than twenty-five percent (25%) of the space in any completed Improvements shall be subleased without BNPLC's prior consent to any Person that is neither (A) an Affiliate of Chiron nor (B) the operator of a business in the subleased space that is related to the operation of Chiron's own business.

         (b) STANDARD FOR BNPLC'S CONSENT TO ASSIGNMENTS AND CERTAIN OTHER MATTERS. Consents and approvals of BNPLC which are required by this Paragraph 13 will not be unreasonably withheld, but Chiron acknowledges that BNPLC's withholding of such consent or approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may increase BNPLC's risk of liability for any existing or future environmental problem, (2) giving the approval is likely to substantially increase BNPLC's administrative burden of complying with or monitoring Chiron's compliance with the requirements of this Lease, or (3) any transaction for which Chiron has requested the consent or approval would negate Chiron's representations in this Lease or the Ground Lease regarding ERISA or cause this Lease, the Purchase Documents or the Ground Lease (or any exercise of BNPLC's rights hereunder or thereunder) to constitute a violation of any provision of ERISA.

         (c) CONSENT NOT A WAIVER. No consent by BNPLC to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Chiron's interest hereunder, and no assignment or subletting of the Property or any part thereof in accordance with this Lease or otherwise with BNPLC's consent, shall release Chiron from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Chiron from any requirement of obtaining the prior consent of BNPLC to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Chiron hereunder.

    14.  ASSIGNMENT BY BNPLC.

         (a) BNPLC'S ASSIGNMENT GENERALLY. Subject to subparagraph 14.(b) below, BNPLC shall have the right to transfer, assign and convey the Property and any and all of its rights under this Lease, the Purchase Documents and the Ground Lease. In the event BNPLC sells or otherwise transfers the Property and assigns its rights under this Lease, the Purchase Documents and the Ground Lease, and if BNPLC's successor in interest to all such rights assumes in writing for the benefit of Chiron, as its interests may appear, BNPLC's liability for the obligations imposed upon BNPLC by this Lease, the Purchase Documents and the Ground Lease on and subject to the express terms and conditions set out herein and therein, then BNPLC shall thereby be released from any obligations arising after such assumption under this Lease (other than any liability for a breach of the landlord's obligation to provide Construction Advances) or under the Purchase Documents or the Ground Lease, and Chiron agrees to look solely to each successor in interest of BNPLC for performance of such obligations.

         (b) RESTRICTIONS ON TRANSFERS. Except by a Permitted Transfer, BNPLC shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease, the Purchase Documents or the Ground Lease or any interest of BNPLC in and to the Property during the Term without the prior consent of Chiron; and in connection with any transfer that constitutes a Permitted Transfer only because it is a transfer to an Affiliate of BNPLC, the price for the transfer shall not exceed (and in any report or declaration required in connection therewith by local or state taxing authorities BNPLC shall not report such price to be in excess of) Stipulated Loss Value.

    15.  BNPLC'S RIGHT OF ACCESS.

    (a) Subject to the provisions of subparagraph 7.(a) and Paragraph 26, BNPLC and BNPLC's representatives may enter the Property, after three Business Days advance notice to Chiron (except in the event of an emergency, when no advance notice will be required), for the purpose of performing any work BNPLC is authorized to undertake by the next subparagraph or for the purpose confirming whether Chiron has complied with the requirements of this Lease at any time BNPLC may reasonably question such compliance. So long as Chiron remains in possession of the Property, BNPLC or BNPLC's representative will, before making any such inspection or performing any such work on the Property, if then requested to do so by Chiron to maintain security: (i) sign in at Chiron's security or information desk if Chiron has such a desk on the premises,
(ii) wear a visitor's badge or other reasonable identification provided by Chiron when BNPLC or BNPLC's representative first arrives at the Property, (iii) permit an employee of Chiron to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security, health or safety requirements of Chiron, as Chiron may establish from time to time in accordance with good industry practices, provided that such other requirements do not, individually or in the aggregate, substantially interfere with or delay inspections or work of BNPLC authorized by this Lease.

    (b) If Chiron fails to perform any act or to take any action which hereunder Chiron is required to perform or take, or to pay any money which hereunder Chiron is required to pay, and if such failure or action constitutes an Event of Default or causes BNPLC or any director, officer, employee or Affiliate of BNPLC to be overtly threatened with criminal prosecution or renders BNPLC's interest in the Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, BNPLC may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by BNPLC, and any money so paid by BNPLC, shall be a demand obligation owing by

Chiron to BNPLC. Further, BNPLC, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of BNPLC to do any work which under any provision of this Lease Chiron may be required to perform, and the performance thereof by BNPLC shall not constitute a waiver of Chiron's default. BNPLC may during the progress of any such work permitted by BNPLC hereunder on or in the Property keep and store upon the Property all necessary materials, tools, and equipment. BNPLC shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Chiron or the subtenants of Chiron by reason of making such repairs or the performance of any such work on or in the Property, or on account of bringing materials, supplies and equipment into or through the Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by [and attributed by any applicable principles of comparative fault to] the Established Misconduct of BNPLC), and the obligations of Chiron under this Lease shall not thereby be excused in any manner.

    16. OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON. Chiron represents, warrants and covenants as follows:

         (a) FINANCIAL STATEMENTS; REQUIRED NOTICES; CERTIFICATES AS TO DEFAULT. Chiron shall deliver to BNPLC and to each Participant of which Chiron has been notified:

         (i) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Chiron, the unaudited consolidated balance sheet of Chiron and its Subsidiaries as of the end of such quarter and consolidated unaudited statements of income, stockholders' equity and cash flow of Chiron and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form figures for the corresponding period in the preceding fiscal year, in the case of such statements of income, stockholders' equity and cash flow, and figures for the preceding fiscal year in the case of such balance sheet, all in reasonable detail, in accordance with GAAP, and certified in a manner acceptable to BNPLC by a Responsible Financial Officer of Chiron (subject to normal year-end adjustments); provided, that so long as Chiron is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Chiron shall be deemed to have satisfied its obligations under this clause (i) if Chiron delivers to BNPLC the same quarterly reports, certified by a Responsible Financial Officer of Chiron (subject to year-end adjustments), that Chiron delivers to its shareholders;

         (ii) as soon as available and in any event within ninety days after the end of each fiscal year of Chiron, the consolidated balance sheet of Chiron and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, stockholders' equity and cash flow of Chiron and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, in accordance with GAAP, and certified in a manner acceptable to BNPLC by independent public accountants of recognized national standing reasonably acceptable to BNPLC; provided, that so long as Chiron is a company subject to the periodic reporting requirements of
    Section 12 of the Securities Exchange Act of 1934, as amended, Chiron shall be deemed to have satisfied its obligations under this clause (ii) if Chiron delivers to BNPLC the same annual report and report and opinion of accountants that Chiron delivers to its shareholders;

         (iii) together with the financial statements furnished in accordance with subparagraph 16.(a)(i) and 16.(a)(ii), a certificate of a Responsible Financial Officer of Chiron in the form of certificate attached hereto as EXHIBIT G (a) representing and warranting that no Event of Default or material Default by Chiron has occurred and is continuing (or, if an Event of Default or material Default by Chiron has occurred, stating the nature thereof and the action which Chiron proposes to take with respect thereto), and (b) stating that the representations and warranties by Chiron contained herein are true and correct on and as of the date of such certificate as though made on and as of such date;

         (iv) as soon as possible and in any event within five days after the occurrence of each Event of Default or material Default known to a Responsible Financial Officer of Chiron, a statement of Chiron setting forth details of such Event of Default or material Default and the action which Chiron has taken and proposes to take with respect thereto;

         (v) promptly after the sending or filing thereof, copies of all such financial statements, proxy statements, notices and reports which Chiron or any Subsidiary sends to its public stockholders, and copies of all reports and registration statements (without exhibits) which Chiron or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) or any national securities exchange;

         (vi) as soon as practicable and in any event within thirty days after a Responsible Financial Officer of Chiron knows or has reason to know that any ERISA Termination Event with respect to any Plan has occurred, a statement of a Responsible Financial Officer of Chiron describing such ERISA Termination Event and the action, if any, which Chiron proposes to take with respect thereto;

         (vii) upon request by BNPLC, a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent and Commitment Fees have been paid and either stating that no default exists hereunder or specifying each such default; it being intended that any such statement by Chiron may be relied upon by any prospective purchaser or mortgagee of the Property or any prospective Participant; and

         (viii) such other information respecting the condition or operations, financial or otherwise, of Chiron, of its Subsidiaries or of the Property as BNPLC or BNPLC's Parent or any Participant through BNPLC may from time to time reasonably request.

BNPLC is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 16.(a) to any Participant and to any regulatory body having jurisdiction over BNPLC, BNPLC's Parent or any Participant that requires or requests it.

         (b) PAYMENT OF TAXES GENERALLY. Chiron shall comply and cause its Subsidiaries to comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon any of them or upon any of their properties where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Chiron and its Subsidiaries taken as a whole.

    Notwithstanding the foregoing, Chiron or any applicable Subsidiary may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Chiron shall not be deemed in default under this subparagraph if (1) Chiron provides security to BNPLC's satisfaction for the payment of any lien asserted against the Property and alleged to secure the contested tax, (2) Chiron or the Subsidiary diligently prosecutes such contest to completion in an appropriate manner, and (3) Chiron or the Subsidiary promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, that in any event such contest shall be concluded and the tax, penalties, interest and costs must be paid by Chiron or its Subsidiaries prior to the date any writ or order is issued under which any property of Chiron or its Subsidiaries that is material to the business of Chiron and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

         (c) NEGATIVE COVENANTS. Chiron shall not, without the prior consent of BNPLC in each case, do any of the following:

         (i) MERGER AND CONSOLIDATION. Merge into or consolidate with or into a corporation, or permit any Subsidiary to do so, except that subject to the other provisions of this Lease:

         a) any Subsidiary may merge or consolidate with any other Subsidiary, and any Subsidiary may merge into Chiron; and

         b) Chiron or any of its Subsidiaries may merge or consolidate with any other corporation, provided that:

              (1) either (a) Chiron shall continue after or as the surviving corporation or (b) the successor corporation to Chiron shall be a solvent corporation organized under the laws of any State of the United States of America; such corporation shall expressly assume in writing all of the obligations of Chiron under this Lease, the Purchase Documents and the Ground Lease; and such assumption shall not violate any other term, condition or provision of this Lease or the Purchase Documents; and

              (2) after giving effect to such merger or consolidation, the financial condition of Chiron or its successor corporation shall be equal to or better than Chiron's financial condition immediately prior to the merger or consolidation and no Default or Event of Default shall have occurred and be continuing hereunder.

         (ii) CHANGE IN NATURE OF BUSINESS. Make, or permit any Subsidiary to do anything that would result in, a material change in the nature of the business Chiron and its Subsidiaries, taken as whole, as carried on at the Effective Date.

         (iii) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, substantially all of its assets (in a single transaction or series of related transactions), except that, subject to the other provisions of this Lease:

              a) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Chiron or to another Subsidiary;

              b) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets if after giving effect to the sale or other disposition, the financial condition of Chiron shall be equal to or better than Chiron's financial condition immediately prior to the sale or other disposition and no Default or Event of Default shall have occurred and be continuing hereunder; and

              c) Chiron may sell or dispose of its interest in the Property with all or substantially all of its assets to any other corporation, provided that:

              (1) the acquiring corporation shall be a solvent corporation organized under the laws of any State of the United States of America; such acquiring corporation shall expressly assume in writing all of the obligations of Chiron under this Lease, the Purchase Documents and the Ground Lease; and such assumption shall not violate any other term, condition or provision of this Lease, the Purchase Documents or the Ground Lease; and

              (2) after giving effect to such sale or disposition the financial condition of the acquiring corporation shall be equal to or better than Chiron's financial condition immediately prior to the sale or disposition, and no Default or Event of Default shall have occurred and be continuing;

         PROVIDED, HOWEVER, that no such sale shall release Chiron from any of its obligations and liabilities under this Lease, the Purchase Documents or the Ground Lease unless such sale is followed by the complete liquidation of Chiron and substantially all the assets of Chiron are distributed in such liquidation as soon as reasonably possible (but not more than fifteen days) following such sale.

              (iv) MULTIEMPLOYER ERISA PLANS. Incur or permit any Subsidiary to incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

              (v) PROHIBITED ERISA TRANSACTION. Enter into any transaction which would cause this Lease, the Purchase Documents or any other document executed in connection herewith (or any exercise of BNPLC's rights hereunder or thereunder) to constitute a non-exempt prohibited transaction under ERISA.

Chiron or any successor corporation, after a merger described in clause (i) b) above; Chiron, after any sale by a Subsidiary described in clause (ii) b) above; and any acquiring corporation, after a sale described in clause (ii) c) above, shall be considered for purposes of this subparagraph 16.(c) to have a financial condition equal to or better than Chiron's financial condition immediately before the merger or sale if, but only if, (1) the senior, unsecured debt of Chiron or such successor or acquiring corporation (as the case may be) is rated by Standard and Poor's Corporation or by Moody's Investor Service, Inc., and (2) the ratings given such debt during the ninety days after the merger or sale is no lower than the corresponding ratings of Chiron's debt immediately prior to the merger or sale.

              (d) OWNERSHIP OF THE LESSOR UNDER THE GROUND LEASE. So long as Chiron shall have any rights under this Lease or the Purchase Agreement, Chiron shall not permit any Person to acquire rights of the landlord under the Ground Lease other than Chiron itself or a corporation that is a Subsidiary of Chiron.

              (e) FURTHER ASSURANCES. Chiron shall, on request of BNPLC, (i) promptly correct any error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPLC to enable BNPLC, BNPLC's Parent and the Participants to comply with the requirements or requests of any agency or authority having jurisdiction over them.

              (f) NO DISCRIMINATION. As required by one of the Development Contracts, Chiron agrees for itself and its successors and permitted assigns that:

    There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the premises herein leased, nor shall Chiron itself, or any person claiming under or through Chiron, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the premises herein leased.


         17.  EVENTS OF DEFAULT.

              (a) DEFINITION OF EVENTS OF DEFAULT. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by Chiron under this Lease:

              (i) Chiron shall fail to pay when first due any Base Rent, Commitment Fees or Administrative Fees and such failure shall continue for three Business Days after Chiron is notified thereof.

              (ii) Chiron shall fail to pay when first due any Rent other than Base Rent, Commitment Fees or Administrative Fees, or Chiron shall fail to pay when first due any amount required by the Ground Lease, and in either case such failure shall continue for thirty Business Days after Chiron is notified thereof.


              (iii) Chiron shall fail to comply with any term, provision or covenant of this Lease or the Ground Lease, other than as described in the other clauses of this subparagraph 17.(a), and shall not cure such failure prior to the earlier of (A) thirty days after notice thereof is sent to Chiron, or (B) the date any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) because of such failure or any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is overtly threatened or instituted, the period within which such failure may be cured by Chiron shall be extended for a further period (not to exceed an additional one hundred twenty days) as shall be necessary for the curing thereof with diligence, if (but only if) (x) such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period,
    (y) Chiron shall promptly have commenced to cure such failure and shall thereafter continuously prosecute the curing thereof with reasonable diligence and (z) the extension of the period for cure will not, in the case of such a failure that occurs or commences more than thirty-five days prior to any Demand Deadline, cause the period for cure to extend beyond five days prior to the Demand Deadline.

              (iv) Chiron shall fail to comply with any term, provision or condition of the Purchase Documents and, if the Purchase Documents expressly provide a time within which Chiron may cure such failure, Chiron shall not cure the failure within such time.

              (v)  Chiron shall abandon the Property.

              (vi) Chiron or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate of Chiron or the applicable Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration by the creditor of the maturity of such Debt; or any such Debt shall be declared by the creditor to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

              (vii) Chiron or any of Chiron's Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Chiron or any of Chiron's Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Chiron or any of Chiron's Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause 17.(a)(vii).

              (viii)    At any time before a Demand Deadline under the
    Guaranty: Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Guarantor shall take any corporate action to authorize any of the actions set forth above in this clause 17.(a)(viii).

              (ix) Any order, judgment or decree is entered in any proceedings against Chiron or any of Chiron's Subsidiaries decreeing its dissolution and such order, judgment or decree remains unstayed and in effect for more than sixty days.

              (x) At any time before a Demand Deadline under the Guaranty, any order, judgment or decree is entered in any proceedings against Guarantor decreeing its dissolution and such order, judgment or decree remains unstayed and in effect for more than sixty days.

              (xi) Any order, judgment or decree is entered in any proceedings against Chiron or any of Chiron's Subsidiaries decreeing a divestiture of any of assets that represent a substantial part, or the divestiture of the stock of any of Chiron's Subsidiaries whose assets represent a substantial part, of the total assets of Chiron and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) or which requires the divestiture of assets, or stock of any of Chiron's Subsidiaries, which shall have contributed a substantial part of the net income of Chiron and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty days.

         (xii) At any time before a Demand Deadline under the Guaranty, any order, judgment or decree is entered in any proceedings against Guarantor decreeing a divestiture of any of its assets that represent a substantial part, or the divestiture of the stock of any of its Subsidiaries whose assets represent a substantial part, of the total assets of Guarantor and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) or which requires the divestiture of assets, or stock of any of Guarantor's Subsidiaries, which shall have contributed a substantial part of the net income of Guarantor and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty days.

              (xiii) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $10,000,000 shall be rendered against Chiron or any of Chiron's Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) within thirty days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty days after the expiration of any such stay, such judgment is not discharged.

         (xiv) Any ERISA Termination Event that BNPLC determines in good faith would constitute grounds for a termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty days after notice to such effect shall have been given to Chiron by BNPLC, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit

    Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

              (xv) Chiron shall enter into any transaction which would cause this Lease, the Purchase Documents or any other document executed in connection herewith (or any exercise of BNPLC's rights hereunder or thereunder) to constitute a non-exempt prohibited transaction under ERISA.

              (xvi) Guarantor shall breach or repudiate its guarantee of the payment obligations of Chiron under this Lease, the Purchase Agreement or the Ground Lease.

              (xvii) Any merger or consolidation or sale of assets shall occur that is prohibited by subparagraph 16.(c) and that is not approved in advance by BNPLC.

              (b) ALTERNATIVE CURE OF CERTAIN DEFAULTS. Notwithstanding the foregoing, any Default that could become an Event of Default under subparagraph 17.(a)(iii) may be cured during the Term by Chiron's delivery to BNPLC no later than fifteen days before the expiration of the period for cure specified in that subparagraph of a notice irrevocably exercising Chiron's option under the Purchase Agreement to purchase BNPLC's interest in the Property and designating as the Designated Sale Date any Business Day which is at least five days before the expiration of the period for cure specified in subparagraph 17.(a)(iii); provided, however, Chiron must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Sale Date satisfy all obligations of Chiron under the Purchase Agreement in accordance with its terms and tender to BNPLC all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any Breakage Costs or other Losses incurred by BNPLC in connection with the applicable Default hereunder, regardless of whether BNPLC shall have been reimbursed for such costs in whole or in part by any Participants) and Chiron must also on the Designated Sale Date furnish written confirmation that all indemnities set forth herein and in the Ground Lease (including the general indemnity set forth in subparagraph 5.(c)) shall survive the payment of such amounts by Chiron to BNPLC and the conveyance of BNPLC's interest in the Property to Chiron.

         (c) REMEDIES. At any time after the expiration of one hundred twenty days after an Event of Default, BNPLC shall be entitled at BNPLC's option and without limiting BNPLC in the exercise of any other right or remedy BNPLC may have, and without any further demand or notice except as expressly described in this subparagraph 17.(c), to exercise the following remedies:

              (i) By notice to Chiron, BNPLC may terminate Chiron's right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Chiron's right to possession if Chiron fails to cure the default within the time specified in the notice.

              (ii) Upon termination of Chiron's right to possession and without further demand or notice, BNPLC may re-enter the Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Chiron.

              (iii) Upon termination of Chiron's right to possession, this Lease shall terminate and BNPLC may recover from Chiron:

                   a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                   b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Chiron proves could have been reasonably avoided;

                   c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Chiron proves could be reasonably avoided; and

                   d) Any other amount necessary to compensate BNPLC for all the detriment proximately caused by Chiron's failure to perform Chiron's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, all other costs and expenses of reletting, and any loss incurred by BNPLC as a result of Chiron's failure to perform Chiron's obligations under the Purchase Documents.

         The "worth at the time of award" of the amounts referred to in subparagraph 17.(c)(iii)a) and subparagraph 17.(c)(iii)b) shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "worth at the time of award" of the amount referred to in subparagraph 17.(c)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                   e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

    BNPLC shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Chiron has breached this Lease and abandoned the Property, this Lease shall continue in effect for so long as BNPLC does not terminate Chiron's right to possession, and BNPLC may enforce all of BNPLC's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Chiron's right to possession shall not be deemed to have been terminated by BNPLC except pursuant to subparagraph 17.(c)(i) hereof. The following shall not constitute a termination of Chiron's right to possession:

                   a) Acts of maintenance or preservation or efforts to relet the Property;

                   b) The appointment of a receiver upon the initiative of BNPLC to protect BNPLC's interest under this Lease; or

                   c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Chiron.

              (d) COLLECTIONS UNDER THE PURCHASE AGREEMENT. For the limited purpose of computing the amounts for which Chiron may become liable as provided in subparagraphs 17.(c)(iii)a), 17.(c)(iii)b) and 17.(c)(iii)c), the Base Rent component of the "Rent" described in those subparagraphs will be determined as if Stipulated Loss Value had been reduced by any payments (net of costs of collection) actually received by BNPLC, before BNPLC is granted an award described in subparagraph 17.(c)(iii), from Chiron or an Affiliate of Chiron pursuant to Paragraph 1(a)(i) of the Purchase Agreement or as a Supplemental Payment (as defined in the Purchase Agreement) from Chiron pursuant to Paragraph 1(a)(ii) of the Purchase Agreement. Further, in no event shall amounts for which Chiron may become liable as provided in subparagraphs 17.(c)(iii)b) and 17.(c)(iii)c) that are attributable to unpaid Base Rent (or other unpaid Income Payments, as defined in subparagraph 5.(d)) exceed the Break Even Price computed at the time BNPLC is granted an award described in subparagraph 17.(c)(iii).

              (e) ENFORCEABILITY. This Paragraph 17 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

              (f) REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, BNPLC shall be entitled, to the extent permitted by Applicable Law or in equity, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Chiron, or to any other remedy allowed to BNPLC at law or in equity. Nothing contained in this Lease shall limit or prejudice the right of BNPLC to prove for and obtain in proceedings for bankruptcy or insolvency of Chiron by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of BNPLC under the Purchase Documents or the Ground Lease.

         18. DEFAULT BY BNPLC. If BNPLC should default in the performance of any of its obligations under this Lease, BNPLC shall have the time reasonably required, but in no event less than thirty days, to cure such default after receipt of notice from Chiron specifying such default and specifying what action Chiron believes is necessary to cure the default. If Chiron prevails in any litigation brought against BNPLC because of BNPLC's failure to cure a default within the time required by the preceding sentence, then Chiron shall be entitled to an award against BNPLC for the monetary damages proximately caused to Chiron by such default.

         19. QUIET ENJOYMENT. Provided Chiron pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Chiron hereunder, BNPLC shall not during the Term disturb Chiron's peaceable and quiet enjoyment of the Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease, to the Ground Lease, to Permitted Encumbrances, to Development Contracts and to any other claims not constituting Liens Removable by BNPLC. If any Lien Removable by BNPLC is claimed against the Property, including any judgment lien resulting from a judgment rendered against BNPLC, BNPLC will remove the Lien Removable by BNPLC. However, BNPLC shall not be responsible for any Lien that is expressly excluded from the definition of Liens Removable by BNPLC in the attached LIST OF DEFINED TERMS. Any breach by BNPLC of this Paragraph shall render BNPLC liable to Chiron for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 2 above, no such breach shall entitle Chiron to terminate this Lease or excuse Chiron from its obligation to pay Base Rent and other amounts hereunder.

         20. SURRENDER UPON TERMINATION. Unless Chiron or an Applicable Purchaser purchases BNPLC's entire interest in the Property pursuant to the terms of the Purchase Agreement, Chiron shall, upon the termination of Chiron's right to occupancy, surrender to BNPLC the Property, including any buildings, alterations, improvements, replacements or additions constructed by Chiron, with all fixtures and furnishings included in the Property, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by BNPLC, with all Improvements in substantially the same condition as of the date the same were initially completed, excepting only
(i) ordinary wear and tear that occurs between the maintenance, repairs and replacements required by other provisions of this Lease, and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Chiron in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Chiron or any party claiming under Chiron, if not removed at the time of such termination and if BNPLC shall so elect, shall be deemed abandoned and become the property of BNPLC without any payment or offset therefor. If BNPLC shall not so elect, BNPLC may remove such property from the Property and store it at Chiron's risk and expense. Chiron shall bear the expense of repairing any damage to the Property caused by such removal by BNPLC or Chiron.

         21. HOLDING OVER BY CHIRON. Should Chiron not purchase BNPLC's right, title and interest in the Property as provided in the Purchase Agreement, but nonetheless continue to hold the Property after the termination of this Lease without BNPLC's consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety days and (B) for each such day beginning with the ninety-first day after the holdover commences, two percent (2%) above the Prime Rate; divided by (iii) three hundred and sixty; subject, however, to all of the terms, provisions, covenants and agreements on the part of Chiron hereunder. No payments of money by Chiron to BNPLC after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both BNPLC and Chiron.

         22. PURCHASE DOCUMENTS AND GROUND LEASE. Chiron acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Chiron's obligations under the Purchase Documents or Ground Lease, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations set forth herein. In the event of any inconsistency between the terms and provisions of the Purchase Documents and the terms and provisions of this Lease, the terms and provisions of the Purchase Documents shall control. In the event of any inconsistency between the terms and provisions of the Ground Lease and the terms and provisions of this Lease, the terms and provisions of this Lease shall control; provided, nothing in this Lease shall be construed to limit or impair the indemnities provided by Chiron in the Ground Lease, including the indemnity therein provided against Environmental Losses.

         23. WAIVER OF JURY TRIAL. BNPLC AND CHIRON EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Chiron and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Chiron and BNPLC each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

         24.  MISCELLANEOUS.

              (a) NOTICES. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or demand hereunder or with reference to the making of any payment required hereunder, shall be deemed to be complied with when and if the following steps are taken:

              (i) All Rent required to be paid by Chiron to BNPLC hereunder shall be paid to BNPLC in immediately available funds by wire transfer to:

                        Federal Reserve Bank of San Francisco
                        ACCOUNT: Banque Nationale de Paris
                        ABA #: 121027234
                        REFERENCE: Chiron-Emeryville Facility.

    or at such other place and in such other manner as BNPLC may designate in a noticeto Chiron. Time is of the essence as to all payments and other obligations of Chiron under this Lease.

              (ii) All advances paid to Chiron by BNPLC hereunder or in connection herewith shall be paid to Chiron in immediately available funds by wire transfer to:

                        Bank of America, NTSA
                        San Francisco, California
                        ACCOUNT NAME: Chiron Corp
                        ACCOUNT NUMBER: 14725-00611
                        ABA #: 121000358
                        REFERENCE: Chiron-Emeryville Facility.

    or at such other place and in such other manner as Chiron may designate in a notice signed by Chiron's Treasurer or Chief Financial Officer to BNPLC.

         (iii) All notices, demands, approvals, consents and other communications to be made hereunder to or by the parties hereto must, to be effective for purpose of this Lease, be in writing. Notices, demands and other communications required or permitted hereunder are to be sent to the addresses set forth below (or in the case of communications to Participants, at the addresses set forth in SCHEDULE 1) and shall be given by any of the following means: (A) personal service; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                             ADDRESS OF BNPLC:

                             BNP Leasing Corporation
                             717 North Harwood Street
                             Suite 2630
                             Dallas, Texas 75201
                             Attention: Lloyd G. Cox
                             Telecopy: (214) 969-0060

                             WITH A COPY TO:

                             Banque Nationale de Paris, San Francisco
                             180 Montgomery Street
                             San Francisco, California 94104
                             Attention: Katherine Wolfe
                             Telecopy: (415) 296-8954

                             AND WITH A COPY TO:

                             Clint Shouse
                             Thompson & Knight, P.C.
                             1700 Pacific Avenue
                             Suite 3300
                             Dallas, Texas 75201
                             Telecopy: (214) 969-1550

                             ADDRESS OF CHIRON:

                             Chiron Corporation
                             Attn: Corporate Secretary
                             4560 Horton Street
                             Emeryville, CA 94608-2916
                             Telecopy: (510) 654-5360

                             WITH A COPY TO:

                             Chiron Corporation
                             Attn: Treasurer
                             4560 Horton Street
                             Emeryville, CA 94608-2916
                             Telecopy: (510) 601-3343


                             AND WITH A COPY TO:

                             Brobeck, Phleger & Harrison
                             550 West "C" Street, Suite 1300
                             San Diego, CA 92101
                             Attention: Todd J. Anson, Esq.
                             Telecopy: (619) 234-3848

          (b) SEVERABILITY. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

          (c) NO MERGER. There shall be no merger of this Lease or of the leasehold estate created hereby created with any other interest in the Property by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate created hereby and any other interest in the Property, unless all Persons with an interest in the Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

          (d) NO IMPLIED WAIVER. The failure of BNPLC or Chiron to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any breach of this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by BNPLC of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

          (e) NO IMPLIED REPRESENTATIONS BY BNPLC. BNPLC AND BNPLC'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PURCHASE DOCUMENTS AND THE GROUND LEASE, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY CHIRON BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, THE PURCHASE DOCUMENTS AND THE GROUND LEASE.

         (f) ENTIRE AGREEMENT. This Lease, the Purchase Documents, the Ground Lease and the other documents dated June 28, 1996 which are being executed by Chiron and executed or accepted by BNPLC contemporaneously with the execution of this Lease supersede any prior negotiations and agreements between BNPLC and Chiron concerning the Property, and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto. Chiron ratifies and confirms the Purchase Agreement and the Ground Lease as a separate and independent continuing obligations of Chiron.

         (g) BINDING EFFECT. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

         (h) TIME IS OF THE ESSENCE. Time is of the essence as to all obligations of Chiron and BNPLC and all notices required of Chiron and BNPLC under this Lease.

         (i) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws.

         (j) PARAGRAPH HEADINGS. The paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         (k) OTHER TERMS AND REFERENCES. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. The words "this Lease", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in this Lease refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph" and "this subparagraph" and similar phrases used herein refer only to the Paragraphs or subparagraphs in which the phrase occurs. As used herein the word "or" is not exclusive. As used herein the words "include", "including" and similar terms shall be construed as if followed by "without limitation to".

    (l)  NOT A PARTNERSHIP, ETC.   NOTHING IN THIS LEASE IS INTENDED TO BE OR
TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND CHIRON. NEITHER THE EXECUTION OF THIS LEASE NOR THE ADMINISTRATION OF THIS LEASE OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS LEASE OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO CHIRON.

    25. INCOME TAX REPORTING. BNPLC and Chiron intend this Lease and the Purchase Agreement to have a form for income taxes which is different than the form of this Lease and the Purchase Agreement for other purposes, and thus the parties acknowledge and agree as follows:

         (a) FOR PURPOSES OF DETERMINING THEIR RESPECTIVE FEDERAL, STATE AND LOCAL INCOME TAX OBLIGATIONS, BNPLC and Chiron believe and intend that this Lease and the Purchase Agreement constitute a financing arrangement or conditional sale. Both BNPLC and Chiron agree to report this Lease and the Purchase Agreement as a financing arrangement or conditional sale on their respective income tax returns (the "REQUIRED REPORTING"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "TAX CHALLENGE"). Consistent with the foregoing, BNPLC and Chiron expect that Chiron (and not BNPLC) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Chiron (and not BNPLC) to take depreciation deductions and other tax benefits available to the owner. Chiron shall also report all interest earned on Escrowed Proceeds or any collateral pledged pursuant to the Purchase Documents as Chiron's income for federal, state and local income tax purposes. REFERENCES IN THIS LEASE OR IN THE PURCHASE AGREEMENT TO A "LEASE" OF THE "PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF BNPLC OR CHIRON AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS LEASE AND THE PURCHASE AGREEMENT.

         (b) FOR ALL OTHER PURPOSES, INCLUDING THE DETERMINATION OF THE APPROPRIATE FINANCIAL ACCOUNTING FOR THIS LEASE AND THE DETERMINATION OF THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER STATE LAW, BNPLC and Chiron believe and intend that (i) this Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this Paragraph 25 nor the provisions referencing this Paragraph on the title page of this Lease nor the corresponding provisions in the Purchase Agreement are intended to affect the enforcement of any other provisions of this Lease or the Purchase Agreement) and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, Chiron acknowledges that Chiron asked BNPLC to participate in the transactions evidenced by this Lease and the Purchase Agreement as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, Chiron expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Chiron cannot equitably deny that this Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by BNPLC to enforce this Lease or the Purchase Agreement.

In the event of a Tax Challenge, BNPLC and Chiron shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, BNPLC and Chiron shall each consider in good faith any reasonable suggestions received from the other party to this Lease about an appropriate response to the Tax Challenge; provided, however, that the suggestions are set forth in a notice delivered no later than thirty days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, BNPLC shall have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Chiron shall indemnify BNPLC and defend and hold BNPLC harmless from and against all Losses imposed on or asserted against or incurred by BNPLC by reason of, in connection with or arising out of any such challenge or any resulting recharacterization of this Lease or the Purchase Agreement required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under the Purchase Agreement, to the extent (if any) that such Losses are not offset by tax savings to BNPLC resulting from additional depreciation deductions or other tax benefits of the recharacterization.

    26. PROPRIETARY INFORMATION, CONFIDENTIALITY AND SECURITY. Chiron shall have no obligation to provide proprietary information (as defined in the next sentence) to BNPLC, except and to the extent that (1) BNPLC reasonably determines that BNPLC cannot accomplish the purposes of BNPLC's inspection of the Property pursuant to the various provisions hereof without evaluating such information, and (2) before conducting any inspections of the Property permitted hereunder BNPLC shall, if requested by Chiron, confirm and ratify the confidentiality agreements covering such proprietary information set forth in subparagraph 7.(a). For purposes of this Lease "PROPRIETARY INFORMATION" includes Chiron's intellectual property, trade secrets and other confidential information of value to Chiron about, among other things, Chiron's manufacturing processes, products, marketing and corporate strategies, but in no event will "proprietary information" include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property at the time of any inspections by BNPLC, nor will "proprietary information" include any additional disclosures reasonably required to permit BNPLC to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws or this Lease. In addition, under no circumstances shall Chiron have any obligation to disclose to BNPLC or any other party any proprietary information of Chiron (including, without limitation, any pending applications for patents or trademarks, any research and design and any trade secrets) except if and to the limited extent reasonably necessary to comply with the express provisions of this Lease.


            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the Effective Date.


                                       "BNPLC"

                                       BNP LEASING CORPORATION



                                       By: /s/ Lloyd G. Cox
                                           ----------------------------------
                                           Lloyd G. Cox, Vice President



                                       "Chiron"

                                       CHIRON CORPORATION



                                       By: /s/ James Kent
                                           ----------------------------------
                                           Name: James Kent
                                                 ----------------------------
                                           Title: Treasurer
                                                  ---------------------------

                                      EXHIBIT A

                                 PROPERTY DESCRIPTION


REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17 DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27 DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31 DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72 DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17 DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72 DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.

ASSESSOR'S PARCEL NO. 049-1041-060

                                      EXHIBIT B

                                PERMITTED ENCUMBRANCES

     This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

1. County and city taxes for the Fiscal Year 1996 - 1997, a lien not yet due or payable.

    (AFFECTS PARCELS ONE AND TWO)

2. The Lien of Supplemental Taxes arising as the result of an event or occurrence on or after the date of the policy assessed pursuant to the provisions of Chapter 3.5, Revenue and Taxation Code, Sections 75 et seq. No supplemental taxes now due and payable.

    (AFFECTS PARCELS ONE AND TWO)

3. Assessments for BAY ST./SHELLMOUND ST. EXTENSION A.D. under Act 1915 Assessment No. 204, Series NOT SHOWN
    Issued JANUARY 7, 1994, for original principal of $9,421.00 payable in 25 annual installments. Said bond payable to the CITY OF EMERYVILLE. No installments now due and payable.

    (AFFECTS PARCEL TWO)

4.  Agreement on the terms, provisions, covenants and conditions contained therein,
    For            :    Development
    Dated          :    September 14, 1995
    Executed By    :    The City of Emeryville, a municipal corporation
    And Between    :    Chiron Corporation, a Delaware corporation
    Recorded       :    January 16, 1996, Series No. 96-009969, Official
                        Records of Alameda County, California

    (AFFECTS PARCELS ONE AND TWO)

5. Non-exclusive easement for the purposes stated herein and incidental purposes created in that certain instrument entitled "Grant of Easement and Easement Agreement"
    Dated          :    March 20, 1996
    Recorded       :    March 21, 1996, Series No. 96-070723, Official Records
                        of Alameda County, California
    Granted to     :    BGR Associates III, a California limited partnership
    Purposes       :    Construction, installation, operation, use,
                        maintenance, repair, replacement and removal of
                        utilities, including, without limitation, gas,
                        electricity, water, storm and sanitary sewer,
                        telephone, cable television, and fiber-optic, data and
                        other cabling under the Easement Area referred to
                        hereafter, and, for ingress and egress to and from the
                        Easement Area for such purposes.
    Easement Area  :    The westerly 10 feet of Parcel Two

    and the terms, provisions, covenants and conditions contained in such Grant of Easement and Easement Agreement.

    (AFFECTS PARCEL TWO)


                                  Exhibit B - Page 2

                                      EXHIBIT C

                   DESCRIPTION OF THE INITIAL CONSTRUCTION PROJECT

    The "INITIAL CONSTRUCTION PROJECT" will consist of the construction of a facility (the "FACILITY") which is described as "SEQUENCE 1 (BUILDING 4)" and the "INITIAL PROJECT" in the Preliminary Development Plan as approved by Resolution of City Council of Emeryville on August 15, 1995, by Resolution No. 95-006 (the "PDP"). The Facility is to be constructed substantially in accordance with the PDP and the other Development Contracts described in the Lease. The Facility will contain a building with approximately 265,000 gross square feet, plus required parking and will include the construction or improvement of the private street located in the City of Emeryville known as Holden Street. The Facility will be constructed on the property referred to as Parcels 10 and 15 in Exhibit A to Attachment 5 of the Participation Agreement (the "PARTICIPATION AGREEMENT") dated as of August 8, 1995, by and between the Emeryville Redevelopment Agency and Chiron Corporation, approved by Resolution of City Council of Emeryville on August 8, 1995, by Resolution No. 95-143 and by Resolution of the Emeryville Redevelopment Agency on August 8, 1995, by Resolution No. RD 56-95. According to the Development Contracts, the building is to be used for research facilities/laboratories, development laboratories, administrative and support services, and small-scale manufacturing. The Facility is the first building to be constructed as part of Chiron Corporation's "LIFE SCIENCE CENTER" described in the Development Contracts.

    If the Lease is amended to include PARCEL 7A (as defined in the Ground
Lease executed by and between Chiron Corporation and BNP Leasing Corporation and dated of even date with the Lease) within the definition of the "LAND", then the "INITIAL CONSTRUCTION PROJECT" shall also include the construction of the initial phase of the Central Utility Plant (the "CUP") described in the PDP and the other Development Contracts as Building 7A which is to be constructed on the northern part of the property referred to as Parcel 7 in Exhibit A to Attachment 5 of the Participation Agreement. The initial phase of the CUP is to be constructed and operated substantially in accordance with the PDP and the other Development Contracts and is to contain approximately 9,000 gross square feet. (Subsequent phases of the CUP, which are not part of the initial Construction Project, may increase the size of the CUP to approximately 38,000 gross square feet.) The CUP is part of the "MINIMUM PROJECT" as described in the Development Contracts.

                                      EXHIBIT D

                              ESTOPPEL FROM CONTRACTORS

                                   _________, 199__


BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Katherine Wolfe

    Re:  Assignment of Construction Contract

Ladies and Gentlemen:

    The undersigned hereby confirms, warrants and represents to BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and covenants with BNPLC as follows:

    1. The undersigned has entered into that certain [Construction Contract] (the "CONSTRUCTION CONTRACT") by and between the undersigned and Chiron Corporation ("CHIRON") dated _______, 199__ for the construction of the improvements to be constructed as part of Chiron's Emeryville campus leased by Chiron (the "IMPROVEMENTS") on the land described in the Lease described below (the "LAND" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, the "PROJECT").

    2. The undersigned has been advised that BNPLC owns a leasehold estate in the Land under a long term Ground Lease dated June 28, 1996 (the "GROUND LEASE"), a copy of which has been provided to the undersigned.

    3. The undersigned has also received a copy of the Lease Agreement dated June 28, 1996 (the "LEASE"), pursuant to which BNPLC is leasing the Project to Chiron, and has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for the construction of the Improvements. The Lease also requires Chiron to fulfill its obligations under the Construction Contract and related documents and to indemnify BNPLC against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

    4. A complete and correct copy of the Construction Contract is attached to this letter. The Construction Contract is in full force and effect and has not been modified or amended, except as provided in any written modifications or amendments which are also attached to this letter.

    5. The undersigned has not sent or received any notice of default or any other notice for the purpose of terminating the Construction Contract, nor does the undesigned have knowledge of any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or by Chiron under the Construction Contract.

    The undersigned acknowledges and agrees that:

    a) Title to all Improvements shall, when constructed on the Land, pass directly to BNPLC, not to Chiron, as provided in the Ground Lease. BNPLC shall not, however, be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNPLC or against the Project arising under or in any way relating to the Construction Contract; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Construction Contract if BNPLC elects in writing, pursuant to Paragraph b) below, to assume the Construction Contract in the event Chiron's right to possession of the Land is terminated, in which event BNPLC shall be liable thereunder for (but only for) any acts or omissions on the part of BNPLC occurring after the date on which BNPLC notifies the undersigned of BNPLC's election to assume the Construction Contract.

    b) Upon any termination of Chiron's right to possession of the Project under the Lease, including any eviction of Chiron resulting from an Event of Default (as defined in the Lease), BNPLC may, by notice to the undersigned and without the necessity of the execution of any other document, assume Chiron's rights and obligations under the Construction Contract, cure any defaults by Chiron thereunder and enforce the Construction Contract and all rights of Chiron thereunder. Within ten days of receiving notice from BNPLC that Chiron's right to possession has been terminated, the undersigned shall send to BNPLC a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Construction Contract in whole or in part (or, if so, the nature of such modification); (ii) that the Construction Contract is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Construction Contract and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Construction Contract is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates estimated by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount received by the undersigned for construction through the date of the letter; (vii) the estimated total cost of completing the undersigned's work as of the date of the letter, together with a current draw schedule; and (viii) any other information BNPLC may request to allow it to decide whether to assume the Construction Contract. BNPLC shall have thirty days from receipt of such written certificate containing all such requested information to decide whether to assume the Construction Contract. If BNPLC fails to assume the Construction Contract within such time, the undersigned agrees that BNPLC shall not be liable for (and the undersigned shall not assert or bring any action against BNPLC or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Construction Contract or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Chiron and any statutory lien rights not waived for the recovery of any such damages or other amounts.

    c) If BNPLC notifies the undersigned that BNPLC shall not assume the Construction Contract pursuant to the preceding paragraph following the termination of Chiron's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Construction Contract and remove its personnel from the Project, and BNPLC shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNPLC, deliver and assign to BNPLC all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Construction Contract and other contract documents executed by Chiron), all other material relating to the work which belongs to BNPLC or Chiron, and all


                                  Exhibit D - Page 2
papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Construction Contract. Notwithstanding the undersigned's receipt of any notice from BNPLC that BNPLC declines to assume the Construction Contract, the undersigned shall for a period not to exceed fifteen days after receipt of such notice take such steps, at BNPLC's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

    d) No action taken by BNPLC or the undersigned with respect to the Construction Contract shall prejudice any other rights or remedies of BNPLC or the undersigned provided by law, by the Lease, by the Construction Contract or otherwise against Chiron.

    e) The undersigned agrees promptly to notify BNPLC of any material default or claimed material default by Chiron under the Construction Contract of which the undersigned is aware, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNPLC prominently marked "URGENT - NOTICE OF CHIRON'S DEFAULT UNDER CONSTRUCTION AGREEMENT WITH CHIRON CORPORATION
- - EMERYVILLE CALIFORNIA" at the address specified for notice below (or at such other addresses as BNPLC shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNPLC or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Chiron under the Construction Contract, the time permitted by the undersigned for cure by BNPLC will include the time necessary to terminate Chiron's right to possession of the Project and evict Chiron, provided that BNPLC commences the steps required to exercise such right within sixty days after it is entitled to do so under the terms of the Lease and applicable law. If the undersigned incurs additional costs due to the extension of the aforementioned cure period, the undersigned shall be entitled to an equitable adjustment to the price of the Construction Contract for such additional costs.

    f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

    To the undersigned: ______________________
                        ______________________
                        ______________________
                        ______________________

    To BNPLC:           BNP Leasing Corporation
                        c/o Banque Nationale de Paris
                        180 Montgomery Street
                        San Francisco, California 94104
                        Attention:  Ms. Katherine Wolfe


                                  Exhibit D - Page 3

    g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNPLC has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNPLC's decision to advance funds for construction under the Lease with Chiron.

                                  Very truly yours,

                                  ------------------------------



                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


    Chiron joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNPLC to assume the Construction Contract in the event Chiron is evicted from the Project.


                                  CHIRON CORPORATION



                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


                                  Exhibit D - Page 4

                                      EXHIBIT E

                          ESTOPPEL FROM ARCHITECTS/ENGINEERS

                                   _________, 199__



BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Katherine Wolfe

    Re:  Assignment of [Architect's/Engineer's] Agreement

Ladies and Gentlemen:

    The undersigned hereby confirms, warrants and represents to BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and covenants with BNPLC as follows:

    1. The undersigned has entered into that certain [Architects/Engineers Agreement] (the "AGREEMENT") by and between the undersigned and Chiron Corporation ("CHIRON") dated _______________, 199__ for the [design] of the improvements to be constructed as part of Chiron's Emeryville campus by Chiron (the "IMPROVEMENTS") on the land described in the Lease described below (the "LAND" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, the "PROJECT").

    2. The undersigned has been advised that BNPLC owns a leasehold estate under a long term ground lease of the Land.

    3. The undersigned has also received a copy of the Lease Agreement dated June 28, 1996 (the "LEASE"), pursuant to which BNPLC is leasing the Project to Chiron, and has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Chiron's construction of the Improvements. The Lease also requires Chiron to fulfill all obligations of Chiron under the Agreement and related documents and to indemnify BNPLC against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

    4. A complete and correct copy of the Agreement is attached to this letter. The Agreement is in full force and effect and has not been modified or amended. The Agreement is in full force and effect and has not been modified or amended, except as provided in any written modifications or amendments which are also attached to this letter.

    5. The undersigned has not sent or received any notice of default or any other notice for the purpose of terminating the Agreement, nor does the undersigned have knowledge of any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or by Chiron under the Agreement.

    The undersigned acknowledges and agrees that:

    a) BNPLC shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNPLC or against the Project arising under or in any way relating to the Agreement; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Agreement if BNPLC elects in writing, pursuant to Paragraph b) below, to assume the Agreement in the event Chiron's right to possession of the Land is terminated, in which event BNPLC shall be liable thereunder for (but only for) any acts or omissions on the part of BNPLC occurring after the date on which BNPLC notifies the undersigned of BNPLC's election to assume the Agreement.

    b) Upon any termination of Chiron's right to possession of the Project under the Lease, including any eviction of Chiron resulting from an Event of Default (as defined in the Lease), BNPLC may, by notice to the undersigned and without the necessity of the execution of any other document, assume Chiron's rights and obligations under the Agreement, cure any defaults by Chiron thereunder and enforce the Agreement and all rights of Chiron thereunder.
Within ten days of receiving notice from BNPLC that Chiron's right to possession has been terminated, the undersigned shall send to BNPLC a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Agreement in whole or in part (or, if so, the nature of such modification); (ii) that the Agreement is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Agreement and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the work contemplated by the Agreement is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of work); (v) a reasonably detailed report of the then critical dates estimated by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount received by the undersigned for work through the date of the letter; (vii) the estimated total cost of completing such work as of the date of the letter, together with a current draw schedule; and (viii) any other information BNPLC may request to allow it to decide whether to assume the Agreement. BNPLC shall have thirty days from receipt of such written certificate containing all such requested information to decide whether to assume the Agreement. If BNPLC fails to assume the Agreement within such time, the undersigned agrees that BNPLC shall not be liable for (and the undersigned shall not assert or bring any action against BNPLC or against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Agreement or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Chiron for the recovery of any such damages or other amounts.

    c) If BNPLC notifies the undersigned that BNPLC shall not assume the Agreement pursuant to the preceding paragraph following the termination of Chiron's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Agreement and remove its personnel from the Project, and BNPLC shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNPLC, deliver and assign to BNPLC all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Agreement and other contract documents executed by Chiron), all other material relating to the work which belongs to BNPLC or Chiron, and all papers and documents


                                  Exhibit E - Page 2
relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Agreement. Notwithstanding the undersigned's receipt of any notice from BNPLC that BNPLC declines to assume the Agreement, the undersigned shall for a period not to exceed fifteen days after receipt of such notice take such steps as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

    d) No action taken by BNPLC or the undersigned with respect to the Agreement shall prejudice any other rights or remedies of BNPLC or the undersigned provided by law, by the Lease, by the Agreement or otherwise against Chiron.

    e) The undersigned agrees promptly to notify BNPLC of any material default or claimed material default by Chiron under the Agreement of which the undersigned is aware, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNPLC prominently marked "URGENT - NOTICE OF CHIRON'S DEFAULT UNDER AGREEMENT WITH CHIRON CORPORATION - EMERYVILLE CALIFORNIA" at the address specified for notice below (or at such other addresses as BNPLC shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNPLC or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Chiron under the Agreement, the time permitted by the undersigned for cure by BNPLC will include the time necessary to terminate Chiron's right to possession of the Project and evict Chiron, provided that BNPLC commences the steps required to exercise such right within sixty days after it is entitled to do so under the terms of the Lease and applicable law.

    f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

    To the undersigned:      ______________________
                             ______________________
                             ______________________
                             ______________________

    To BNPLC:                BNP Leasing Corporation
                             c/o Banque Nationale de Paris
                             180 Montgomery Street
                             San Francisco, California 94104
                             Attention:  Ms. Katherine Wolfe


    g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNPLC has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNPLC's decision to advance funds for construction under the Lease with Chiron.


                                  Exhibit E - Page 3

                                  Very truly yours,

                                  ------------------------------


                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


    Chiron joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNPLC to assume the Agreement in the event Chiron is evicted from the Project.


                                  CHIRON CORPORATION



                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


                                  Exhibit E - Page 4

                                      EXHIBIT F

                                  DRAW REQUEST FORMS



                                   ________, 199__



BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Katherine Wolfe

    Re:  Construction Advance Request No. __________ by Chiron Corporation

Ladies and Gentlemen:

    Reference is made to the Lease Agreement between BNP Leasing Corporation (herein "BNPLC") and Chiron Corporation (herein "CHIRON") dated June 28, 1996 (herein the "LEASE"). Capitalized terms defined in the Lease and used but not defined in this letter are intended to have the meanings assigned to them in the Lease.

    Chiron hereby makes request for a Construction Advance in the amount of $________________ (herein the "CURRENT ADVANCE"). Included herewith are:

    1. An Application and Certificate for Payment based on AIA Form G702 (herein the "CONTRACTOR'S APPLICATION") from Chiron's general contractor or construction manager, attached to which is a schedule of values listing all subcontractors, suppliers and other parties to whom the general contractor or construction manager has or will make payments from the draw requested in the Contractor's Application. The Contractor's Application evidences an obligation incurred by (and previously paid by) Chiron for construction of Improvements and for which Chiron is entitled to reimbursement from the Current Advance.

    2. A list of any costs paid by Chiron, other than to the general contractor or construction manager, for which Chiron is entitled to reimbursement from the proceeds of the Current Advance (herein the "OTHER COSTS LIST").

[NOTE: DRAW REQUESTS NEED INCLUDE THE PARAGRAPHS MARKED BELOW WITH AN ASTERISK, AND THE INVOICES OR OTHER ITEMS DESCRIBED IN SUCH PARAGRAPHS, ONLY IF AND TO THE EXTENT THAT BNPLC MAY REQUEST IT AFTER THE LEASE IS EXECUTED]

    *3. Invoices and requests for payments from the subcontractors and others entitled to payment from the general contractor or construction manager for construction and related work covered by the Contractor's Application; excluding, however, invoices or requests from some or all subcontractors and others that, according to the Contractor's Application, are to be paid less than $200,000 from the draw requested in Contractor's Application. Such invoices and requests for payments are consistent with the detail shown in the schedule of values attached to the Contractor's Application.

    *4. Invoices or other evidence of the costs (if any) included in the Other Costs List.

    *5. A list of any "checks on hold" (i.e., payments withheld from subcontractors or suppliers by Chiron's general contractor or construction manager because of some defect or deficiency in the payee's request for payment or in the work or materials provided by the payee) in excess of $100,000.

    6. An up-to-date list of the names and addresses of any contractors or subcontractors that have ACTUALLY filed a claim of lien against the Property, together with, to the extent not already provided with a prior request for a Construction Advance, a copy of the claim of lien filed.

    7. A certification of an officer of Chiron as required by Paragraph 6.(c)(ix) of the Lease.

    We hereby confirm that BNPLC will not be responsible for the application of any funds advanced to Chiron or to any other party at our request.

                             Sincerely,

                             CHIRON CORPORATION

                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


cc: BNP Leasing Corporation
    717 North Harwood Street
    Suite 2630
    Dallas, Texas 75201
    Attention:  Lloyd G. Cox

    Clint Shouse
    Thompson & Knight,
    a Professional Corporation
    1700 Pacific Avenue


                                  Exhibit F - Page 2

    Suite 3300
    Dallas, Texas 75201


                                  Exhibit F - Page 3

                           CONSTRUCTION ADVANCE CERTIFICATE


Pursuant to subparagraph 6.(c)(ix) of the Lease dated June 28, 1996 (the "LEASE") between Chiron Corporation ("CHIRON") and BNP Leasing Corporation ("BNPLC"), Chiron does hereby represent, warrant and certify to BNPLC in connection with Chiron's request for Construction Advance No. __________ that:

    a)   no Event of Default has occurred and is continuing,

    b) the representations and warranties of Chiron contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, subject only to the following exceptions:

         [LIST EXCEPTIONS HERE, OR IF THERE ARE NO EXCEPTIONS, INSERT "NONE"]

    c) each Construction Project which has commenced but not yet been completed is progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with the requirements of the Lease and all Applicable Laws and Chiron has corrected or is diligently pursuing the correction of any significant defect in such construction,

    d) all costs and expenses for which Chiron is requesting reimbursement by the Construction Advance referenced above constitute actual costs and expenses incurred by Chiron for a Construction Project, and

    e) liens (if any) now being asserted against the Property by Potential Lien Claimants do not in the aggregate secure or allegedly secure more than $3,000,000 of claims. (As used in this certificate a lien will be considered as "being asserted" if a claim of lien relating thereto shall have been recorded and not discharged by payment or settlement.)

Capitalized terms used herein which are defined in the Lease but not in this Certificate shall have the meanings assigned to them in the Lease.

In witness whereof, this Certificate is executed by an officer of Chiron Corporation as of ______________, 19___.

                             CHIRON CORPORATION



                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


                                  Exhibit F - Page 4

           LIST OF LIENS FOR WHICH A CLAIM OF LIEN HAS ACTUALLY BEEN FILED

                     (Construction Advance Request No. ________)


Liens for which a claim of lien has actually been filed are as follows [state "NONE" if there are none]:

1.



2.



3.





                                  Exhibit F - Page 5

                                   OTHER COSTS LIST

                     (Construction Advance Request No. ________)


Costs paid - other than to Chiron's general contractor or construction manager - by Chiron and for which Chiron is entitled to reimbursement from the Current Advance being requested are as follows
[state "NONE" if there are none]:

1.



2.



3.





                                  Exhibit F - Page 6

                                      EXHIBIT G

                           COVENANT COMPLIANCE CERTIFICATE


BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104
Attention:  Ms. Katherine Wolfe

Gentlemen:

    I, the undersigned, the _____________________________ of CHIRON
CORPORATION, do hereby certify, represent and warrant that:

    1. This Certificate is furnished pursuant to subparagraph 16.(a)(iii) of that certain Lease Agreement dated June 28, 1996 (the "LEASE" the terms defined therein being used herein as therein defined) between Chiron Corporation ("CHIRON"), and you.

    3. No Event of Default or material Default by Chiron under the Lease Agreement has occurred and is continuing.

    4. The representations and warranties of Chiron in the Lease and in the Ground Lease are true and correct as of the date hereof as though made on and as of the date hereof.

    Executed this _____ day of ______________, 19___.


                                  CHIRON CORPORATION

                                  Name:
                                       -------------------------

                                  Title:
                                        ------------------------

                                      EXHIBIT H


                           NOTICE OF LIBOR PERIOD ELECTION


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Katherine Wolfe

    Re: Lease Agreement dated June 28, 1996, between Chiron Corporation, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

    Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. This letter constitutes notice to you that the LIBOR Period Election under the Lease shall be:

                        ________________ month(s),

beginning with the first Base Rent Period that commences on or after:

                        ______________, ____.


NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" IN THE LIST OF DEFINED TERMS ATTACHED TO THE LEASE, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

    Executed this _____ day of ______________, 19___.


                                  CHIRON CORPORATION

                                  Name:
                                       -------------------------

                                  Title:
                                        ------------------------

[cc all Participants]

                                      EXHIBIT I


                            LANDLORD'S LIEN SUBORDINATION

    This Landlord's Lien Subordination is executed as of the _____ day of ______________, 19__ by BNP LEASING CORPORATION, a Delaware corporation ("Landlord"), CHIRON CORPORATION, a Delaware corporation ("Tenant"), and _________________ ("Lender").

    WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated as of May 15, 1996 (hereinafter called the "Lease") for the land described in ANNEX 1 attached hereto and improvements constructed or to be constructed thereon.

    WHEREAS, Lender has made or expects to make a loan of $______________ to Tenant which will be secured by a security interest in the personal property described in ANNEX 2 attached hereto (hereinafter called the "Collateral"), or alternatively Lender has leased or expects to lease the Collateral to Tenant.

    WHEREAS, Lender requires in connection with the loan or lease described in the preceding paragraph that Landlord subordinate any landlord's lien, security interest or other right Landlord may have in the Collateral, including any such lien or security interest granted to Landlord pursuant to the Lease or by statute, and Landlord is willing to do so subject to and upon the terms and conditions hereof.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Lender agree as follows:

         I. Subject to the terms and conditions hereof, Landlord subordinates any lien, security interest or other interest Landlord may have in and to the Collateral, whether contractual, statutory or constitutional, to any security or other interest obtained by Lender in connection with the loan or lease of the Collateral described above or any extension of or amendment thereto. Tenant or Lender may record this agreement.

         1. Landlord shall have no responsibility to maintain or preserve any of the Collateral in the premises covered by the Lease or otherwise.

         2. Landlord shall place this waiver in its files as a reminder that any default notice sent to Tenant under the Lease should also be sent to Lender; but Landlord shall have no liability to Lender whatsoever for failing to notify Lender of Tenant's default under the Lease or of the occurrence of any casualty, condemnation or other event affecting the Collateral. It shall be solely the responsibility of Tenant to notify Lender of such events.

         3. If Lender so elects, Lender may at any time after a default in the obligations of Tenant to Lender enter the premises covered by the Lease and remove any Collateral therein after giving Landlord at least five (5) days advance notice of entry. But if Lender fails to enter the premises and remove the Collateral before the expiration of thirty (30) days after receipt of notice that Tenant has vacated the leased premises and/or that the Lease has terminated or expired, all Collateral in the leased premises shall, at the option of Landlord, be considered abandoned and Lender shall be deemed to have relinquished any rights in such Collateral. It is understood and agreed, however, that Landlord shall not be obligated to give Lender such notice. Any removal of Collateral from the leased premises by Lender must be accomplished in a good and workmanlike manner so as not to damage the improvements or other property covered by the Lease. Lender agrees to indemnify and hold Landlord harmless from any loss, costs (including reasonable attorneys' fees) or liability incurred because of any entry by Lender into the leased premises or because of Lender's removal of the Collateral from the leased premises.

         4. Notwithstanding that any part of Collateral may be bolted to or otherwise firmly affixed to real property improvements covered by the Lease, and notwithstanding that Lender may file one or more financing statements as "fixture filings" to perfect Lender's interest in the Collateral against others claiming through or under Tenant, the Collateral shall constitute personal property. If, however, the Collateral is so firmly affixed to real property improvements covered by the Lease that the removal of the Collateral will result in significant damage to the real property improvements, Landlord may require, as a condition to any entry or removal of the Collateral pursuant to the preceding paragraph or otherwise, that Lender provide security (in the form of a letter of credit or cash deposit) reasonably acceptable to Landlord for Lender's obligation to indemnify Landlord for loss, cost or liability resulting from Lender's removal of the Collateral as provided in the preceding paragraph.

         5. Any notice or document required or permitted to be delivered under this agreement must be in writing and will be deemed to be delivered
    - whether actually received or not - upon first attempted delivery if postmarked by the U. S. Postal Service, postage prepaid, registered or certified mail, return receipt requested, or sent by courier or Express Mail where evidence of delivery is retained, addressed to the parties at their respective addresses as set out opposite their signatures below, or at such other address as they specify by written notice delivered in accordance with this Paragraph.

         6. Nothing herein contained shall be construed as a guaranty by Landlord or to otherwise make Landlord responsible for any debts or obligations of Tenant to Lender with respect to the Collateral or otherwise.

         7. To facilitate execution, this agreement may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of this agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

         8. This agreement can only be modified in writing, signed by the party against whom the modification is to be enforced.


                                  Exhibit I - Page 2

    IN WITNESS WHEREOF, the undersigned have caused this Landlord's Lien Subordination to be executed as of the day and year first above written.

LANDLORD:                              NOTICE ADDRESS FOR LANDLORD:

BNP LEASING CORPORATION
                                       BNP Leasing Corporation
                                       c/o Banque Nationale de Paris
                                       180 Montgomery Street
                                       San Francisco, California 94104
By:                                    Attention:______________________
    -------------------------
   Name:                               (Phone:_________________________)
        ---------------------
   Title:
         --------------------


                                  Exhibit I - Page 3

TENANT:                                NOTICE ADDRESS FOR TENANT:

CHIRON CORPORATION
                                       Chiron Corporation
                                       Attn: Corporate Secretary
                                       4560 Horton Street
By:                                    Emeryville, CA 94608-2916
    -------------------------
   Name:                               Attention:______________________
         --------------------
   Title:                              (Phone:_________________________)
          -------------------


                                  Exhibit I - Page 4

LENDER:                                NOTICE ADDRESS FOR LENDER:

                                       ___________________________________
                                       ___________________________________

                                       ___________________________________

By:                                    ___________________________________
    -------------------------
  Name:                                Attention:_________________________
        ---------------------
  Title:                               (Phone:____________________________)
         --------------------


                                  Exhibit I - Page 5

                                       ANNEX 1

[DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH CHIRON REQUESTS BNPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE ANY AGREEMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]

REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.


                                  Exhibit I - Page 6

ASSESSOR'S PARCEL NO. 049-1041-060


                                  Exhibit I - Page 7

                                       ANNEX 2


[DRAFTING NOTE: THIS ANNEX 2 SHOULD BE COMPLETED WITH A DESCRIPTION OF THE LENDER'S COLLATERAL. THE DESCRIPTION SHOULD BE AS SPECIFIC AS POSSIBLE. THE DESCRIPTION SHOULD NOT BE SO BROAD AS TO COVER "PROPERTY" OF BNPLC; IT SHOULD COVER ONLY PROPERTY OWNED BY OR LEASED BY LENDER TO CHIRON. THUS, A DESCRIPTION SUCH AS "ALL PERSONAL PROPERTY AND FIXTURES" IN THE LEASED PREMISES WILL GENERALLY NOT BE ACCEPTABLE.]


                                  Exhibit I - Page 8

                                      EXHIBIT J


                  NOTICE OF REQUEST REQUIRING AN EXPEDITED RESPONSE


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Katherine Wolfe

    Re: Lease Agreement dated June 28, 1996, between Chiron Corporation, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

    Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. Chiron asks for an EXPEDITED RESPONSE to the following request, which is a request made by Chiron pursuant to subparagraph 7.(b) of the Lease:

    [INSERT HERE A DESCRIPTION OF THE ACTION REQUESTED - E.G., "PLEASE EXECUTE THE ENCLOSED APPLICATION FOR BUILDING PERMIT REQUIRED BY THE CITY OF EMERYVILLE IN CONNECTION WITH CONSTRUCTION OF CERTAIN IMPROVEMENTS WHICH ARE PART OF THE INITIAL CONSTRUCTION PROJECT."]

PLEASE NOTE: SUBPARAGRAPH 7.(B) OF THE LEASE OBLIGATES BNPLC NOT TO UNREASONABLY REFUSE TO COMPLY WITH THE FOREGOING REQUEST, SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THAT SUBPARAGRAPH. CHIRON HEREBY CERTIFIES TO BNPLC THAT AFTER CAREFUL CONSIDERATION CHIRON BELIEVES THAT ALL SUCH TERMS AND CONDITIONS ARE SATISFIED IN THE CASE OF THE FOREGOING REQUEST, AND CHIRON HEREBY RATIFIES AND CONFIRMS ITS OBLIGATION TO INDEMNIFY BNPLC AGAINST ANY LOSSES BNPLC MAY INCUR OR SUFFER BECAUSE OF ITS COMPLIANCE WITH SUCH REQUEST AS PROVIDED IN SUBPARAGRAPH 5.(C) OF THE LEASE.


As you consider the foregoing request, please understand that Chiron must ask for an expedited request for the following reasons:

    [INSERT HERE A BRIEF DESCRIPTION OF THE NEED FOR AN EXPEDITED RESPONSE - E.G., "TO AVOID CRITICAL PATH DELAYS IN THE CONSTRUCTION CONTEMPLATED BY THE LEASE, CHIRON MUST SUBMIT THE ENCLOSED APPLICATION FOR BUILDING PERMIT TO THE CITY OF EMERYVILLE WITHIN 15 DAYS, AND UNFORTUNATELY THE CITY HAS ONLY RECENTLY INDICATED THAT CHIRON WILL NEED THE SIGNATURE OF BNPLC ON THE APPLICATION."]

For the reasons stated above, Chiron respectfully requests that BNPLC respond to this notice as soon as possible. Although Chiron would appreciate a sooner response, Chiron believes that it would be unreasonable for BNPLC not to respond to this notice on or before:

    [INSERT HERE A REASONABLE DEADLINE FOR THE RESPONSE - BUT IN NO EVENT PRIOR TO 10 BUSINESS DAYS AFTER THE DATE OF THIS NOTICE - TAKING INTO ACCOUNT THE MATERIALS THAT BNPLC WILL HAVE TO REVIEW TO EVALUATE CHIRON'S REQUEST AND THE PARTICULAR REASONS FOR CHIRON'S NEED FOR AN EXPEDITED RESPONSE]

    Executed this _____ day of ______________, 19___.


                                  CHIRON CORPORATION

                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------

cc: BNP Leasing Corporation
    717 North Harwood Street
    Suite 2630
    Dallas, Texas 75201
    Attention:  Lloyd G. Cox

    Clint Shouse
    Thompson & Knight,
    a Professional Corporation
    1700 Pacific Avenue
    Suite 3300
    Dallas, Texas 75201


                                 Exhibit J - Page 2

                                      SCHEDULE 1


                            LIST OF EXISTING PARTICIPANTS

A.   PARTICIPANT:  UNION BANK OF SWITZERLAND, NEW YORK BRANCH
     COUNTRY UNDER WHOSE LAWS PARTICIPANT EXISTS:  Switzerland

     1. ADDRESS FOR NOTICES:

          Union Bank of Switzerland, New York Branch
          299 Park Ave.
          New York, New York 10171
          Attention:  Chris Glockler

          Telephone:  (212) 821-3853
          Facsimile:  (212) 821-3878

     2. OPERATIONS CONTACT:

          Union Bank of Switzerland, New York Branch
          299 Park Ave.
          New York, New York 10171
          Attention:  Mike Petersen

          Telephone:  (212) 821-3230
          Facsimile:  (212) 821-3891

B. PARTICIPANT:  CREDIT SUISSE
   COUNTRY UNDER WHOSE LAWS PARTICIPANT EXISTS:  Switzerland

     1. ADDRESS FOR NOTICES:

          Credit Suisse
          50 California Street
          San Francisco, Ca. 94111
          ATTENTION:     Thomas Clausen
                    Tel No.:  (415) 391-9590
                    Fax No.:  (415) 362-1175

     WITH A COPY TO:

          Greenwich Funding Corporation
          c/o Credit Suisse
          12 East 49th
          New York, NY 10017
          ATTENTION:     Carin Okita
                    Tel No.: (213) 238-5366
                    Fax No.: (213) 238-5332


                                 Schedule 1 - Page 1

     2. OPERATIONS CONTACT:

          Greenwich Funding Corporation
          c/o Credit Suisse
          12 East 49th
          New York, NY 10017

          ATTENTION:     Carin Okita
                    Tel No.: (213) 238-5366
                    Fax No.: (213) 238-5332


                                 Schedule 1 - Page 2

                                      SCHEDULE 2


                            LIST OF DEVELOPMENT CONTRACTS


1. Environmental Impact Report (State Clearinghouse No. 94063005) as certified with findings and a statement of overriding considerations by Resolutions of City Council of Emeryville on August 8, 1995, by Resolution Nos. 95-140 and 95-141, together Mitigation Monitoring and Reporting Program as adopted by Resolution of City Council of Emeryville on August 8, 1995, by Resolution No. 95-141 and by Resolution of the Emeryville Redevelopment Agency on August 8, 1995, by Resolution No. RD 55-95.

2. Emeryville General Plan Amendments as approved by Resolution of City Council of Emeryville on August 8, 1995, by Resolution No. 95-142.

3. Preliminary Development Plan and Emeryville Zoning Ordinance Amendments as approved by Resolution of City Council of Emeryville on August 15, 1995, by Resolution No. 95-006, and as amended June 7, 1996 by a resolution of the City Council.

4. Tentative Map as approved by Resolution of City Council of Emeryville on August 15, 1995, by Resolution No. 95-144.

5. Development Agreement, dated as of September 14, 1995, by and between the City of Emeryville and Chiron Corporation, recorded on January 16, 1996, as Series No. 96-009969, in the Official Records of Alameda County, California, approved by Ordinance of City Council of Emeryville on August 15, 1995, by Ordinance No. 95-007.

6. Participation Agreement dated as of August 8, 1995, by and between the Emeryville Redevelopment Agency and Chiron Corporation, approved by Resolution of City Council of Emeryville on August 8, 1995, by Resolution No. 95-143 and by Resolution of the Emeryville Redevelopment Agency on August 8, 1995, by Resolution No. RD 56-95.


                                 Schedule 2 - Page 1

                                LIST OF DEFINED TERMS







                                FOR AGREEMENTS BETWEEN




                               BNP LEASING CORPORATION


                                         AND


                                  CHIRON CORPORATION










                                 DATED JUNE 28, 1996

                                  TABLE OF CONTENTS
                                                                          PAGE
DEFINED TERM                                                              NUMBER

     ACTIVE NEGLIGENCE.......................................................  1
     ADDITIONAL RENT.........................................................  1
     ADMINISTRATIVE FEE......................................................  1
     ADVANCE DATE............................................................  1
     AFFILIATE...............................................................  1
     APPLICABLE LAWS.........................................................  1
     APPLICABLE PURCHASER....................................................  1
     APPROVED PLANS..........................................................  1
     ATTORNEYS' FEES.........................................................  2
     BANKING RULES CHANGE....................................................  2
     BASE RENT...............................................................  2
     BASE RENT COMMENCEMENT DATE.............................................  2
     BASE RENT DATE..........................................................  3
     BASE RENT PERIOD........................................................  3
     BNPLC...................................................................  4
     BNPLC'S PARENT..........................................................  4
     BREAKAGE COSTS..........................................................  4
     BREAK EVEN PRICE........................................................  4
     BUSINESS DAY............................................................  5
     CAPITAL ADEQUACY CHARGES................................................  5
     CARRYING COSTS..........................................................  5
     CHIRON..................................................................  5
     CHIRON'S PA OBLIGATIONS.................................................  5
     CODE....................................................................  5
     COMMITMENT FEE..........................................................  5
     COMPLETION NOTICE.......................................................  5
     CONSTRUCTION ADVANCES...................................................  5
     CONSTRUCTION ALLOWANCE..................................................  5
     CONSTRUCTION PERIOD.....................................................  5
     CONSTRUCTION PROJECTS...................................................  6
     DEBT....................................................................  6
     DEFAULT.................................................................  6
     DEFAULT RATE............................................................  6
     DEMAND DEADLINE.........................................................  6
     DEPOSIT TAKER...........................................................  7
     DESIGNATED SALE DATE....................................................  7
     DEVELOPMENT CONTRACTS...................................................  8
     EFFECTIVE DATE..........................................................  8
     EFFECTIVE RATE..........................................................  8
     ENVIRONMENTAL CONSULTANT................................................  8
     ENVIRONMENTAL CUTOFF DATE...............................................  8
     ENVIRONMENTAL LAWS......................................................  8
     ENVIRONMENTAL LOSSES....................................................  9
     ENVIRONMENTAL REPORTS...................................................  9
     ERISA................................................................... 11
     ERISA AFFILIATE......................................................... 11
     ERISA TERMINATION EVENT................................................. 11

     ESCROWED PROCEEDS....................................................... 11
     ESTABLISHED MISCONDUCT.................................................. 11
     EUROCURRENCY LIABILITIES................................................ 12
     EURODOLLAR RATE RESERVE PERCENTAGE...................................... 12
     EVENT OF DEFAULT........................................................ 12
     EXCLUDED TAXES.......................................................... 12
     EXISTING PARTICIPATION AGREEMENTS....................................... 12
     FAIR MARKET VALUE....................................................... 12
     FED FUNDS RATE.......................................................... 13
     FUNDING ADVANCES........................................................ 13
     GAAP.................................................................... 13
     GROUND LEASE............................................................ 13
     GUARANTY................................................................ 14
     GUARANTOR............................................................... 14
     HAZARDOUS SUBSTANCE..................................................... 14
     HAZARDOUS SUBSTANCE ACTIVITY............................................ 14
     HAZWOPER REGULATIONS.................................................... 14
     IMPOSITIONS............................................................. 14
     IMPROVEMENTS............................................................ 15
     INDUSTRIAL HYGIENIST.................................................... 15
     INITIAL FUNDING ADVANCE................................................. 15
     INTERESTED PARTY........................................................ 15
     LAND.................................................................... 15
     LEASE................................................................... 15
     LIBOR................................................................... 15
     LIBOR PERIOD ELECTION................................................... 16
     LIEN.................................................................... 16
     LIENS REMOVABLE BY BNPLC................................................ 16
     LIST OF DEFINED TERMS................................................... 17
     LOSSES.................................................................. 17
     MATERIAL ENVIRONMENTAL COMMUNICATION.................................... 17
     MAXIMUM CONSTRUCTION ALLOWANCE.......................................... 17
     OUTSTANDING CONSTRUCTION ALLOWANCE...................................... 17
     PARCEL 7A............................................................... 17
     PARTICIPANT............................................................. 17
     PARTICIPATION AGREEMENTS................................................ 17
     PERMITTED ENCUMBRANCES.................................................. 18
     PERMITTED HAZARDOUS SUBSTANCE USE....................................... 18
     PERMITTED HAZARDOUS SUBSTANCES.......................................... 18
     PERMITTED TRANSFER...................................................... 18
     PERSON.................................................................. 19
     PERSONAL PROPERTY....................................................... 19
     PLAN.................................................................... 19
     POTENTIAL LIEN CLAIMANTS................................................ 19
     PRIME RATE.............................................................. 19
     PROPERTY................................................................ 19
     PURCHASE AGREEMENT...................................................... 19

     PURCHASE DOCUMENTS...................................................... 19
     QUALIFIED PAYMENTS...................................................... 19
     QUALIFIED SECURITIES.................................................... 20
     QUALIFIED RIGHT TO STOCK SALE PROCEEDS.................................. 20
     REAL PROPERTY........................................................... 20
     REMEDIAL WORK........................................................... 20
     RENT.................................................................... 20
     RESIDUAL RISK PERCENTAGE................................................ 20
     RESPONSIBLE FINANCIAL OFFICER........................................... 20
     RESTRICTED FUNDS........................................................ 21
     SCOPE CHANGE............................................................ 21
     SPREAD.................................................................. 21
     STIPULATED LOSS VALUE................................................... 21
     SUBSIDIARY.............................................................. 21
     SUPPLEMENTAL PAYMENT.................................................... 22
     TERM.................................................................... 22
     TRANSACTION EXPENSES.................................................... 22
     UPFRONT FEE............................................................. 22
     UNFUNDED BENEFIT LIABILITIES............................................ 22
     VOTING STOCK............................................................ 22

                                LIST OF DEFINED TERMS

    As used in the documents to which this List of Defined Terms is attached:

    "ACTIVE NEGLIGENCE" of any Person (including BNPLC) means, and is limited to, the negligent conduct on the Property (and not mere omissions) by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage for which Chiron does not carry (and is not obligated by the Lease to carry) insurance. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Property or as a party to the transactions described in the Lease, (2) any negligent failure of any other Interested Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the transactions described in the Lease, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any right or remedy provided in or under the Lease, the Purchase Documents or the Ground Lease.

    "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 4.(c) of the Lease.

    "ADMINISTRATIVE FEE" shall have the meaning assigned to it in subparagraph 4.(f) of the Lease.

    "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with August 1, 1996 and continuing regularly thereafter to and including the Base Rent Commencement Date.

    "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "APPLICABLE LAWS" means any or all of the following, to the extent applicable to Chiron or the Property or the Lease, the Purchase Documents or the Ground Lease: restrictive covenants; zoning ordinances and building codes; flood disaster laws; health, safety and environmental laws and regulations; the Americans with Disabilities Act and other laws pertaining to disabled persons; and other laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions.

    "APPLICABLE PURCHASER" means any third party designated by Chiron to purchase BNPLC's interest in the Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

    "APPROVED PLANS" means: (i) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996, which DTSC has approved for public comment (subject to revision) pursuant to the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California
- - Draft Removal Action Workplan"; (ii) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street Emeryville, California," prepared by Erler & Kalinowski, Inc., dated May 21, 1996, with which the RWQCB concurred pursuant to that letter dated
May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re
"Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County"; (iii) the Voluntary Cleanup Agreement, IN THE
MATTER OF CHIRON CORPORATION, Docket No. HSA-95/96-059, dated April 1, 1996;
(iv) that certain "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion

Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995, with which the Department of Toxic Substances Control ("DTSC") concurred pursuant to that letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) Campus Expansion Properties Located North of 53rd Street in Emeryville, California - Waste Evaluation Unit File #F155 (WEU File #F155)"; (v) that certain "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995, as approved by the RWQCB pursuant to that letter dated March 20, 1995, from Steven R. Ritchie and Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County," and with which the Alameda County Health Care Services Agency, Department of Environmental Health ("ACDEH") concurred pursuant to that letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California"; (vi) a long-term risk management plan that is consistent with the RWQCB's Non-Attainment Area policy and the State Water Quality Control Board's Containment Zone policy and is approved by the RWQCB and the ACDEH; and (vii) any other proposal, plan, workplan, risk assessment, or report approved or required by any regulatory agency with jurisdiction over the Property and which has not been determined to be inadequate by any other governmental authority asserting jurisdiction over the Property.

    "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner of proceeding is brought with respect to the matter for which such fees and expenses were incurred.

    "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the Effective Date (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation applicable to BNPLC, BNPLC's Parent or any Participant, or in the generally accepted interpretation by the institutional lending community of any such law or regulation, or in the interpretation of any such law or regulation asserted by any regulator, court or other governmental authority or
(2) the compliance by BNPLC, BNPLC's Parent or any Participant with any new guideline or new request after the Effective Date from any central bank or other governmental authority (whether or not having the force of law).

    "BASE RENT" means the rent payable by Chiron pursuant to subparagraph 4.(a) of the Lease.

    "BASE RENT COMMENCEMENT DATE" means the earlier of (1) the first Business Day of March, 1999, (2) the first Business Day of the first calendar month to follow by ten days or more BNPLC's receipt of the Completion Notice, or (3) the first Business Day of the first calendar month upon which the then Outstanding Construction Allowance (including any Construction Advance and Carrying Costs added to the Outstanding Construction Advance on that Business Day) shall equal or exceed the Maximum Construction Allowance available under the Lease. For example, if on the first Business Day of December, 1998 construction of the initial Construction Project is continuing, the Outstanding Construction Allowance is $190,000,000 (before adding any Carrying Costs for the preceding month) and the Maximum Construction Allowance is $190,035,118.68 (assuming the Initial Funding Advance is $4,964,881.32), and if Carrying Costs of $1,000,000 would be added to the Outstanding Construction Allowance on such day if the Construction Allowance were not limited to the Maximum Construction Allowance,


                            List of Defined Terms - Page 2
then such day shall be the Base Rent Commencement Date and on such day $35,118.68 will be added to the Outstanding Construction Allowance as Carrying Cost and $964,881.32 will be payable as Base Rent pursuant to subparagraph 4.(b)(i) of the Lease.

    "BASE RENT DATE" means a date upon which Base Rent must be paid under the Lease, all of which dates shall be the first Business Day of a calendar month. The FIRST Base Rent Date shall be determined as follows:

              a) If a LIBOR Period Election of one month is in effect on the Base Rent Commencement Date, then the first Business Day of the FIRST calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

              b) If the LIBOR Period Election in effect on the Base Rent Commencement Date is three months or longer, then the first Business Day of the THIRD calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

Each SUCCESSIVE BASE RENT DATE AFTER THE FIRST BASE RENT DATE shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

    a. If a LIBOR Period Election of one month is in effect on a Base Rent Date, then the first Business Day of the FIRST calendar month following such Base Rent Date shall be the next following Base Rent Date.

    b. If a LIBOR Period Election of three months or longer is in effect on a Base Rent Date, then the first Business Day of the THIRD calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on June 2, 1997 and a LIBOR Period Election of six months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first Business Day of September, 1997, and the second Base Rent Date shall be the first Business Day of December, 1997.

    "BASE RENT PERIOD" means a period for which Base Rent must be paid under the Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date, and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Each Base Rent Period, including the first Base Rent Period, shall end on but not include the first, second, third or fourth Base Rent Date after the Base Rent Date upon which such period began, determined as follows:

    c. If the LIBOR Period Election for a Base Rent Period is one month or three months, then such Base Rent Period shall end on the FIRST Base Rent Date after the Base Rent Date upon which such period began.

    d. If the LIBOR Period Election for a Base Rent Period is six months, then such Base Rent Period shall end on the SECOND Base Rent Date after the Base Rent Date upon which such period began.


                            List of Defined Terms - Page 3

         If the LIBOR Period Election for a Base Rent Period is nine months, then such Base Rent Period shall end on the THIRD Base Rent Date after the Base Rent Date upon which such period began.

         If the LIBOR Period Election for a Base Rent Period is twelve months, then such Base Rent Period shall end on the FOURTH Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

              1) If Chiron makes a LIBOR Period Election of three months for a hypothetical Base Rent Period beginning on the first Business Day in January, 2000, then such Base Rent Period will end on but not the include the first Base Rent Date after it begins; that is, such Base Rent Period will end on the first Business Day in April, 2000, the third calendar month after January, 2000.

              2) If, however, Chiron makes a LIBOR Period Election of six months for the hypothetical Base Rent Period beginning the first Business Day in January, 2000, then such Base Rent Period will end on but not include the second Base Rent Date after it begins; that is, the first Business Day in July, 2000.

    "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

    "BNPLC'S PARENT" means BNPLC's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

    "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by BNPLC's Parent or any Participant, for which BNPLC's Parent or the Participant shall request reimbursement from BNPLC, because of the resulting liquidation or redeployment of deposits or other funds:

         (1) used to make or maintain Funding Advances upon application of a Qualified Payment or upon any sale of the Property pursuant to the Purchase Agreement, if such application or sale occurs on any day other than the last day of a Construction Period or Base Rent Period; or

         (2) reserved to provide a Construction Advance that Chiron requests, but thereafter declines to take for any reason, or that Chiron requests but is not permitted to take because of its failure to satisfy any of the conditions specified in Paragraph 6.(c) of the Lease.

Breakage Costs will include, for example, losses attributable to any decline in LIBOR as of the effective date of any application described in the clause (1) preceding, as compared to LIBOR used to determine the Effective Rate then in effect. Each determination by BNPLC's Parent or the applicable Participant of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

    "BREAK EVEN PRICE" means an amount equal to Stipulated Loss Value outstanding on the Designated Sale Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNPLC under the Purchase Agreement or in connection with collecting sales proceeds due thereunder.


                            List of Defined Terms - Page 4

    "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

    "CAPITAL ADEQUACY CHARGES" means any additional amounts BNPLC's Parent or any Participant requests BNPLC to pay as compensation for an increase in required capital as provided in subparagraph 5.(c)(iii) of the Lease.

    "CARRYING COSTS" means the charges (accruing at a rate equal to the sum of the Effective Rate and the Spread) added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a)(ii) of the Lease.

    "CHIRON" means Chiron Corporation, a Delaware corporation.

    "CHIRON'S PA OBLIGATIONS" means the obligations of Chiron under the Purchase Agreement, including Chiron's obligations for payments required by or in respect of subparagraph 1(a) of the Purchase Agreement and for any damages suffered by BNPLC because of any breach of that subparagraph.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITMENT FEE" shall have the meaning assigned to it in subparagraph 4.(g) of the Lease.

    "COMPLETION NOTICE" means the notice required by subparagraph 6.(e) of the Lease from Chiron to BNPLC, advising BNPLC when construction of the initial Construction Project is substantially complete.

    "CONSTRUCTION ADVANCES" means actual advances of funds made by or on behalf of BNPLC to Chiron pursuant to subparagraph 6.(a) of the Lease for (1) the payment or reimbursement to Chiron of Commitment Fees and Administrative Fees, and (2) costs, fees and expenses incurred to construct Construction Projects, including without limitation hard and soft costs, fees and costs paid in connection with obtaining project approvals including application and processing fees, fees and other payments made pursuant to the Development Contracts and all costs incurred in connection with onsite and offsite Improvements.

    "CONSTRUCTION ALLOWANCE" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided for Construction Projects as more particularly described in Paragraph 6 of the Lease.

    "CONSTRUCTION PERIOD" means each successive period of approximately one (1) month, except that the first Construction Period shall be a shorter period beginning on and including the Effective Date and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the earlier of the Base Rent Commencement Date or the Designated Sale Date.


                            List of Defined Terms - Page 5

    "CONSTRUCTION PROJECTS" include (1) the "initial Construction Project" which means the construction of the improvements described in EXHIBIT C to the Lease and contemplated by any plans, renderings and budgets referenced in such Exhibit, consistent with the uses permitted by the Lease, and (2) "subsequent Construction Projects" which means any other project to be undertaken by Chiron during the Term and in accordance with the Lease for the construction of new buildings or other substantial Improvements or for the alteration of then existing Improvements. Subject to the requirements of Paragraph 6.(b) of the Lease, a Construction Project may involve demolition of then existing Improvements which are no longer needed or which must be removed to accommodate new Improvements. All construction work planned or done contemporaneously shall constitute a single Construction Project for purposes of the Lease, notwithstanding that such work may be done in stages or performed by more than one general contractor. However, it is understood that any number of distinct Construction Projects may be undertaken by Chiron during the Term of (and in accordance with the provisions of) the Lease, and that Construction Projects (including the initial Construction Project) may include offsite and other public improvements required as conditions of governmental approvals for the Construction Projects, environmental remediation and other work, dedications, fees or contributions required by any governmental authority in connection with the Construction Projects.

    Notwithstanding the foregoing, although refinishing, reconfiguring and refitting space or other interior nonstructural alterations within any completed building will be subject to subparagraph 12.(e) of the Lease, it will not for purposes of the Lease constitute a Construction Project if done in manner that is not likely to have any material adverse affect on the value of the Property taken as a whole, unless Chiron expects to receive Construction Advances for the cost thereof.

    "DEBT" of any Person means: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services; (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (v) obligations of such Person, contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a another Person against loss in respect of, indebtedness or obligations of others of the kinds referred to in the preceding clauses (i) through (v);
(vii) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities); and (viii) Unfunded Benefit Liabilities.

    "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

    "DEFAULT RATE" means a floating per annum rate equal to two percent (2%) above the Prime Rate. However, in no event will the "Default Rate" exceed the maximum interest rate permitted by law.


                            List of Defined Terms - Page 6

    "DEMAND DEADLINE" means any date specified in the Guaranty as the date after which no new demand for payment may be made upon the Guarantor pursuant to the Guaranty. As of the Effective Date, the Demand Deadline is December 31, 1999.

    "DEPOSIT TAKER" means any of Banque Nationale de Paris or its Affiliates authorized to take deposits and any of the Participants or their Affiliates authorized to take deposits; provided, an Affiliate of any Participant shall not qualify as a Deposit Taker unless such Participant has guaranteed the return of any Restricted Funds (and interest thereon) which BNPLC may have on deposit with such Affiliate from time to time pursuant to a written guaranty in form and substance approved by Chiron; and, provided further, that any Deposit Taker other than an Affiliate of BNPLC must agree unconditionally (pursuant to an agreement acceptable to Chiron) to remit all interest earned on Restricted Funds deposited with it to BNPLC at least once each calendar quarter, so that BNPLC may itself remit all such interest to Chiron as provided in Paragraph 4 of the Purchase Agreement.

    "DESIGNATED SALE DATE" means the earlier of:

         (1) any Business Day designated as such in a notice given by BNPLC to Chiron after:

              (A) an Event of Default or a breach by Chiron of any of the Purchase Documents (and the expiration of any applicable cure or notice periods which may be expressly provided in the Purchase Documents), including any breach by Chiron of Paragraph 4 of the Purchase Agreement, which concerns Chiron's obligation to deposit Restricted Funds if certain conditions specified in that Paragraph are not satisfied; or

              (B) any failure of Chiron for any reason whatsoever (other than because of a refusal by BNPLC to fund requested Construction Advances in breach of the Lease or when, but for the condition specified in subparagraph 6.(c)(x) of the Lease, such refusal would constitute a breach of the Lease), on the date which is 120 days before any Demand Deadline under the Guaranty, to have (1) caused the initial Construction Project and any subsequent Construction Projects which are commenced prior to such date to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) satisfied the conditions required to obtain with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts;

         (2) any Business Day designated as such in an irrevocable, unconditional notice given by Chiron to BNPLC; provided, the Business Day so designated by Chiron must be no earlier than thirty days after the date of such notice, unless the notice is given as contemplated in subparagraph 17.(b) of the Lease when an Event of Default has occurred and is continuing, in which case the Business Date so designated must be consistent with the requirements for an effective cure as specified in subparagraph 17.(b) of the Lease; or

         (3) the first Business Day of the fifty-second calendar month after the calendar month which includes the Base Rent Commencement Date.


                            List of Defined Terms - Page 7

If BNP sends a notice to Chiron pursuant to the preceding clause (1) properly designating a Designated Sale Date, and Chiron sends a notice to BNP pursuant to the preceding clause (2) properly designating a different Designated Sale Date, the earlier of the two dates so designated shall be the "Designated Sale Date" hereunder regardless of which notice was first sent.

    "DEVELOPMENT CONTRACTS" means the contracts, ordinances and other documents described in SCHEDULE 2 attached to the Lease, as the same may be modified from time to time in accordance with the Ground Lease and the Lease (including modifications authorized pursuant to subparagraphs 7.(b) and 7.(c) of the Lease), and any applications, permits or certificates concerning or affecting the use or development of the Property that may be submitted, issued or executed from time to time as contemplated in such contracts, ordinance and other documents or that BNPLC may hereafter execute, approve or consent to at the request of Chiron.

    "EFFECTIVE DATE" means July 1, 1996.

    "EFFECTIVE RATE" means for each Construction Period and for each Base Rent Period, the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period. If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to Chiron. If for any reason BNPLC determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal any published index or per annum interest rate determined in good faith by BNPLC's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on BNPLC's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by BNPLC of the Effective Rate under this definition shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

    "ENVIRONMENTAL CONSULTANT" means a qualified individual employed by a qualified firm. Individuals shall be deemed qualified if they (i) possess at least five years of experience in performing environmental, engineering and consulting services; (ii) have performed or supervised at least five projects involving remediation of soil contaminated with hazardous substances, including at least one project similar to the Remedial Work; (iii) have all licenses required under applicable law for the Remedial Work; and (iv) have at least a bachelor's degree in the physical sciences or a related field from an accredited college or university. A firm shall be deemed qualified if it is: (i) a nationally recognized, reputable environmental and/or engineering firm in the business of providing professional environmental engineering and consulting services; (ii) has experience and expertise in projects involving the Remedial Work; (iii) maintains policies of insurance which are approved by BNPLC in its reasonable discretion. Erler & Kalinowski, Inc., shall be deemed to be an Environmental Consultant.

    "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon which (i) the Lease terminates, (ii) Chiron surrenders possession of the Property or (iii) Chiron ceases to have any leasehold or other interest in the Property under the Lease or otherwise.


                            List of Defined Terms - Page 8

    "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA").

    "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Interested Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Interested Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this definition, or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Property will be presumed to have occurred prior to the Environmental Cutoff Date unless Chiron establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date. Even if after the Environmental Cutoff Date Losses are incurred by or asserted against a particular Interested Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this definition, or an allegation of any such matter, then such Losses will constitute Environmental Losses.

    "ENVIRONMENTAL REPORTS" means collectively:

         (i) the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Draft Removal Action Workplan";

         (ii) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996;

         (iii) the letter dated June 18, 1996, from Karen M. Toth, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Removal Action Workplan Comments";

         (iv) the letter dated May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re "Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County";


                            List of Defined Terms - Page 9

         (v) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated
    May 21, 1996;

         (vi) that certain "Site Safety and Health Plan for the Chiron Life Sciences Center, Emeryville, California, Phase 1 - Soil Excavation Activities", prepared by James T. Dufour, dated May 15, 1996;

         (vii) the memorandum dated May 2, 1996, from Vera Nelson and Steve Tarantino, Erler & Kalinowski, Inc., to Ric Notini, Chiron, re "Estimated Incremental Costs for Anticipated Environmental Response Activities Phase I Development of Former PG&E Property and Chapman Property Chiron Corporation Emeryville, California (EKI 930028.99)";

         (viii) the letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) campus Expansion Properties Located North of 53rd Street in Emeryville, California
    - Waste Evaluation Unit File #F155 (WEU File #F155)";

         (ix) that Voluntary Cleanup Agreement, IN THE MATTER OF CHIRON CORPORATION, Docket No. HSA-95/96-059, dated April 1, 1996;

         (x) the letter dated September 22, 1995 from Barbara Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Voluntary Cleanup Agreement";

         (xi) "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995;

         (xii) that certain Memorandum to Jerry Hoekwater, Steve Johnson, and Ric Notini of Chiron Corporation, from Michelle King and Vera Nelson of Erler & Kalinowski, Inc., re "Summary of Soil and Groundwater Sampling Analytical Results for the Designated Construction Areas North of 53rd Street, Chiron Corporation, Emeryville, California," dated March 29, 1996;

         (xiii) the letter dated March 20, 1995, from Steven R. Ritchie and Stephen I. Morse, RWQCB, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County";

         (xiv) the letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California";

         (xv) "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995;


                           List of Defined Terms - Page 10

         (xvi) "Preliminary Site Investigation Report Chapman Property, Chiron Corporation, Emeryville, California," prepared by Erler and Kalinowski, Inc., dated January 26, 1994;

         (xvii) the letter dated January 10, 1995 from Ric Notini, Chiron, the Chemical Emergency Planning and Response Commission;

         (xviii) the letter dated October 21, 1993, from Brian P. Oliva, ACDEH, to Harrold B. Chapman, re "Underground Storage Tanks at Chiron Corporation, 4560 Horton Street, Emeryville, CA 94608"; and

         (xix) "Preliminary Site Investigation Report, Chiron Site, Chiron Corporation, Emeryville, California, Volumes I and II" prepared by Erler & Kalinowski, Inc., dated September 8, 1993.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

    "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Chiron's controlled group, or under common control with Chiron, within the meaning of Section 414 of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

    "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a reportable event described in Section 4043(c) of ERISA for which any penalty or notice thereof has not been waived pursuant to regulations, rulings, or notices issued by the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA (other than in connection with a standard termination of a fully funded Plan pursuant to Section 4041 of ERISA), or (iii) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (iv) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

    "ESCROWED PROCEEDS" means any proceeds that are received by BNPLC from time to time during the Term (and any interest earned thereon), which BNPLC is holding for the purposes specified in the next sentence, from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, in determining the amount of "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by BNPLC to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by BNPLC (A) pursuant to Paragraph 11 of the Lease for the payment to Chiron for the restoration or repair of the Property or (B) for application as a Qualified Payment or as reimbursement of Breakage Costs or other costs incurred in connection with a Qualified Payment. "Escrowed Proceeds" shall not include any proceeds that have been applied as a Qualified Payment or to pay any Breakage Costs or other costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Chiron


                           List of Defined Terms - Page 11
pursuant to Paragraph 11 of the Lease or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, BNPLC shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

    "ESTABLISHED MISCONDUCT" of a Person means, and is limited to: (1) if the Person is bound by the Lease or the Purchase Documents or the Ground Lease, a breach by such Person of the express provisions of the Lease or the Purchase Documents or the Ground Lease that continues beyond any period for cure provided therein, and (2) conduct of such Person or its Affiliates that has been determined to constitute wilful misconduct or Active Negligence in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. Established Misconduct of one Interested Party shall not be attributed to a second Interested Party unless the second Interested Party is an Affiliate of the first. Negligence which does not constitute Active Negligence shall not in any event constitute Established Misconduct. For purposes of this definition, "conduct of a Person" will include the conduct of an employee of that Person, but only to the extent that the employee is acting within the scope of his employment by that Person, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. For purposes of this definition, "conduct of a Person" will also include the conduct of an agent of that Person (such as an independent environmental consultant engaged by that Person), but only to the extent that the agent is, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, (x) acting within the scope of the authority granted to him by such Person, (y) not acting with the consent or approval of or under the direction of Chiron or Chiron's Affiliates, employees or agents, and (z) not acting in good faith to mitigate Losses that such Person may suffer because of a breach by Chiron of the Lease or the Ground Lease.

    "EUROCURRENCY LIABILITIES" shall have the meaning assigned to it in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for BNPLC's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

    "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 17.(a) of the Lease.

    "EXCLUDED TAXES" means (1) all federal, state and local income taxes upon Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees, any interest paid to BNPLC pursuant to subparagraph 4.(h) of the Lease and any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(iii) of the Lease;
(2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by BNPLC to the extent such taxes are offset by a corresponding reduction of BNPLC's income taxes because of BNPLC's deduction of the reimbursed Losses from BNPLC's taxable income or because of any tax credits attributable thereto; (3) taxes imposed by any governmental authority outside the United States of America; and (4) any transfer or change of ownership taxes assessed because of BNPLC's transfer or conveyance to any third party of BNPLC's rights or interests in the Lease, the Purchase Documents, the Ground Lease or the Property, but excluding any such taxes assessed because of any Permitted Transfer. For purposes of this definition, income taxes shall include any income


                           List of Defined Terms - Page 12
taxes (whether or not so designated) imposed under the Code or California Bank and Corporation Tax Law as well as Texas corporate franchise taxes.

    "EXISTING PARTICIPATION AGREEMENTS" means the Participation Agreements dated June 28, 1996 between BNPLC and the Participants listed in SCHEDULE 1 attached to the Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

    "FAIR MARKET VALUE" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that Chiron has fulfilled and can be expected to continue to fulfill its obligations under the Ground Lease; that Chiron has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that Chiron has completed all Construction Projects, the construction of which was commenced prior to the Designated Sale Date; that all such Construction Projects are self-sufficient in the sense that any easements or offsite facilities needed under the Development Contracts or otherwise for the use of the Improvements will be available at no additional cost to the owner of the Improvements; that Chiron has repaired and restored the Property after any damage following fire or other casualty; that Chiron has restored the remainder of the Property after any partial taking by eminent domain; that Chiron has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property, including any assessment liens, but not including Liens Removable by BNPLC; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede development of the Property; that development of the Property will not be hindered or delayed because of the limited availability of utilities or water; that any purchaser paying fair market value for the Property will receive copies of all of Chiron's books and records which are necessary or useful to a future owner's or occupant's use of the Property in the manner permitted by the Lease, including books and records evidencing the testing and validation of the Property for the uses permitted by the Lease; that without undue cost or delay any such purchaser can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that Chiron has cured any title defects affecting the Property other than Liens Removable by BNPLC, all in accordance with the standards and requirements of the Lease [as though the Lease were continuing in force] and the Ground Lease) as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five years or more experience appraising similar properties in northern California.

    "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNPLC's Parent from three Federal funds brokers of recognized standing selected by BNPLC's Parent. All determinations of the Fed Funds Rate by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.

    "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total but in no event exceed $195,000,000) made by BNPLC's Parent or any Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance under the Lease.


                           List of Defined Terms - Page 13

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 16.(a) of the Lease (except for changes concurred in by Chiron's independent public accountants).

    "GROUND LEASE" means the separate Ground Lease dated June 28, 1996 executed by Chiron, as lessor, and BNPLC, as lessee, pursuant to which Chiron is leasing the Land to BNPLC for a term of approximately 341/2 years, as such Ground Lease may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "GUARANTY" means the Guaranty dated June 28, 1996 given by Guarantor to BNPLC, guarantying the obligations of Chiron under the Lease, the Purchase Agreement and the Ground Lease, as such Guaranty may be extended, supplemented, amended, restated or otherwise modified from time to time with the consent of BNPLC.

    "GUARANTOR" means Ciba-Geigy, Ltd., the largest shareholder of Chiron as of the Effective Date, and any successor of Ciba-Geigy through merger.

    "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

    "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Property, including the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Property and any resulting residual Hazardous Substance contamination in, on or under the Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Property that would cause the Property or the owner or operator thereof to be in violation of, or that would subject the Property to any remedial obligations under, any Environmental Laws, including CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property.


                           List of Defined Terms - Page 14

    "HAZWOPER REGULATIONS" means the requirements set forth in Section 5192 of title 8 of the California Code of Regulations and Section 1910.120 of title 29 of the Code of Federal Regulations, and any other applicable standards for protecting the health and safety of workers conducting operations at hazardous waste sites.

    "IMPOSITIONS" means all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to the Lease or which are imposed upon BNPLC or the Property because of the ownership, leasing, occupancy, sale or operation of the Property, or any part thereof or interest therein, or relating to or required to be paid by the Ground Lease or any of the Permitted Encumbrances or the Development Contracts, excluding only Excluded Taxes. "IMPOSITIONS" shall include real estate taxes imposed because of a change of use or ownership of the Property on or prior to the date of any sale by BNPLC pursuant to the Purchase Agreement.

    "IMPROVEMENTS" shall have the meaning assigned to it in the Ground Lease, and will include not only existing improvements to the Land as of the Effective Date, if any, but also any new improvements or changes to existing improvements made by Chiron. Accordingly, any and all new improvements made to the Property by Chiron using the Construction Allowance as contemplated in the Lease shall constitute Improvements as that term is used in the documents to which these definitions are attached.

    "INDUSTRIAL HYGIENIST" means an industrial hygienist certified by the American Board of Industrial Hygiene who is experienced with required and appropriate health and safety standards and good industrial hygiene practice related to operations at hazardous waste sites.

    "INITIAL FUNDING ADVANCE" means the advance of $4,964,881.32 made by BNPLC's Parent (directly or through one or more of its Affiliates) and/or Participants to or on behalf of BNPLC on or prior to the Effective Date to cover the cost of BNPLC's acquisition of the Property and certain Transaction Expenses.

    "INTERESTED PARTY" means each of (1) BNPLC, its Affiliates and its successors and assigns as to the Property or any part thereof or any interest therein, (2) BNPLC's Parent, and (3) the Participants and their permitted successors and assigns under their respective Participation Agreements with BNPLC; provided, however, none of the following shall constitute an Interested
Party: (a) any Person to whom BNPLC may transfer an interest in the Property by a conveyance that is not a Permitted Transfer and others that cannot lawfully claim an interest in the Property except through or under such a transfer by BNPLC, (b) Chiron or any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, or (c) any Applicable Purchaser under the Purchase Agreement and any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from such Applicable Purchaser.

    "LAND" means the land covered by the Ground Lease from time to time. Upon the Effective Date, the Land shall be as described in EXHIBIT A attached to the Ground Lease, the Lease and the Purchase Agreement. However, upon any amendment to the Ground Lease which modifies the land covered thereby, including any such amendment executed by BNPLC and Chiron pursuant to Paragraph 4 of the Ground Lease, the land covered by the Lease and Purchase Agreement shall automatically be so modified.


                           List of Defined Terms - Page 15

    "LEASE" means the Lease Agreement dated June 28, 1996 between BNPLC, as landlord, and Chiron, as tenant, pursuant to which Chiron has agreed to lease BNPLC's interest in the Property, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rent Period, the rate determined by BNPLC's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to BNPLC's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. BNPLC shall instruct BNPLC's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, as the case may be, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by BNPLC's Parent) Stipulated Loss Value on the first day of such period, and (iii) for a time equal or comparable to the length of such period. If BNPLC's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason BNPLC's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, or if BNPLC's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for BNPLC, BNPLC's Parent or any Participant to provide or maintain Funding Advances during any Construction Period or Base Rent Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.

    "LIBOR PERIOD ELECTION" for any Base Rent Period means a period of one month, three months, six months, nine months or twelve months as designated by Chiron at least ten Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of EXHIBIT H attached to the Lease. (For purposes of the Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on (1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any Libor Period Election so designated by Chiron shall remain in effect for the entire Base Rent Period specified in Chiron's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the foregoing, however: (1) Chiron shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) for any Base Rent Period which will end on or after the first Business Day in October, 1999, the only LIBOR Period Election permitted shall be one month if for any reason whatsoever Chiron shall not, before such period begins, have deposited all Restricted Funds required by Paragraph 4 of the Purchase Agreement or otherwise entered into agreements with BNPLC which will excuse Chiron's obligation to deposit Restricted Funds as contemplated by that Paragraph; and (4) if Chiron fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.


                           List of Defined Terms - Page 16

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of the Lease.

    "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated by the Lease or the Purchase Documents or the Ground Lease, by BNPLC itself, (2) by third parties lawfully claiming through or under BNPLC (which for purposes of the Lease shall include any judgment liens established against the Property because of a judgment rendered against BNPLC and shall also include any liens established against the Property to secure past due Excluded Taxes), or (3) by third parties claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Contracts (regardless of whether claimed through or under BNPLC), (B) the Lease, the Ground Lease, the Purchase Documents or any other document executed by BNPLC contemporaneously with the execution of the Lease, (C) Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC, (D) Liens claimed by Chiron or claimed through or under a conveyance made by Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Ground Lease, Permitted Encumbrances, the Development Contracts or any written request made by Chiron, (F) Liens securing the payment of property taxes or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due Excluded Taxes or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct, or (G) Liens resulting from or arising in connection with any breach by Chiron of the Lease, the Purchase Documents or the Ground Lease.

    "LIST OF DEFINED TERMS" means this List of Defined Terms, which is attached to and made a part of the Lease, the Purchase Agreement and the Ground Lease.

    "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

    "MATERIAL ENVIRONMENTAL COMMUNICATION" means a communication between Chiron or its agents and a regulatory agency or third party, which causes, or potentially could cause (whether by implementation of or response to said communication), a material change in the scope, duration, or nature of the Remedial Work.

    "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $195,000,000, less the Initial Funding Advance.

    "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a)(i) of the Lease.


                           List of Defined Terms - Page 17

    "PARCEL 7A" shall have the meaning assigned to it in subparagraph 4(a) of the Ground Lease.

    "PARTICIPANT" means any Person other than BNPLC's Parent that agrees in writing with BNPLC or another Participant to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease. As of the Effective Date, all Participants are listed in SCHEDULE 1 attached to the Lease, but BNPLC may agree after the Effective Date to share in risks and rewards of the Lease, the Purchase Documents and the Ground Lease with other Persons approved as Participants in advance by Chiron (which approval shall not be unreasonably withheld for any proposed Participant that is a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 or for any Affiliate of such a bank; provided, that any Participation Agreement between such proposed Participant and BNPLC will be in substantially the same form as the Existing Participation Agreements).

    "PARTICIPATION AGREEMENTS" means Participation Agreements between BNPLC and one or more third parties, pursuant to which the third party or parties become Participants by agreeing to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

    "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in EXHIBIT B attached to the Lease,
(ii) any easement agreement or other document affecting title to the Property executed by BNPLC at the request of or with the consent of Chiron, and (iii) any liens from time to time imposed to secure only ad valorem taxes on the Property which, at the time in question, are not delinquent.

    "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, generation, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, generation, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

         (1) exceed that reasonably required for the construction of Construction Projects permitted by the Lease or for the operation of the Property for the purposes expressly permitted under subparagraph 3.(a) of the Lease; or

         (2) include any disposal, discharge or other release of Hazardous Substances from the Property in any manner that might allow such substances to reach surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or
    (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Chiron that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Property in a manner that requires a RCRA treatment, storage or disposal permit, including a landfill, incinerator or other waste disposal facility.

    "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for Construction Projects expressly permitted by the Lease or for the use of the Property by Chiron


                           List of Defined Terms - Page 18
and its permitted subtenants and assigns for the purposes expressly permitted by subparagraph 3.(a) of the Lease, in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include usual and customary office, laboratory and janitorial products.

    "PERMITTED TRANSFER" means any one or more of the following: (1) the creation or conveyance of rights and interests in favor of the Participants listed in SCHEDULE 1 attached to the Lease pursuant to the terms and conditions of the Existing Participation Agreements; (2) any subsequent assignment or conveyance by BNPLC of any lien or security interest against the Property (in contrast to a conveyance of BNPLC's leasehold estate under the Ground Lease) or of any interest in Rent, payments required by or under the Purchase Documents, payments required by or under the Ground Lease or payments to be generated from the Property after the Term, to any present or future Participant or to any Affiliate of BNPLC, provided that such subsequent assignment or conveyance is made expressly subject to the rights of Chiron under the Ground Lease, the Lease and the Purchase Documents; (3) any agreement to exercise or refrain from exercising rights or remedies under the Lease or the Purchase Documents made by BNPLC with any present or future Participant or Affiliate of BNPLC; (4) any assignment or conveyance by BNPLC requested by Chiron or required by any Permitted Encumbrance, by Development Contracts, by the Purchase Documents or by Applicable Laws; or (5) any assignment or conveyance by BNPLC when an Event of Default shall have occurred and be continuing or after the Designated Sale Date.

    "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

    "PERSONAL PROPERTY" shall have the meaning assigned to it on page 2 of the Lease.

    "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by Chiron or any Subsidiary for employees of Chiron or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Chiron or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

    "POTENTIAL LIEN CLAIMANTS" means general contractors or other parties who have filed a statutory Preliminary Notice to preserve their right to a mechanic's or materialman's lien against the Property in connection with any Construction Project.

    "PRIME RATE" means the prime interest rate or equivalent charged by BNPLC's Parent in the United States of America as announced or published by BNPLC's Parent from time to time, which need not be the lowest interest rate charged by BNPLC's Parent. If for any reason BNPLC's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by BNPLC shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the Effective Date without notice to Chiron as of the effective time of each change in rates described in this definition.

    "PROPERTY" means the Personal Property and the Real Property, collectively.


                           List of Defined Terms - Page 19

    "PURCHASE AGREEMENT" means the Purchase Agreement dated June 28, 1996 between BNPLC and Chiron pursuant to which Chiron has agreed to purchase or to arrange for the purchase by a third party of BNPLC's interest in the Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

    "PURCHASE DOCUMENTS" means collectively (1) the Purchase Agreement, (2) from and after they are executed, Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement) and (3) the Memorandum of Purchase Agreement executed by BNPLC and Chiron as of the Effective Date and recorded to provide notice of the Purchase Agreement.

    "QUALIFIED PAYMENTS" means all payments received by BNPLC from time to time during the Term from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, that (x) in determining the amount of "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by BNPLC with respect to the collection or application of such payments, (y) "Qualified Payments" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Payments" shall not include any payments received by BNPLC that BNPLC has paid to Chiron for the restoration or repair of the Property or that BNPLC is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by BNPLC as of any date, payments described in the preceding clauses
(1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by BNPLC as provided in subparagraph 11.(c) of the Lease.

    "QUALIFIED SECURITIES" means unencumbered marketable securities that have an aggregate value of no less than Stipulated Loss Value and that when pledged to secure Chiron's PA Obligations as provided in Paragraph 4 of the Purchase Agreement have a maturity of three years or less and that evidence obligations of the United States of America or another governmental or corporate obligor meeting any criteria specified for such obligor in the Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement).

    "QUALIFIED RIGHT TO STOCK SALE PROCEEDS" means an unencumbered assignable contractual right of Chiron, established by agreements in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion, to receive from Guarantor no less than $205,000,0000 in cash proceeds from the issuance or sale of Chiron's stock to Guarantor. It is understood that although agreements may exist between Chiron and Guarantor as of the Effective Date which would obligate Guarantor to purchase Chiron's stock for more than $205,000,000, such agreements have not been reviewed or approved by BNPLC or Participants, and therefore prior to any such approval after the Effective Date, such existing agreements cannot establish rights which would qualify under this definition.

    "REAL PROPERTY" shall have the meaning assigned to it on page 1 of the Lease.


                           List of Defined Terms - Page 20

    "REMEDIAL WORK" means any investigation, monitoring, clean-up, containment, remediation, removal, payment of response costs, or restoration work and the preparation and implementation of any closure, remedial or other required plans that any governmental agency or political subdivision requires or approves (or could reasonably be expected to require if it was aware of all relevant circumstances concerning the Property), whether by judicial order or otherwise, because of the presence of or suspected presence of Hazardous Substances in, on, under or about the Property or because of any Hazardous Substance Activity. Without limiting the generality of the foregoing, Remedial Work also means any obligations imposed upon or undertaken by Chiron pursuant to the Approved Plans or any recommendations or proposals made therein.

    "RENT" means the Base Rent and all Additional Rent.

    "RESIDUAL RISK PERCENTAGE" means the fifteen percent (15%).

    "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Chiron.

    "RESTRICTED FUNDS" shall have the meaning assigned to it in Paragraph 4 of the Purchase Agreement.

    "SCOPE CHANGE" means a change to a Construction Project that, if implemented, will make the quality, function or capacity of the Improvements affected by such Construction Project "materially different" (as defined below in this paragraph) than as described or inferred by plans and other items submitted to BNPLC by Chiron as described in subparagraph 6.(b)(i) of the Lease. Notwithstanding the foregoing, "Scope Change" shall not include refinement, correction and detailing of plans or other items submitted to BNPLC by Chiron. As used in this definition, a "material difference" means a difference that (a) could (after completion of the applicable Construction Project and the funding of any Construction Advances required in connection therewith) significantly reduce any excess of the market value of the Property over Stipulated Loss Value or significantly increase any excess of Stipulated Loss Value over the market value of the Property, or (b) will change the general character of the Improvements from that needed to accommodate the uses permitted by subparagraph 3.(a).

    "SPREAD" means (1) on any date before construction of the initial Construction Project is complete, .25% (twenty-five basis points), and (2) on any date after construction of the initial Construction Project is complete,
 .20% (twenty basis points); provided, however, after any Demand Deadline, the "Spread" on any date will depend upon the rating by Standard and Poor's Corporation or the rating by Moody's Investor Service, Inc. (whichever rating is higher) of Chiron's senior, unsubordinated, unsecured debt on that date, such computation to be as follows:

    Rating                                  Spread
    --------------------------              -----------------------
    AA- or Aa3 or higher                    .20% (20 basis points)
    A+ or A1                                .25% (25 basis points)
    A or A2                                 .275% (27.5 basis points)
    A- or A3                                .30% (30 basis points)
    BBB+ or Baa1                            .35% (35 basis points)
    BBB or Baa2                             .375% (37.5 basis points)
    lower than BBB and Baa2, or not rated   .50% (50 basis points)

For purposes of this definition, the initial Construction Project shall not be deemed complete until Chiron shall have (1) caused the initial Construction Project to have been completed in a good and workmanlike manner, substantially


                           List of Defined Terms - Page 21
in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) obtained with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts.

    "STIPULATED LOSS VALUE" as of any date means the amount equal to the sum of the Initial Funding Advance, plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds received by BNPLC and applied as Qualified Payments on or prior to such date. Under no circumstances will any payment of Base Rent or the Upfront Fee, Administrative Fees or Commitment Fees reduce Stipulated Loss Value.

    "SUBSIDIARY" means any corporation of which Chiron and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

    "SUPPLEMENTAL PAYMENT" shall have the meaning assigned to it in subparagraph 1(a)(ii) of the Purchase Agreement.

    "TERM" shall have the meaning assigned to it in Paragraph 1 of the Lease.

    "TRANSACTION EXPENSES" means the costs paid from the Initial Funding
Advance in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents. To the extent that BNPLC does not itself use the entire Initial Funding Advance to acquire the Property or to pay expenses incurred by BNPLC in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Chiron, with the understanding that Chiron shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of expenses incurred by Chiron in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents;
(2) the payment or reimbursement of expenses incurred by Chiron in connection with the initial Construction Project, including the planning, design, engineering and permitting of thereof; (3) the maintenance of the Property; (4) the payment of the Upfront Fee and the first Administrative Fee; or (5) the payment of Rents next due.

    "UPFRONT FEE" shall have the meaning assigned to it in subparagraph 4.(e) of the Lease.

    "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Chiron or any ERISA Affiliate of Chiron under Title IV of ERISA.

    "VOTING STOCK" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                           List of Defined Terms - Page 22